Exhibit 2.1

EXECUTION COPY

UNIT PURCHASE AGREEMENT,

dated as of July 22, 2007,

among

ASA OPCO HOLDINGS, LLC,
as the Company,

ASALLIANCES BIOFUELS, LLC,
as the Seller,

THE SECURITYHOLDERS NAMED HEREIN

and

VERASUN ENERGY CORPORATION,
as Purchaser

TABLE OF CONTENTS

i

Exhibits:

Exhibit A	Debt Payment Allocation
Exhibit B	Escrow Agreement
Exhibit C	Assignments of Limited Liability Company Units
Exhibit D	Noncompetition Agreement
Exhibit E	Registration Rights Agreement

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT, dated as of July 22, 2007 (this “Agreement”), is entered into by and among ASA OPCO HOLDINGS, LLC, a Delaware limited liability company (the “Company”), ASALLIANCES BIOFUELS, LLC, a Delaware limited liability company (the “Seller”), the SECURITYHOLDERS (as defined herein), and VERASUN ENERGY CORPORATION, a South Dakota corporation (“Purchaser”).

WHEREAS, the Company and its Subsidiaries (as defined herein) are engaged in the business of production and distribution of ethanol and distillers grains and in related activities;

WHEREAS, Seller owns all of the outstanding Units (as defined herein) in the Company;

WHEREAS, the Units constitute all of the outstanding Equity Interests (as defined herein) in the Company;

WHEREAS, the Securityholders own all of the outstanding Equity Interests in Seller;

WHEREAS, Purchaser desires to purchase from Seller, and Seller is willing to sell to Purchaser, the Units, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Securityholders desire to induce Purchaser to purchase the Units from Seller;

WHEREAS, capitalized terms used herein without definition have the respective meanings set forth in Article XII;

NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF UNITS; DEBT PAYMENTS

SECTION 1.1.     Purchase and Sale.  Upon the terms and subject to the conditions set forth herein, on the Closing Date, (i) Seller shall sell, transfer and deliver the Units to Purchaser and (ii) Purchaser shall acquire and accept the Units from Seller.

SECTION 1.2.     Purchase Price.  In consideration of the sale, transfer and delivery of the Units, the total “Purchase Price” shall be Seven Hundred Twenty Five Million Dollars ($725,000,000), which amount includes (i) the full amount available under the Bank Credit Agreement of Two Hundred Seventy Five Million Dollars ($275,000,000), whether drawn or undrawn, which Bank Credit Agreement will remain in full force and effect and (ii) the Closing Purchase Price.  On the Closing Date, Purchaser shall pay to Seller and/or its Designated Recipients in accordance with Section 2.2 (i) an aggregate amount in cash equal to Two Hundred Fifty Million Dollars ($250,000,000) minus the aggregate amount of the Subordinated Note Amount and the Bridge Note Amount (such amount, after such calculation, is hereinafter referred to as the “Cash Purchase Price”), and (ii) 13,801,384 shares of Purchaser Common Stock, (the “Common Stock Purchase Price” and collectively with the Cash Purchase Price, the “Closing Purchase Price”).

SECTION 1.3.     Debt Payments.

(a)           In consideration of the repayment, cancellation and termination of the Subordinated Notes, Purchaser shall deliver on the Closing Date to D.E. Shaw Laminar Portfolios, L.L.C. and to the Securityholders (or to the Securityholders’ Representatives on their behalf) in accordance with Section 2.2 who hold the Subordinated Notes an aggregate amount in cash equal to sixty-two million, five hundred thousand dollars ($62,500,000) plus accrued interest on the Subordinated Notes (collectively, the “Subordinated Note Amount”).  The principal portion of the Subordinated Note Amount to be received by D.E. Shaw Laminar Portfolios, L.L.C. and each Securityholder who holds any Subordinated Notes is set forth next to the name of such Person as shown on Exhibit A .

(b)           In consideration of the repayment, cancellation and termination of the Bridge Notes, Purchaser shall deliver on the Closing Date to D.E. Shaw Laminar Portfolios, L.L.C. and to each Securityholder who holds the outstanding Bridge Notes (or to the Securityholders’ Representatives on their behalf) in accordance with Section 2.2, an aggregate amount in cash equal to six million, nine hundred seventy-seven thousand, three hundred two dollars and seventy-five cents ($6,977,302.75) plus any additional amounts drawn prior to Closing and accrued interest on the Bridge Notes (collectively, the “Bridge Note Amount”).  The principal portion of the Bridge Note Amount to be received by D.E. Shaw Laminar Portfolios, L.L.C. and each Securityholder who holds any Bridge Notes is set forth next to the name of such Person as shown on Exhibit A.

SECTION 1.4.     Taxes.  Purchaser and Seller will each bear 50% of the cost of any documentary, stamp, sales and excise or other similar Taxes payable in respect of the sale, transfer or delivery of the Units, and the cancellation and termination of the Subordinated Notes and the Bridge Notes.

SECTION 1.5.     Purchase Price Allocation.  Prior to the Closing, Purchaser and Seller shall negotiate in good faith to agree upon an allocation of the Cash Purchase Price, the Common Stock Purchase Price, the Subordinated Note Amount, the Bridge Note Amount, the amount drawn under the Bank Credit Agreement and any other liabilities of the Company and its Subsidiaries that for Tax purposes are treated as assumed by Purchaser (collectively, the “Tax Purchase Price”) among the assets of the Company and its Subsidiaries.  If the parties reach an agreement on the allocation of the Tax Purchase Price prior to the Closing, (i) Purchaser shall prepare and deliver to Seller copies of Form 8594 and any required exhibits thereto which are consistent in all respects with such agreed allocation (the “Asset Acquisition Statement”) within 30 days of the date of this Agreement, and revised copies of the Asset Acquisition Statement (the “Revised Statements”) from time to time so as to report any matters on the Asset Acquisition Statement that need updating, (ii) the Tax Purchase Price as finally determined shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statements provided by Purchaser to Seller (each as revised to reflect any reasonable comments received from Seller or the Securityholders), and (iii) all income Tax Returns and reports filed by Purchaser, Seller and each Securityholder shall be prepared consistently with such agreed allocation.  If the parties are unable to agree upon an allocation of the Tax Purchase Price prior to the Closing, each party may prepare its own allocation of the Tax Purchase Price, and there shall be no further obligation of either party under this Section 1.5.

ARTICLE II
CLOSING

SECTION 2.1.     Closing.  The closing of the purchase and sale of the Units pursuant to this Agreement (the “Closing”) shall take place at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201 at 9:00 a.m., Dallas, Texas time, on August 22, 2007, or, if the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement set forth in Articles VIII and IX are not satisfied or waived on such date (other than any conditions to be satisfied through the making of payments or the delivery of documents at the Closing, but subject to satisfaction of those conditions), as soon as practicable after the satisfaction or waiver of such conditions (but in no event more than two Business Days thereafter), or at such other time and date as the parties may agree (the “Closing Date”).

SECTION 2.2.     Payments.  At the Closing, Purchaser shall pay (a) the Cash Purchase Price (less the Escrow Amount) to Seller by wire transfer of immediately available funds (to such accounts as Seller shall have specified to Purchaser at least 48 hours prior to the Closing), (b) the Subordinated Note Amount and the Bridge Note Amount to the Securityholders or the Securityholders’ Representatives by wire transfer of immediately available funds (to such accounts as Securityholders’ Representatives shall have specified to Purchaser at least 48 hours prior to the Closing), and (c) the Escrow Amount to the Escrow Agent to be held in accordance with an escrow agreement to be entered into with the Escrow Agent in substantially the form as attached hereto as Exhibit B (the “Escrow Agreement”).  In addition, Purchaser shall deliver to Seller, or its Designated Recipient, the number of shares of Purchaser Common Stock set forth in Section 1.2.  Such shares of Purchaser Common Stock (i) shall be in the form of a Purchaser stock certificate or certificates, registered in the name of Seller or the appropriate Designated Recipient, (ii) shall be approved for listing on the New York Stock Exchange (the “NYSE”) and (iii) shall bear a legend as reasonably agreed upon by the parties.  Seller shall notify Purchaser in writing of its Designated Recipients within five Business Days prior to the Closing Date.

SECTION 2.3.     Deliveries to Purchaser.  At the Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser each of the following:

(a)           Assignments of Units, each substantially in the form of Exhibit C (the “Assignment”), duly executed by Seller and an amendment to Schedule A to the LLC Agreement reflecting the transfers contemplated thereby duly executed in accordance with the LLC Agreement (collectively, the “Assignment Documents”);

(b)           reasonably satisfactory evidence of the repayment, cancellation and termination of the Subordinated Notes and the Bridge Notes (collectively, the “Payoff Evidence”);

(c)           the certificates of officers of Seller and the Company referred to in Section 8.3;

(d)           a certificate of the Secretary or an Assistant Secretary of the Company  attesting to (i) the resolutions of the Board of Managers of the Company referred to in Section 8.6 and (ii) the incumbency and signature of each officer of the Company who executed this Agreement;

(e)           a certificate from the Secretary of State of the State of Delaware with respect to the existence and good standing of the Company;

(f)           resignations by all members of the Board of Managers of the Company from their positions as managers of the Company and any of its Subsidiaries (or, if any such resignations have not been obtained, evidence of the removal of such managers);

(g)           the executed Escrow Agreement;

(h)           noncompetition agreements, substantially in the form of Exhibit D attached hereto, executed by the parties set forth on Section 2.3(h) of the Disclosure Schedule (the “Noncompetition Agreements”);

(i)           the executed FIRPTA Certificate; and

(j)           a registration rights agreement, in the form of Exhibit E attached hereto (the “Registration Rights Agreement”), duly executed by the Securityholders.

SECTION 2.4.     Deliveries to Seller and the Securityholders’ Representatives.  At the Closing, Purchaser shall deliver, or shall cause to be delivered, to Seller and the Securityholders’ Representatives each of the following:

(a)           certificates representing all shares of Purchaser Common Stock constituting the Common Stock Purchase Price pursuant to Section 2.2;

(b)           the certificate of an officer of Purchaser referred to in Section 9.3;

(c)           a certificate of the Secretary or an Assistant Secretary of Purchaser attesting to (i) the resolutions of the Board of Directors of Purchaser referred to in Section 9.7 and (ii) the incumbency and signature of each officer of Purchaser who executed this Agreement;

(d)           a certificate from the Secretary of State of the State of South Dakota with respect to the existence and good standing of Purchaser;

(e)           the executed Escrow Agreement; and

(f)           the Registration Rights Agreement, duly executed by Purchaser.

SECTION 2.5.     Proceedings at Closing.  All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

ARTICLE III
SECURITYHOLDERS’ REPRESENTATIVES

SECTION 3.1.     Securityholders’ Representatives.  Each Securityholder, by executing this Agreement, does hereby, for itself and its representatives and successors, irrevocably constitute and appoint Kevin Kuykendall and Tony Lent as its agents and representatives (in such capacity, the “Securityholders’ Representatives”), to take any and all actions required or permitted to be taken by the Securityholders’ Representatives under or in connection with this Agreement, and for the following additional purposes:

(a)           To execute and deliver such consents in connection with this Agreement or any of the transactions contemplated hereby as the Securityholders’ Representatives, in their sole discretion, acting together, determine to be necessary or desirable;

(b)           To enforce and protect the rights and interests of the Securityholders arising out of or under or in any manner relating to this Agreement or any other agreement, document, instrument or certificate relating to the transactions contemplated hereby and, in connection therewith, to assert, institute, investigate, defend, contest, litigate, prosecute and appeal any claim with respect thereto;

(c)           To make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, letters and other writings, and, in general, to do any and all things and to take any and all action that the Securityholders’ Representatives, in their sole discretion, acting together, may consider necessary, proper or convenient in connection with or to carry out the activities described in paragraphs (a) and (b) above; and

(d)           To receive notices and take other actions pursuant to Article XI.

The grant of authority provided for in this Section 3.1:  (i) is coupled with an interest, shall be irrevocable and (to the maximum extent permitted by law) shall survive the bankruptcy or liquidation of any Securityholder and shall be binding on its representatives and successors; and (ii) may be exercised by the Securityholders’ Representatives by signing separately as Securityholders’ Representatives for the applicable Securityholders or, after listing all of the applicable Securityholders executing an instrument, by the signing as Securityholders’ Representatives for all of such Securityholders.  Notwithstanding anything in this Agreement to the contrary, any and all actions of the Securityholders’ Representatives taken pursuant to the authority granted by this Agreement shall be binding upon and/or effective against all Securityholders only if taken and/or executed jointly by each of the Securityholders’ Representatives.

SECTION 3.2.     Engagement of Agents.  In connection with the performance of their responsibilities as Securityholders’ Representatives under this Agreement, the Securityholders’ Representatives shall have the right at any time and from time to time to select and engage, at the cost and expense of the Securityholders, such attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, as the Securityholders’ Representatives determine is necessary or desirable.

SECTION 3.3.     Payment of Expenses.  The Securityholders’ Representatives may invoice to the Securityholders such amount or amounts as they shall determine are necessary to pay all known (or reasonably anticipated) expenses that are required to be paid or borne by the Securityholders pursuant to this Agreement, or are otherwise incurred by the Securityholders’ Representatives in the performance of their duties under this Agreement (including, but not limited to, its own reasonable out-of-pocket expenses) and shall pay all such expenses; provided, however, that in no event shall such amounts exceed $1,000,000, without the prior written consent of a majority of the Securityholders.  Each Securityholder shall deliver to the Securityholders’ Representatives payment of his or its ratable share of the amount of such invoiced amount in accordance with the portion of the Purchase Price payable to each such Securityholder.  Notwithstanding any other provision hereof to the contrary, in no event shall Purchaser or any of its Affiliates (including, after the Closing, the Company and its Affiliates) be responsible for or required to make any payment in respect of any expenses or other amounts (including in respect of any Claims or Losses) owing to the Securityholders’ Representatives.

SECTION 3.4.     Compensation.  Unless otherwise agreed in writing by each of the Securityholders, the Securityholders’ Representatives shall not be entitled to any fee, commission or other compensation for the performance of their services hereunder, but shall be entitled, in accordance with Section 3.3, to the payment of all reasonable expenses incurred by such party in its capacity as Securityholders’ Representatives.

SECTION 3.5.     Exculpation.  In performing their responsibilities under this Agreement or any instruments, agreements or documents relating hereto, and in exercising or failing to exercise all or any of the powers conferred upon the Securityholders’ Representatives hereunder, (i) the Securityholders’ Representatives assume and shall incur no responsibility whatsoever to any Securityholder by reason of any error in judgment or other act or omission performed or omitted hereunder, excepting only responsibility for any act or failure to act that represents gross negligence or willful misconduct, (ii) the Securityholders’ Representatives shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Securityholders’ Representatives pursuant to such advice shall in no event subject the Securityholders’ Representatives to liability to any Securityholder, and (iii) each Securityholder hereby, jointly and severally, indemnifies and holds harmless the Securityholders’ Representatives from and against any and all Claims and Losses resulting from the Securityholders’ Representatives actions performed pursuant to this Article III.

SECTION 3.6.     Successors; Removal.

(a)           Each Securityholders’ Representative shall have the power to appoint one or more successor Securityholders’ Representative in accordance with this Section 3.6.  A successor Securityholders’ Representative need not be a Securityholder.  Any successor Securityholders’ Representative shall have all of the authority and responsibilities conferred upon or delegated to the Securityholders’ Representatives pursuant to this Article III.

(b)           A Securityholders’ Representative may be removed at any time pursuant to a written instrument executed by all of the Securityholders originally appointing such Securityholders’ Representative as set forth in Section 3.1 of this Agreement.

(c)           If a Securityholders’ Representative has been removed or is unable or unavailable to perform the duties hereunder, or a Securityholders’ Representative shall have resigned without appointing a successor Securityholders’ Representative, a successor Securityholders’ Representative shall be appointed by the mutual agreement of Securityholders representing at least two-thirds of the Equity Interests in the Company.  In the event that the applicable Securityholders fail to agree upon a successor Securityholders’ Representative within 30 days of the removal, resignation or other termination of a Securityholders’ Representative, a successor Securityholders’ Representative shall be appointed by American Capital.

SECTION 3.7.     Survival.  All of the immunities and powers granted to the Securityholders’ Representatives under this Agreement shall survive the Closing and continue thereafter in full force and effect.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE SECURITYHOLDERS AND SELLER

SECTION 4.1.     Securityholders.  Each of the Securityholders hereby, severally, but not jointly, represents and warrants to Purchaser that, on and as of the date of this Agreement and on and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, then only as of such date or with respect to such period), except as set forth in the Disclosure Schedule (the “Disclosure Schedule”):

(a)           Organization; Power and Authority.  Such Securityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.  Such Securityholder has all requisite power and authority to own the Seller Units and conduct all necessary and appropriate activities relating thereto.

(b)           Authorization; Execution and Validity.  Such Securityholder has all requisite power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by such Securityholder, the performance by such Securityholder of its obligations hereunder and the consummation by such Securityholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Securityholder. This Agreement has been duly and validly executed and delivered by such Securityholder and constitutes a valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms, subject to the Enforceability Exceptions.

(c)           Absence of Conflicts.  The execution and delivery by such Securityholder of this Agreement, the performance by such Securityholder of its obligations hereunder and the consummation by such Securityholder of the transactions contemplated hereby will not (i) result in any violation or breach of any provision of the Organizational Documents of such Securityholder, (ii) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which such Securityholder is a party or by which its properties or assets are bound, (iii) assuming that the filings and Consents referred to in Section 4.1(d) are made or obtained, result in any violation of any Law or any Order applicable to such Securityholder or its properties or assets or (iv) result in the creation of, or impose on such Securityholder any obligation to create, any Lien upon the Units, except for any of the matters referred to in clauses (ii) or (iii) above which would not reasonably be expected, individually or in the aggregate, to prevent, impede or otherwise affect in any material respect the transactions contemplated by this Agreement.

(d)           Governmental Approvals.  There is no requirement applicable to such Securityholder to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by such Securityholder of this Agreement, the due performance by such Securityholder of its obligations hereunder or the lawful consummation by such Securityholder of the transactions contemplated hereby, except for (i) the filing by or on behalf of the “ultimate parent entity” of the Company of notification with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) under the HSR Act and the expiration of the applicable “waiting period” thereunder and (ii) any other requirement which, if not satisfied, would not reasonably be expected, individually or in the aggregate, to prevent, impede or otherwise affect in any material respect the transactions contemplated by this Agreement.

(e)           Title to Notes.  Such Securityholder owns beneficially and of record the aggregate principal amount of Subordinated Notes and Bridge Notes shown as held by it on Exhibit A.  Upon payment of the amounts contemplated by Section 1.3 to such Securityholder, such Subordinated Notes and Bridge Notes will be fully repaid, canceled and terminated and neither the Company nor any of its Subsidiaries shall have any future liability in respect of any Subordinated Notes or Bridge Notes.

(f)           Litigation.  There are no Legal Proceedings pending, or to such Securityholder’s knowledge, threatened against such Securityholder (i) that question the validity of this Agreement or any action taken or to be taken by such Securityholder in connection with, or which seek to enjoin or obtain monetary damages in respect of, this Agreement or (ii) that would reasonably be expected, individually or in the aggregate, to adversely affect in any material respect the ability of such Securityholder to perform its obligations under and consummate the transactions contemplated by this Agreement.

(g)           Sophisticated Purchaser; Investment Intent.

(i)     Such Securityholder is an informed sophisticated entity with sufficient knowledge and experience in investment and financial matters and in the energy, ethanol and agricultural commodities industries to be capable of evaluating the risks and merits of such Securityholder’s investment in the Purchaser’s Common Stock.

(ii)    Such Securityholder is receiving the Purchaser’s Common Stock for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.  Such Securityholder has not agreed to transfer the Purchaser’s Common Stock to any other Person or to grant any rights in the Purchaser’s Common Stock to any other Person.

(iii)   Such Securityholder understands that the Purchaser’s Common Stock has not been registered under the Securities Act or the applicable securities or blue sky laws of any State or other jurisdiction and, accordingly, must be held indefinitely unless a subsequent sale or other transfer thereof is registered under the Securities Act and such securities or blue sky laws or is exempt from registration thereunder.

(iv)   Such Securityholder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(v)    Such Securityholder understands that the exemptions from registration under the Securities Act and state securities or blue sky laws relied upon by Purchaser in connection with the issuance of the Purchaser’s Common Stock pursuant to this Agreement are based in part on the matters addressed in this Section 4.1(g).

SECTION 4.2.     Seller.  Seller hereby represents and warrants to Purchaser that, on and as of the date of this Agreement and on and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, then only as of such date or with respect to such period), except as set forth in the Disclosure Schedule:

(a)           Organization; Power and Authority.  Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.  Seller has all requisite power and authority to own the Units and conduct all necessary and appropriate activities relating thereto.

(b)           Authorization; Execution and Validity.  Seller has all requisite power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Seller.  This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the Enforceability Exceptions.

(c)           Absence of Conflicts.  The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby will not (i) result in any violation or breach of any provision of the Organizational Documents of Seller, (ii) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which Seller is a party or by which its properties or assets are bound, (iii) assuming that the filings and Consents referred to in Section 4.2(d) are made or obtained, result in any violation of any Law or any Order applicable to Seller or its properties or assets or (iv) result in the creation of, or impose on Seller any obligation to create, any Lien upon the Units, except for any of the matters referred to in clauses (ii) or (iii) above which would not reasonably be expected, individually or in the aggregate, to prevent, impede or otherwise affect in any material respect the transactions contemplated by this Agreement.

(d)           Governmental Approvals.  There is no requirement applicable to Seller to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by Seller of this Agreement, the due performance by Seller of its obligations hereunder or the lawful consummation by Seller of the transactions contemplated hereby, except for (i) the filing by or on behalf of the “ultimate parent entity” of the Company of notification with the FTC and the Antitrust Division of the DOJ under the HSR Act and the expiration of the applicable “waiting period” thereunder and (ii) any other requirement which, if not satisfied, would not reasonably be expected, individually or in the aggregate, to prevent, impede or otherwise affect in any material respect the transactions contemplated by this Agreement.

(e)           Title to Units.  Seller owns beneficially and of record, and has good and valid title to the Units.  Upon the sale, transfer and delivery of the Units to Purchaser pursuant to this Agreement, Purchaser will acquire all interests of Seller in and to the Units, free and clear of any Liens, other than (i) Liens imposed on the Units as a result of actions taken by Purchaser or (ii) restrictions on transfer of the Units under federal and state securities laws as a result of the fact that the Units have not been registered or qualified for transfer under such laws.  Other than this Agreement and the LLC Agreement, such Units are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Units.

(f)           Litigation.  There are no Legal Proceedings pending or, to Seller’s knowledge, threatened against Seller (i) that question the validity of this Agreement or any action taken or to be taken by Seller  in connection with, or which seek to enjoin or obtain monetary damages in respect of, this Agreement or (ii) that would reasonably be expected, individually or in the aggregate, to adversely affect in any material respect the ability of Seller to perform its obligations under and consummate the transactions contemplated by this Agreement.

(g)           Fees.  Except for fees to be paid by Seller or, prior to Closing, the Company to UBS Securities LLC and Lehman Brothers Inc., Seller has not, and neither the Company nor any of its Subsidiaries has on Seller’s behalf, paid or become obligated to pay any fee or commission to any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement for which Purchaser or the Company will have any liability or responsibility whatsoever.

(h)           Sophisticated Purchaser; Investment Intent.

(i)      Seller is an informed sophisticated entity with sufficient knowledge and experience in investment and financial matters and in the energy, ethanol and agricultural commodities industries to be capable of evaluating the risks and merits of Seller’s investment in the Purchaser’s Common Stock.

(ii)     Seller is receiving the Purchaser’s Common Stock for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.  Seller has not agreed to transfer the Purchaser’s Common Stock to any other Person or to grant any rights in the Purchaser’s Common Stock to any other Person.

(iii)    Seller understands that the Purchaser’s Common Stock has not been registered under the Securities Act or the applicable securities or blue sky laws of any State or other jurisdiction and, accordingly, must be held indefinitely unless a subsequent sale or other transfer thereof is registered under the Securities Act and such securities or blue sky laws or is exempt from registration thereunder.

(iv)    Seller is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(v)     Seller understands that the exemptions from registration under the Securities Act and state securities or blue sky laws relied upon by Purchaser in connection with the issuance of the Purchaser’s Common Stock pursuant to this Agreement are based in part on the matters addressed in this Section 4.2(h).

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

The Company hereby represents and warrants to Purchaser that, on and as of the date of this Agreement and on and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, then only as of such date or with respect to such period), except as set forth in the Disclosure Schedule:

SECTION 5.1.     Organization; Power and Authority.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and is in good standing in each jurisdiction in which such qualification is required by Law, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.  The Company has all requisite limited liability company power and authority to own, lease and operate its assets and properties and conduct its businesses and operations as presently being conducted.  The Company has furnished or made available to Purchaser correct and complete copies of the Organizational Documents of the Company.

SECTION 5.2.     Authorization; Execution and Validity.  The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and perform its obligations hereunder.  The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly and validly authorized by all necessary limited liability company action on the part of the Company.  This Agreement has been duly and validly executed and delivered by the Company and (to the extent it relates to actions to be taken or covenants to be performed prior to or at Closing) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

SECTION 5.3.     Absence of Conflicts.  The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not (i) result in any violation or breach of or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to any increased, additional, accelerated or guaranteed rights or entitlements of any Person under, any provision of the Organizational Documents of the Company or any of its Subsidiaries, (ii) assuming that the Consents referred to in Section 5.3 of the Disclosure Schedule are made or obtained, result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which the Company or any of its Subsidiaries is a party or by which its or their respective properties or assets are bound, (iii) assuming that the filings and Consents referred to in Sections 5.3 of the Disclosure Schedule and in Section 5.4 are made or obtained, result in any violation in any material respect of any Law or any Order applicable to the Company or any of its Subsidiaries or its or their respective properties or assets or (iv) result in the creation of, or impose on the Company or any of its Subsidiaries any obligation to create, any Lien upon any properties or assets of the Company or any of its Subsidiaries.

SECTION 5.4.    Governmental Approvals.  There is no requirement applicable to the Company or any of its Subsidiaries to obtain any material Consent of, or to make or effect any material declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Company of this Agreement, the due performance by the Company of its obligations hereunder or the lawful consummation of the transactions contemplated hereby, except for the filing by or on behalf of the “ultimate parent entity” of the Company of notification with the FTC and DOJ under the HSR Act and the expiration of the applicable “waiting period” thereunder.

SECTION 5.5.    Capitalization of the Company.  The Units are uncertificated securities that constitute all of the issued and outstanding Equity Interests in the Company and there are no Equity Interests in the Company reserved for issuance.  The Units have been duly authorized by all necessary limited liability company action on the part of the Company, have been validly issued and are not subject to any future capital calls (other than as provided in the Organizational Documents of the Company or under applicable Law).  The limited liability company records of the Company reflect that all of the Units are owned of record by Seller.  None of the Units are subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Limited Liability Company Act, the Organizational Documents of the Company or any Contract to which the Company is a party or otherwise bound.  There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Units may vote (“Voting Company Debt”).  Except as set forth in Section 5.5 of the Disclosure Schedule, there are no outstanding options, warrants, calls, rights, convertible or exchangeable securities or other Contracts, commitments or arrangements of any character (i) pursuant to which the Company or any Company Subsidiary is or may be obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any issued or unissued Equity Interests in, or any security convertible or exercisable for or exchangeable into any Equity Interest in, the Company or any Voting Company Debt, (ii) obligating the Company or any Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Units.  As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Equity Interests in the Company or any Subsidiary.

SECTION 5.6.    Financial Statements.  Attached as Section 5.6 of the Disclosure Schedule are (i) the audited combined consolidated balance sheets of the Company and its consolidated subsidiaries as of December 31, 2006, together with the related combined consolidated statements of operations, changes in members’ equity and cash flows of the Company and its consolidated subsidiaries for the years then ended (collectively, the “Company Audited Financial Statements”), in each case accompanied by the report of the Company’s independent public accountants with respect thereto, and (ii) the unaudited combined consolidated balance sheet of the Company and its consolidated subsidiaries as of March 31, 2007 (the “Company Latest Balance Sheet”), together with the related unaudited combined consolidated statement of operations, changes in members’ equity and cash flows of the Company and its consolidated subsidiaries for the three-month period then ended (the “Company Unaudited Financial Statements” and, together with the Company Audited Financial Statements, the “Company Financial Statements”).  The Company Financial Statements fairly present in all material respects the combined consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the combined consolidated results of operations, changes in members’ equity and cash flows of the Company and its consolidated subsidiaries for the periods presented, in accordance with GAAP consistently applied, subject, in the case of the Company Unaudited Financial Statements, to (i) the absence of footnotes and normal, recurring year-end audit adjustments, none of which, individually or in the aggregate, are material and (ii) the other exceptions set forth in Section 5.6 of the Disclosure Schedule.

SECTION 5.7.     Liabilities.  The Company and its Subsidiaries have no liabilities or obligations of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities or obligations (i) reflected or reserved against in the Company Latest Balance Sheet or described in the notes thereto, (ii) incurred by the Company or its Subsidiaries in the Ordinary Course of Business after the date of the Company Latest Balance Sheet and not in violation of this Agreement or (iii) described in Section 5.7 of the Disclosure Schedule.  The Company and its subsidiaries do not have any material off balance sheet liabilities.  No representation or warranty is made in this Section 5.7 with respect to any liability or obligation relating to (i) labor or employee benefits matters, which are addressed exclusively in Sections 5.16 and 5.17, (ii) Taxes, which are addressed exclusively in Section 5.18 or (iii) Permits, compliance with Laws or Environmental Laws, which are addressed exclusively in Sections 5.19 and 5.20.

SECTION 5.8.    Absence of Certain Changes.  Except as set forth in Section 5.8 of the Disclosure Schedule, since the date of the Company Latest Balance Sheet, there has not been:

(a)           any event, occurrence or development which has had or would reasonably be expected to have a Company Material Adverse Effect;

(b)           (i) any injury or death to any employee of the Company or any of its Subsidiaries working on any property or facility owned or leased by the Company or any of its Subsidiaries, (ii) to the Company’s Knowledge, any injury or death to any contractor of the Company or any of its Subsidiaries working on any property or facility owned or leased by the Company or any of its Subsidiaries, or (iii) any damage, destruction, loss or casualty to any properties or assets of the Company or any of its Subsidiaries, which is material to the businesses or operations of the Company and its Subsidiaries, taken as a whole;

(c)           the creation of any Lien (other than a Permitted Lien) on any material properties or assets of the Company or its Subsidiaries other than in the Ordinary Course of Business;

(d)           the transfer, lease or other disposition of any material properties or assets of the Company or its Subsidiaries, except in the Ordinary Course of Business;

(e)           any material increase in compensation, severance or other employee benefits payable by the Company or any of its Subsidiaries to (i) directors or officers serving as senior vice president or in more senior positions with the Company or any of its Subsidiaries (“Company Senior Officers”), or (ii) those employees of the Company or its Subsidiaries employed at the Company’s headquarters, which are listed in Section 5.8(e) of the Disclosure Schedule;

(f)           any cancellation of any material indebtedness (individually or in the aggregate) or any waiver of any claims or rights of substantial value; or

(g)           any commitment or agreement to do any of the foregoing.

SECTION 5.9.     Subsidiaries; Investments.

(a)           Section 5.9(a) of the Disclosure Schedule sets forth (i) the name of each Subsidiary of the Company, (ii) the jurisdiction of incorporation or formation of each such Subsidiary, (iii) the authorized, issued and outstanding Equity Interests in each such Subsidiary and (iv) the names and ownership interest of the equity holders or holders of Equity Interests in each such Subsidiary.  Except as set forth in Section 5.9(a) of the Disclosure Schedule, the Company does not own, directly or indirectly, or have voting rights with respect to, any capital stock or other Equity Interests in any corporation, partnership or other Person.

(b)           Each Subsidiary of the Company is a limited liability company and is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company power and authority to own, lease and operate its assets and properties and to carry on its businesses as presently conducted. Each Subsidiary of the Company is duly qualified to transact business as a foreign limited liability company and is in good standing in each jurisdiction in which the nature of its activities or the character of the assets and properties that it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.  The Company has furnished or made available to Purchaser correct and complete copies of the Organizational Documents of each Subsidiary of the Company.

(c)           Except as set forth in Section 5.9(c) of the Disclosure Schedule, all of the issued and outstanding Equity Interests in each Subsidiary of the Company (i) have been duly authorized, (ii) are validly issued, (iii) are not subject to any future capital calls (except as provided in the Organizational Documents of such Subsidiary or under applicable Law) and (iv) are owned by the Company, directly or indirectly, free and clear of all Liens, other than Permitted Liens or restrictions on transfer under the Contracts listed in Section 5.9(c) of the Disclosure Schedule and restrictions on transfer of such Equity Interests under federal and state securities laws as a result of the fact that the Equity Interests have not been registered or qualified for transfer under such laws.  None of the Equity Interests of any Subsidiary of the Company are subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Law governing such Subsidiary, the Organizational Documents of such Subsidiary or any Contract to which the Company or such Subsidiary is a party or otherwise bound.  There are not any bonds, debentures, notes or other indebtedness of any Subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Equity Interests in such Subsidiary may vote (“Voting Subsidiary Debt”).  There are no outstanding options, warrants, calls, rights, convertible or exchangeable securities or other Contracts, commitments or arrangements of any character (i) pursuant to which the Company or any Subsidiary is or may be obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any issued or unissued Equity Interests or any security convertible for or exchangeable into any Equity Interest in any Subsidiary of the Company or any Voting Subsidiary Debt, (ii) obligating the Company or any Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of any Equity Interest in any such Subsidiary.

SECTION 5.10.     Derivatives.  Except as set forth in Section 5.10 of the Disclosure Schedule or in the Financial Statements, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to any interest rate or commodity swap, cap, floor, option agreement, future or forward contract or similar derivative financial Contract under which the Company or any of its Subsidiaries has or would reasonably be expected to have any material obligation or liability.

SECTION 5.11.     Real Property.

(a)           Neither the Company nor any of its Subsidiaries owns any Real Property, other than Real Property identified in Section 5.11(a)(i) of the Disclosure Schedule (the “Company Owned Real Estate”). The Company or its Subsidiaries have good and marketable title to the Company Owned Real Estate, free and clear of any Liens, other than Permitted Liens.  Except as set forth in Section 5.11(a)(ii) of the Disclosure Schedule, with respect to each parcel of Company Owned Real Estate, (i) neither the Company nor any Subsidiary of the Company has leased or otherwise granted to anyone the right to use or occupy such parcel of Company Owned Real Estate or any portion thereof, (ii) there are no outstanding options, rights of first offer or rights of first refusal to purchase any such parcel of Company Owned Real Estate or any portion thereof or interest therein, (iii) all improvements on the Company Owned Real Estate are in good condition and repair given the stage of development and construction at such Company Owned Real Estate, and (iv) to the Company’s Knowledge, there is no condemnation or other proceeding in eminent domain, pending or threatened, affecting any parcel of Company Owned Real Estate or any portion thereof or interest therein.

(b)           Section 5.11(b) of the Disclosure Schedule sets forth a correct and complete list of all leasehold interests held by the Company or its Subsidiaries in any Real Property used or occupied in connection with the businesses of the Company or its Subsidiaries that is material to the businesses and operations of the Company and its Subsidiaries, taken as a whole (“Company Leasehold Property”).  The Company has heretofore made available to Purchaser true and complete copies of all leases (“Company Material Leases”) under which the Company or any of its Subsidiaries holds any Company Leasehold Property.  Each of the Company Material Leases constitutes a legal, valid and binding obligation of the Company or the applicable Subsidiary, subject to the Enforceability Exceptions.  Neither the Company nor any of its Subsidiaries is in material default under any Company Material Lease, nor has any notice of default been received by the Company or any of its Subsidiaries.  The Company and its Subsidiaries hold their Company Leasehold Property under each Company Material Lease free and clear of any Liens, other than Permitted Liens and subject to the terms of such Company Material Lease.  There are no leases, subleases, licenses, concessions or other agreements, written or oral, pursuant to which the Company or any of its Subsidiaries has granted to any Person the right of use or occupancy of any portion of any parcel of Company Leasehold Property held by the Company or any of its Subsidiaries under a Company Material Lease.

SECTION 5.12.     Title to Tangible Assets.  Except as set forth in Section 5.12 of the Disclosure Schedule, the Company and its Subsidiaries own and have good and valid title to, or have valid rights to use, all material tangible personal property and assets used by them in connection with the conduct of their respective businesses, in each case, free and clear of all Liens, other than Permitted Liens.

SECTION 5.13.     Material Contracts.  Except as set forth in Section 5.13A of the Disclosure Schedule and except for any Contract listed or specifically referred to in Section 5.10, Section 5.11, Section 5.14, Section 5.17, Section 5.21 and Section 5.22 of the Disclosure Schedule and any Company Plan set forth in Section 5.17(a) of the Disclosure Schedule as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any Material Contract.  The Company has made available to Purchaser true and correct copies of each Material Contract, together with all modifications and amendments thereto, to which the Company or any of its Subsidiaries is a party or by which it is bound (the “Company Contracts”).  All Company Contracts are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary in accordance with their terms.  The Company or the applicable Subsidiary has performed all material obligations required to be performed by it to date under the Company Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the Company’s Knowledge, no other party to any Company Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.  None of the Company and the Subsidiaries has received any notice of the intention of any party to terminate, to amend or to seek to delay performance of any Company Contract.  To the Company’s Knowledge, there are no circumstances existing as of the date hereof that would be reasonably likely to give rise to a breach or default under the Material Contracts relating to the construction of the Plants that are set forth on Section 5.13B of the Disclosure Schedule.

SECTION 5.14.     Intellectual Property.  Each of the Company and its Subsidiaries own or have a valid right to use all Intellectual Property that is material to the conduct of the businesses of the Company and its Subsidiaries, taken as whole and the consummation of the transactions contemplated by this Agreement does not and will not conflict with, alter or impair any such rights.  None of the Company and the Subsidiaries is bound by or a party to any option, license or similar Contract relating to the Intellectual Property of any other Person for the use of such Intellectual Property in the conduct of the business of the Company and the Subsidiaries, except as set forth in Section 5.14 of the Disclosure Schedule and except for commercial “off-the-shelf” software license agreements relating to computer software licensed to the Company or a Subsidiary in the ordinary course of business.  To the

Company’s Knowledge, the conduct of the business of the Company and the Subsidiaries as presently conducted does not violate, conflict with or infringe in any material respect the Intellectual Property of any other Person.  Except as set forth in Section 5.14 of the Disclosure Schedule, (i) no claims are pending or, to the Company’s Knowledge, threatened, against the Company or any Subsidiary by any Person with respect to the ownership, validity, enforceability, effectiveness or use in the business of the Company and the Subsidiaries of any Intellectual Property and (ii) neither the Company nor any of its Subsidiaries has received any written notice asserting that the conduct of their businesses infringes upon or violates any Intellectual Property of any Person in any material respect.  All material Intellectual Property has been maintained in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance.

SECTION 5.15.     Litigation.  Section 5.15 of the Disclosure Schedule sets forth a correct and complete list of all Legal Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries which (a) relate to or involve more than $250,000, or (b) seek any material injunctive relief.  Except as set forth in Section 5.15 of the Disclosure Schedule, (i) neither the Company nor any Subsidiary is a party or subject to or in default under any Order, or (ii) there is not any Legal Proceeding or claim by the Company or any Subsidiary pending, or which the Company or any Subsidiary is actively preparing to initiate, against any other Person.  As of the date hereof, there are no Legal Proceedings pending or, to the Company’s Knowledge, threatened against the Company (i) that question the validity of this Agreement or any action taken or to be taken by the Company in connection with, or which seek to enjoin or obtain monetary damages in respect of, this Agreement or (ii) that would reasonably be expected to adversely affect in any material respect the ability of the Company to perform its obligations under and consummate the transactions contemplated by this Agreement.

SECTION 5.16.     Labor and Employment Matters.   Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other similar labor contract, nor is any such contract or agreement being negotiated.  To the Company’s Knowledge, there are no activities or proceedings of any labor union to organize any employees of the Company or any of its Subsidiaries.  No work stoppage or labor dispute or strike against the Company or any of its Subsidiaries is pending or, to the Company’s Knowledge, threatened.  Except as set forth on Section 5.16 of the Disclosure Schedule, (i) there are no material unfair labor practice complaints or other material labor controversies pending or, to the Company’s Knowledge, threatened against the Company or its Subsidiaries in connection with the business or operations of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries are in compliance with all applicable state and federal Laws respecting employment, except for such non-compliance as would not reasonably be expected, individually or in the aggregate, to result in material liability to the Company and its Subsidiaries, taken as a whole and (iii) there are no pending or, to the Company’s Knowledge, threatened administrative charges, complaints or other proceedings alleging discrimination, wrongful discharge, violation of state and federal wage and hour laws, or any other matters relating to the employment practices of the Company or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in material liability to the Company and its Subsidiaries, taken as a whole.

SECTION 5.17.     Employee Benefits.

(a)           A true and correct copy of each Company Plan, a true and correct list of which is set forth on Section 5.17(a) of the Disclosure Schedule, has been made available to Purchaser.  With respect to each Company Plan, Seller has made available to Purchaser a true and correct copy of (i) each such Company Plan that has been reduced to writing and all amendments thereto, (ii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iii) a written summary of each unwritten Company Plan, (iv) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA, (vi) the most recent determination letter or opinion letter and request therefor, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS as to qualification under Section 401(a) of the Code, (viii) all correspondence with the IRS, the Department of Labor, or Pension Benefit Guaranty Corporation relating to any outstanding controversy or with respect to any other material matter that has been resolved in the previous three years, and (ix) all forms and certificate samples used to comply with Sections 4980, 9801 and 9802 of the Code.  Each Company Plan complies in form and has complied in operation in all material respects with all applicable requirements of ERISA, the Code and all other applicable Laws.  Except as set forth in Section 5.17(a) of the Disclosure Schedule, no “reportable event” (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30 day notice requirement has not been waived.  Neither the Company nor any of their ERISA Affiliates (as hereinafter defined) has any actual or contingent liability with respect to or has had any obligation to contribute to any Company Multiemployer Plan within the past year.  No action has been taken, or is currently being considered, by the Company to terminate or withdraw from any Company Plan subject to Title IV of ERISA and there is no reason to believe the Pension Benefit Guaranty Corporation would initiate the termination of any such Company Plan.  Except to the extent set forth in Section 5.17(a) of the Disclosure Schedule, no Company Plan that is subject to Title IV of ERISA has, as of the last valuation preceding the date hereof, liabilities in excess of the fair value of the trust assets relating thereto.

(b)           To the Company’s Knowledge, except as listed in Section 5.17(b) of the Disclosure Schedule and except for routine contributions due and owing, with respect to the Company Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries or ERISA Affiliates or Company Plan fiduciary could be subject to any material liability under the terms of such Company Plans, ERISA, the Code or any other applicable Law.  All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending and to the Company’s Knowledge, there is no reason why any such Company Plan is not so qualified in operation.  Except as disclosed in Section 5.17(b) of the Disclosure Schedule, none of the Company nor any of the Company’s Subsidiaries or ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

(c)           Section 5.17(c) of the Disclosure Schedule contains a list of all (i) material severance and employment agreements with employees of the Company and each of its Subsidiaries, (ii) severance programs and policies of the Company and each of its Subsidiaries with or relating to employees of the Company or its Subsidiaries and (iii) plans, programs, agreements and other arrangements of the Company and each of its Subsidiaries with or relating to employees of the Company or its Subsidiaries containing change of control or similar provisions.

(d)           Except as set forth in Section 5.17(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated hereby including, without limitation, the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

(e)           There is no Company Plan that is subject to the laws of a foreign government or jurisdiction.

SECTION 5.18.     Taxes. Except as set forth in Section 5.18 of the Disclosure Schedule:

(i)       (A) all material Tax Returns required to be filed by or with respect to the Company and each of its Subsidiaries as of the date hereof have been timely filed, (B) all such Tax Returns are true, correct and complete in all material respects, (C) all material Taxes owed by the Company or any of its Subsidiaries which are due and payable have been paid in full or will be paid in full prior to the Closing Date, (D) all material Tax withholding and deposit requirements imposed on or with respect to the Company or any of its Subsidiaries have been satisfied in full in all respects, and (E) there are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax assessments (other than Liens for taxes not yet due or for tax liabilities that are being contested in good faith);

(ii)      no claim has been made against the Company or any of its Subsidiaries for any unpaid Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Return of or with respect to the Company or any of its Subsidiaries;

(iii)     there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company or any of its Subsidiaries; and

(iv)     the Company has not elected to be taxable as a corporation for federal or state income or franchise tax purposes and all of the Company’s Subsidiaries are and have been since their inception entities that are disregarded as separate from the Company for federal and state income and franchise tax purposes (except for purposes of Texas franchise taxes); and

(v)      the Company and its Subsidiaries do not have any indemnity or other obligation to any third parties (other than a Governmental Authority) with respect to Taxes.

SECTION 5.19.     Permits; Compliance with Laws.  Section 5.19A sets forth a list of all material Permits held by the Company and its Subsidiaries.  Except as set forth in Section 5.19B of the Disclosure Schedule, the Company and its Subsidiaries hold all Permits necessary to own, lease and operate its assets and properties and to conduct the business and operations of the Company and its Subsidiaries, as currently conducted, none of the Company and the Subsidiaries has received notice relating to the revocation or modification of any such Permits, and none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.   The Company and its Subsidiaries have conducted their operations in compliance in all material respects with all applicable Laws and none of the Company and the Subsidiaries has received any written communication notice from any Governmental Authority that alleges that the Company or a Subsidiary is not in compliance in any material respect with applicable Law; provided, however, that the foregoing representations and warranties do not address labor, employment and benefit plan matters which are the subject of Sections 5.16 and 5.17, Taxes which are the subject of Section 5.18 or environmental matters which are the subject of Section 5.20.

SECTION 5.20.     Environmental Laws.  Except as set forth in Section 5.20 of the Disclosure Schedule:

(a)           The Company and its Subsidiaries have obtained, or have timely filed complete applications for, all material Permits required under currently applicable Environmental Laws to operate their facilities and conduct their respective businesses as they are currently being, and as they are designed to be, operated or conducted.

(b)           The Company and its Subsidiaries have operated their facilities and conducted their respective businesses substantially in compliance with all material applicable Environmental Laws.

(c)           No written claim, notification, demand, request for information, citation or Order under any Environmental Law has been issued to or filed against the Company or its Subsidiaries by any Governmental Authority or any other third party, except for such claims, notifications, demands, requests, citations or Orders as would not, individually or in the aggregate, reasonably be expected to  result in material liability.

(d)           No investigation or review is pending, or to the Company’s Knowledge threatened, against the Company or its Subsidiaries by any Governmental Authority or any other third party under any applicable Environmental Law in connection with the operation of their facilities or the conduct of their respective businesses, except as would not, individually or in the aggregate, reasonably be expected to  result in material liability.

(e)           There are no past or present conditions or circumstances arising out of or relating to the Owned Real Estate, including on site releases of Hazardous Materials, except as would not, individually or in the aggregate, reasonably be expected to result in material liability under any applicable Environmental Laws.  There have been no off site releases of Hazardous Material by the Company or its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in material liability under any applicable Environmental Laws.

SECTION 5.21.     Insurance.  Section 5.21 of the Disclosure Schedule lists the insurance policies maintained by the Company and its Subsidiaries that provide coverage for the business of the Company and its Subsidiaries.  All of such policies are in full force and effect, all premiums due and payable thereon have been paid and none of the Company or any of its Subsidiaries is in material default of any provision thereof or has received notice of cancellation or termination thereof.  Except as described in Section 5.21 of the Disclosure Schedule, the policies listed therein will continue in effect after the consummation of the transactions contemplated by this Agreement until the termination or expiration thereof in accordance with their respective terms.

SECTION 5.22.     Affiliated Transactions.  Except as set forth in Section 5.22A of the Disclosure Schedule, and except for compensation paid or payable by the Company or any of its Subsidiaries to bona fide employees of the Company or its Subsidiaries in the Ordinary Course of Business, there are no Contracts, arrangements, liabilities or obligations between the Company or any of its Subsidiaries, on the one hand, and Seller, any Securityholder or any of their Affiliates (other than the Company or any of its Subsidiaries or any current or former officer, director or employee of the Company or any of its Subsidiaries), on the other hand (collectively, the “Terminated Affiliate Contracts”), that will continue in effect or give rise to any material obligation on the part of the Company or any of its Subsidiaries after the Closing Date.  Except as set forth in Section 5.22 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any loan outstanding to, and since December 31, 2006 has not extended or maintained credit to, any officer or employee of the Company or any of its Subsidiaries.  Following the consummation of the transactions contemplated by this Agreement, the Seller will hold no material assets other than those set forth on Section 5.22B of the Disclosure Schedule.

SECTION 5.23.     Fees.  Except as set forth in Section 5.23 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.  Any fees associated with the items disclosed in Section 5.23 of the Disclosure Schedule shall be paid by the Seller or the Securityholders and the Company shall not have any obligation with respect to such fees.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES
OF PURCHASER

Purchaser hereby represents and warrants to Seller and each Securityholder that, on and as of the date of this Agreement and on and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, then only as of such date or with respect to such period), except as set forth in the Disclosure Schedule delivered by Purchaser to Seller and each Securityholders’ Representative (the “Purchaser Disclosure Schedule”) or the Purchaser Reports filed and publicly available prior to the date of this Agreement:

SECTION 6.1.     Organization; Power and Authority.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota and is qualified to transact business and is in good standing in each jurisdiction in which such qualification is required by Law, except where the failure to be so qualified would not reasonably be expected to have a Purchaser Material Adverse Effect.  Purchaser has all requisite corporate power and authority to own, lease and operate its assets and properties and conduct its business and operations as presently being conducted except as would not reasonably be expected to cause a Purchaser Material Adverse Effect.

SECTION 6.2.     Authorization; Execution and Validity.  Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.  The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Purchaser.  This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

SECTION 6.3.    Absence of Conflicts.  The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not (i) result in any violation or breach of any provision of the Organizational Documents of Purchaser or any of its Subsidiaries, (ii) assuming that the Consents referred to in Section 6.3 of the Purchaser Disclosure Schedule are made or obtained, result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any term or provision of any note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which Purchaser or any of its Subsidiaries is a party or by which its or their respective properties or assets are bound, (iii) assuming that the filings and Consents referred to in Sections 6.3 of the Purchaser Disclosure Schedule and in Section 6.4 are made or obtained, result in any violation of any Law or any Order applicable to Purchaser or any of its Subsidiaries or its or their respective properties or assets or (iv) result in the creation of, or impose on Purchaser or any of its Subsidiaries any obligation to create, any Lien upon any properties or assets of Purchaser or any of its Subsidiaries, except for any of the matters referred to in clauses (ii) or (iv) above which would not reasonably be expected to cause a Purchaser Material Adverse Effect.

SECTION 6.4.    Governmental Approvals.  There is no requirement applicable to Purchaser or any of its Subsidiaries to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by Purchaser of this Agreement, the due performance by Purchaser of its obligations hereunder or the lawful consummation of the transactions contemplated hereby, except for (i) the filing by or on behalf of the “ultimate parent entity” of Purchaser of notification with the FTC and DOJ under the HSR Act and the expiration of the applicable “waiting period” thereunder, (ii) filings required under the Securities Act, the Securities Exchange Act or applicable state securities and “Blue Sky” laws and (iii) any other requirement which, if not satisfied, would not reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 6.5.    Capitalization of Purchaser.  The authorized share capital of Purchaser consists of 250,000,000 shares of common stock, par value $0.01 per share and 25,000,000 shares of preferred stock, par value $0.01 per share.  As of July 20, 2007, there were 78,260,308 shares of common stock issued, including 393,926 restricted shares, and 8,697,478 shares reserved for issuance upon exercise of outstanding options.  All such issued shares of common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.  As of July 20, 2007 there were no shares of preferred stock issued.  The Purchaser Common Stock to be issued pursuant to this Agreement will be validly issued, fully paid, nonassessable and free of preemptive rights.  None of the shares of common stock of the Purchaser are subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of South Dakota law, the Organizational Documents of the Purchaser or any Contract to which the Purchaser is a party or otherwise bound.  There are not any bonds, debentures, notes or other indebtedness of the Purchaser having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the shares of common stock may vote (“Voting Purchaser Debt”).  As of the date of this Agreement, there are not any outstanding contractual obligations of the Purchaser or any Subsidiary to repurchase, redeem or otherwise acquire any Equity Interests in the Purchaser or any Subsidiary.

SECTION 6.6.    SEC Documents.

(a)           Purchaser has timely filed with the Securities and Exchange Commission (the “SEC”) all documents (including exhibits and any amendments thereto) required to be so filed by it since June 13, 2006 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, (collectively, the “Purchaser Reports”).  As of its respective date, each Purchaser Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof.

(b)           Each of the consolidated balance sheets included in or incorporated by reference into the Purchaser Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Purchaser and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders’ equity included in or incorporated by reference into the Purchaser Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of Purchaser and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q and Regulation S-X of the SEC and (y) normal year-end audit adjustments), in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein, except for such consolidated balance sheets and consolidated statements of operations, cash flows and changes in stockholders equity, if any, as have been modified or restated and have been included in subsequent filings with the SEC prior to the date hereof.

(c)           Except as and to the extent set forth on the consolidated balance sheet of Purchaser and its Subsidiaries included in the Purchaser Form 10-K, including all notes thereto, as of the date of such balance sheet, neither Purchaser nor any of its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, the balance sheet of Purchaser or in the notes thereto prepared in accordance with U.S. generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(d)           The Chief Executive Officer and Chief Financial Officer of Purchaser have made all certifications required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC; at the time of filing, such certifications were complete and correct, contained no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and Purchaser is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable effective listing and corporate governance rules of the NYSE.  Neither Purchaser nor any of its officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing or submission of the certifications required by the Sarbanes-Oxley Act and made by its Chief Executive Officer and Chief Financial Officer.

(e)           Purchaser has in place the “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of Purchaser to engage in the review and evaluation process mandated by the Exchange Act.  Purchaser’s disclosure controls and procedures are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Purchaser in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Purchaser’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Purchaser referenced in Section 6.6(d).

(f)           Purchaser and its Subsidiaries maintain accurate books and records reflecting in all material respects its assets and liabilities and maintain proper and adequate internal accounting controls.

SECTION 6.7.    Absence of Certain Changes.  Except as set forth in Section 6.7 of the Purchaser Disclosure Schedule or as disclosed in writing by Purchaser to the Company prior to the date hereof, since March 31, 2007, there has not been:

(a)           any event, occurrence or development which has had or would reasonably be expected to have a Purchaser Material Adverse Effect;

(b)           any damage, destruction, loss or casualty to any properties or assets of Purchaser or any of its Subsidiaries, which (after taking into account any available insurance coverage or reserves reflected in the Purchaser Financial Statements) is material to the businesses or operations of Purchaser and its Subsidiaries, taken as a whole; or

(c)           any commitment or agreement to do any of the foregoing.

SECTION 6.8.     Derivatives.  Purchaser has provided Seller with a true and complete listing, including the terms, of all interest rate or commodity swap, cap, floor, option agreement, future or forward contracts or similar derivative financial Contracts existing on the date hereof under which Purchaser or any of its Subsidiaries has or would reasonably be expected to have any material obligation or liability.

SECTION 6.9.     Litigation.  The Purchaser Form 10-K, together with Section 6.9 of the Purchaser Disclosure Schedule, sets forth a correct and complete list of all Legal Proceedings pending or, to Purchaser’s Knowledge, threatened in writing against Purchaser or any of its Subsidiaries which would reasonably be expected to have a Purchaser Material Adverse Effect.  As of the date hereof, there are no Legal Proceedings pending or, to Purchaser’s Knowledge, threatened against Purchaser (i) that question the validity of this Agreement or any action taken or to be taken by Purchaser in connection with, or which seek to enjoin or obtain monetary damages in respect of, this Agreement or (ii) that would reasonably be expected to adversely affect in any material respect the ability of Purchaser to perform its obligations under and consummate the transactions contemplated by this Agreement.

SECTION 6.10.     Labor and Employment Matters.  No labor problem or dispute with the Purchaser’s employees exists or is threatened or imminent, that would reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 6.11.     Employee Benefits.  The Purchaser is in compliance in all respects with all presently applicable provisions of ERISA and no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Purchaser would have any liability, excluding any reportable event for which a waiver could apply, and except for such non-compliance or events that would not reasonably be expected to have a Purchaser Material Adverse Effect.  The Purchaser does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4791 of the Code, except for any such liability that would not reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 6.12.     Taxes.  The Purchaser has filed all federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not be reasonably be expected to result in a Purchaser Material Adverse Effect, and has paid  all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Purchaser Material Adverse Effect.

SECTION 6.13.     Permits; Compliance with Laws.  Except as set forth in Section 6.13 of the Purchaser Disclosure Schedule, Purchaser and its Subsidiaries hold all Permits necessary to conduct the business and operations of Purchaser and its Subsidiaries, taken as a whole, as currently conducted, except for any such Permits the absence of which would not reasonably be expected to have a Purchaser Material Adverse Affect.  Purchaser and its Subsidiaries have conducted their operations in compliance with all applicable Laws, except where the failure to comply would not reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 6.14.     Environmental Laws.  Except as set forth in Section 6.14 of the Purchaser Disclosure Schedule:

(a)           Purchaser and its Subsidiaries have obtained or filed applications for all Permits required under applicable Environmental Laws to operate their facilities and conduct their respective businesses as they are currently being operated or conducted, except where the failure to obtain or apply for such Permits would not reasonably be expected to have a Purchaser Material Adverse Effect.

(b)           Purchaser and its Subsidiaries have operated their facilities and conducted their respective businesses substantially in compliance with all applicable Environmental Laws, except for such non-compliance as would not reasonably be expected to have a Purchaser Material Adverse Effect.

(c)           No written notification, demand, request for information, citation or order under any Environmental Law has been issued to or filed against Purchaser or its Subsidiaries by any Governmental Authority, except for such notifications, demands, requests, citations or orders as would not reasonably be expected to have a Purchaser Material Adverse Effect.

(d)           To Purchaser’s Knowledge, no investigation or review is pending against Purchaser or its Subsidiaries by any Governmental Authority under any applicable Environmental Law in connection with the operation of their facilities or the conduct of their respective businesses, except as would not reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 6.15.     Insurance.  All material insurance policies maintained by Purchaser and its Subsidiaries that provide coverage for the business of Purchaser and its Subsidiaries are in full force and effect and none of Purchaser or any of its Subsidiaries is in material default of any provision thereof or has received notice of cancellation or termination thereof, except as would not reasonably be expected to have a Purchaser Material Adverse Effect.  Except as described in Section 6.15 of the Purchaser Disclosure Schedule, and except as would not reasonably be expected to have a Purchaser Material Adverse Effect, such policies will continue in effect after the consummation of the transactions contemplated by this Agreement until the termination or expiration thereof in accordance with their respective terms.

SECTION 6.16.     Fees.  Except as set forth in Section 6.16 of the Purchaser Disclosure Schedule, neither Purchaser nor any of its Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

SECTION 6.17.     Sophisticated Purchaser; Access to Information; Investment Intent.

(a)           Purchaser is an informed, sophisticated entity with sufficient knowledge and experience in investment and financial matters and in the energy, ethanol and agricultural commodities industries to be capable of evaluating the risks and merits of its investment in the Units.

(b)           Purchaser is acquiring the Units for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.  Purchaser has not agreed to transfer the Units to any other Person or to grant any rights in the Units to any other Person.

(c)           Purchaser understands that the Units have not been registered under the Securities Act or the applicable securities or blue sky laws of any state or other jurisdiction and, accordingly, must be held indefinitely unless a subsequent sale or other transfer thereof is registered under the Securities Act and such securities or blue sky laws or is exempt from registration thereunder.

(d)           Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)           Purchaser understands that the exemptions from registration under the Securities Act and state securities or blue sky laws relied upon by Seller and the Securityholders in connection with the sale of the Units pursuant to this Agreement are based in part on the matters addressed in this Section 6.17.

SECTION 6.18.     Financing.  Purchaser has, and will have as of the closing date, cash available sufficient to pay (or cause to be paid) the Cash Purchase Price and the Subordinated Note Amount and the Bridge Note Amount as specified in Section 2.2, together with all fees and expenses incurred by or on its behalf in connection with the transactions contemplated by this Agreement.

SECTION 6.19.     No Vote Required.  There is no requirement, contractual, regulatory or otherwise, that the holders of any class or series of Purchaser capital stock approve any transaction contemplated by this Agreement.

ARTICLE VII
COVENANTS

SECTION 7.1.     Cooperation; Certain Consents and Approvals.

(a)           From the date hereof until the Closing Date, upon the terms and subject to the conditions of this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable (subject to any applicable Laws) to consummate the transactions contemplated by this Agreement as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated hereby, and the taking of such actions as are necessary to obtain any requisite Consents, Orders, Permits, qualifications, exemptions or waivers from any third party or Governmental Authority.  In addition, no party shall take any action after the date hereof (other than any action required to be taken under this Agreement or to which the other parties shall have granted their consent) that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any Consent, Order, Permit, qualification, exemption or waiver from any Governmental Authority or other Person required to be obtained prior to Closing.

(b)           To the extent permitted by applicable Law and subject to any limitations on access to information provided for in Section 7.4, each party shall consult with the other parties with respect to, and provide any information reasonably requested by the other party in connection with, all material filings made with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.  If any party or any of its Affiliates receives a request for information or documentary material from any Governmental Authority with respect to any of the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and, to the extent permitted by applicable Law, after consultation with the other parties, an appropriate response in compliance with such request.

(c)           In addition to and without limiting any of the other covenants of the parties contained in this Section 7.1, Purchaser and the Company shall (i) take promptly all actions necessary to make the filings required of them or their “ultimate parent entities” under the HSR Act, (ii) comply, at the earliest practicable date, with any request for additional information or documentary material received by them, or any of their respective Affiliates from the FTC or the DOJ pursuant to the HSR Act or from any state attorney general or other Governmental Authority in connection with antitrust matters, (iii) cooperate with each other in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated hereby commenced by the FTC, DOJ, any state attorney general or any other Governmental Authority, (iv) use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any antitrust Law and (v) advise the other parties promptly of any material communication received by such party from the FTC, DOJ, any state attorney general or any other Governmental Authority regarding any of the transactions contemplated hereby, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with the FTC, DOJ, any state attorney general or any other Governmental Authority in connection with the transactions contemplated hereby.  Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, Purchaser and the Company shall each request early termination of the applicable “waiting period” under the HSR Act.  Notwithstanding anything to the contrary in this Agreement, neither Purchaser nor any of its Affiliates shall be required, in connection with the matters covered by this Section 7.1, (i) to pay any amounts (other than the payment of filing fees and expenses and fees of counsel), (ii) to commence or defend any litigation, (iii) to hold separate (including by trust or otherwise) or divest any of their respective businesses, product lines or assets, (iv) to agree to any limitation on the operation or conduct of their respective businesses or (v) to waive any of the conditions set forth in Article VIII of this Agreement.

SECTION 7.2.     Transfer of Agreements and Newco.  Prior to the Closing Date, the contracts and agreements set forth on Section 7.2 of the Disclosure Schedule shall be assigned to the Company.  In addition, Seller shall cause the equity of ASAB Newco, LLC to be transferred to the Company; provided, that, notwithstanding any provision herein to the contrary, no employment agreement or other Contract to which an employee or consultant of the Company or any of its Affiliates is a party shall be assigned to the Company unless the applicable employee or consultant shall have waived all of such employee’s or consultant’s rights and claims under such assigned employment agreement or Contract (i) arising if such employee or consultant is terminated within six (6) months after the Closing Date or (ii) arising as a result of the transactions contemplated hereby.

SECTION 7.3.     Conduct of Business.  From the date hereof until the Closing Date, the Company shall (and shall cause each of its Subsidiaries to), unless Purchaser shall otherwise consent in writing or except as described in Section 7.3 of the Disclosure Schedule or as otherwise specifically contemplated by this Agreement:

(a)           operate its businesses only in the Ordinary Course of Business and use its commercially reasonable efforts to keep intact its businesses and preserve its relationships with customers and suppliers;

(b)           maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years, and not change any of its accounting principles, except as required by GAAP;

(c)           not consummate any merger or consolidation with any Person or acquire a substantial portion of the assets of any business or any Person or otherwise acquire any assets (other than inventory) that are material;

(d)           not amend or modify its Organizational Documents;

(e)           not redeem or otherwise acquire any Equity Interests in the Company or a Company Subsidiary, issue or sell any of its Equity Interests in the Company or a Company Subsidiary, any Voting Company Debt or Voting Subsidiary Debt or issue or grant any options, warrants, calls, rights, convertible or exchangeable securities or other Contracts, commitments or arrangements of any character (i) pursuant to which the Company or any Company Subsidiary would be obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any such Equity Interests, any security convertible or exercisable for or exchangeable into any such Equity Interest, any Voting Company Debt or Voting Subsidiary Debt, (ii) obligating it to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Units or Equity Interests in any Company Subsidiary;

(f)           (A) not make any increase in compensation, severance or other employee benefits payable by the Company or any of its Subsidiaries, other than any increases that (i) are consistent with past practices of the Company or are required under the terms of any Company Plans or other Contracts in effect on the date hereof and (ii) individually or in the aggregate could not result in a material liability to the Company, and (B) except in each case as required by applicable Law, not enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association;

(g)           not transfer, lease or otherwise dispose of any material assets used in the Company’s business or business of any of its Subsidiaries to Seller or its Affiliates (other than the Company and its Subsidiaries);

(h)           not incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the Ordinary Course of Business; provided, however, that in no event shall the Company or any Subsidiary incur or assume any long-term indebtedness for borrowed money (except for amounts under the Bank Credit Agreement, as in effect on the date hereof);

(i)           not permit, allow or suffer any of its assets to become subjected to any Lien that would have been required to be set forth in Sections 5.11 or 5.12 of the Disclosure Schedule, if existing on the date of this Agreement;

(j)           not cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

(k)           except as set forth on Section 7.3(k) of the Disclosure Schedule (the “Construction Cost Estimate Schedule”) not make or incur any material capital expenditure, other than capital expenditures made pursuant to the Company’s current capital budget previously furnished to Purchaser;

(l)           not sell, lease, license or otherwise dispose of any of its assets that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, except inventory and obsolete or excess equipment, sold in the ordinary course of business and consistent with past practice;

(m)           not enter into or renew or amend any lease of real property;

(n)           not enter into any new transactions that would be required to be disclosed on Section 5.10 of the Disclosure Schedule or extend any existing arrangements set forth in Section 5.10 of the Disclosure Schedule;

(o)           not agree to take any action or actions prohibited by any of the foregoing clauses (a) through (n); provided, however, that this Section 7.3 shall not be construed to prohibit any payments in the Ordinary Course of Business; and

(p)           at all times comply with the operating guidelines set forth on Section 7.3(p) of the Disclosure Schedule.

SECTION 7.4.     Access to Information.  From the date hereof until the Closing Date, the Company shall, and shall cause its Subsidiaries to, make its management personnel reasonably available to Purchaser and its representatives and, subject to and in compliance with any obligations of confidentiality or non-disclosure provided by applicable Law or contained in any Contracts to which the Company or its Subsidiaries is a party or by which it is bound (provided that the Company shall use its commercially reasonable efforts to put in place an arrangement to enable the provision of reasonable access without violating such obligations or Law), provide Purchaser and its accountants, employees, attorneys and other representatives reasonable access to, and permit such Persons to review, during normal business hours and upon reasonable prior written request, its properties, books, Contracts, accounts, records and files, and shall provide such other information to Purchaser and its representatives as they may reasonably request which is (a) reasonably required in connection with the transactions contemplated hereby and (b) not inconsistent with applicable Law.  Notwithstanding the foregoing, Purchaser acknowledges that none of Seller, the Securityholders, the Company and their respective Subsidiaries or Affiliates shall be obligated to provide to Purchaser any information relating to any offers or indications of interest received by Seller, the Securityholders, the Company or their respective Affiliates or representatives from any Person other than Purchaser to acquire the Company or any of its Equity Interests, properties or assets or any communications between Seller, the Securityholders, the Company or their respective Affiliates or representatives on the one hand and any such other Person on the other hand relating to such offers or indications of interest or the transactions contemplated thereby (it being understood that Seller and the Securityholders may retain all such documents, information and communications, which shall be the sole property of Seller and the Securityholders at all times prior to and after the Closing).  In addition, Purchaser acknowledges that unless otherwise provided herein, Seller shall not be obligated to provide to Purchasers: (i) any work papers or similar materials prepared by its independent public accountants, except to the extent that such accountants agree to provide access to such work papers or similar materials upon such terms and conditions as shall be determined by such accountants in their sole discretion, and (ii) any documents or information that are protected by the attorney-client privilege or work product doctrines if such party determines in its reasonable discretion that providing copies or access to such documents or information could give rise to a possible waiver of such privilege or doctrine (provided that the Company shall use its commercially reasonable efforts to put in place an arrangement to permit such disclosure without loss of attorney client privilege).

SECTION 7.5.     Certain Confidential Information.

(a)           Each of the parties hereto hereby acknowledges that in connection with the transactions contemplated by this Agreement such party and its Affiliates have received and will continue to receive certain Confidential Information (as defined in the Confidentiality Agreement).  Each of the parties hereto acknowledges that such party and its Affiliates are bound by the Confidentiality Agreement and agrees that it will not, and it will not permit any of its Affiliates, directors, officers, independent accountants, agents or other representatives to, use or disclose any Confidential Information except as permitted by such agreement.  The provisions of this Section 7.5 and the Confidentiality Agreement, insofar as they relate to Confidential Information with respect to the businesses, operations, properties, assets, liabilities, financial condition and results of operations of the Company and its Subsidiaries, shall terminate upon the Closing.  Except as provided in the immediately preceding sentence, the provisions of this Section 7.5 shall survive the Closing or any termination of this Agreement.

(b)           Seller shall keep confidential, and cause its Affiliates and its and their officers, directors, employees and advisors to keep confidential, all information relating to the Company and the Subsidiaries, except as required by Law and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than, in each case, as a result of a breach of this Section 7.5.  The covenant set forth in this Section 7.5(b) shall terminate two years after the Closing Date.

SECTION 7.6.     Return of Information.  If this Agreement is terminated for any reason, each of Purchaser and the Company will promptly destroy or return or cause to be destroyed or returned to the other party all documents, materials and records (including records in electronic form) obtained from such party or any of their Affiliates or any other Person acting on their behalf in connection with the transactions contemplated hereby, except (a) to the extent such party is advised in writing by counsel that such return or destruction is prohibited by Law and (b) for any such documents, materials or records that may have been included in documents submitted to the Board of Directors, or any committee thereof, of either party or its Affiliates in connection with the evaluation or negotiation of the transactions contemplated hereby, and will continue to keep confidential and not use or disclose any information not returned because it is not included or reflected in any documents, materials or records.

SECTION 7.7.     Seller’s and Securityholders’ Representatives’ Access to Documents; Preservation of Books and Records.

(a)           For a period of seven years from the Closing Date, (i) Purchaser shall cause the Company and its Subsidiaries not to dispose of or destroy any of the books and records of the Company or its Subsidiaries relating to periods prior to the Closing (“Books and Records”) without first offering to turn over possession thereof to Seller and the Securityholders’ Representatives by written notice to Seller and the Securityholders’ Representatives at least 90 days prior to the proposed date of such disposition or destruction; (ii) Purchaser shall cause the Company and its Subsidiaries to allow Seller and the Securityholders’ Representatives and their agents access to and to copy all Books and Records; and (iii) Purchaser shall cause the Company and its Subsidiaries to make available to Seller and the Securityholders’ Representatives upon written request (1) the Company’s and its Subsidiaries’

personnel to assist Seller and the Securityholders’ Representatives in locating and obtaining any Books and Records or other documents, and (2) any of the Company’s and its Subsidiaries’ personnel whose assistance or participation is reasonably required by Seller or the Securityholders’ Representatives or any of their Affiliates in anticipation of, or preparation for, existing or future Legal Proceedings or other matters in which Seller or the Securityholders’ Representatives or their Affiliates are or become involved.  Any access provided to the Seller and the Securityholders’ Representative shall be conducted during normal business hours and in a manner so as to not unreasonably interfere with the conduct of the business of the Company or the Purchaser and shall be at the Seller’s or the applicable Securityholder’s sole cost and expense.  In addition, the Seller and the Securityholders’ Representative shall reimburse the Company and the Purchaser for their reasonable out of pocket expenses for providing such access.

(b)           The seven-year period referred to in Section 7.7(a) shall be extended if, prior to its termination, Seller or the Securityholders’ Representatives advise Purchaser in writing that any Legal Proceeding or investigation is pending or threatened at the termination of such seven-year period, in which case such extension shall continue until any such Legal Proceeding or investigation has been settled through judgment or otherwise and/or is no longer pending or threatened.

SECTION 7.8.     Limited Representations.  (1) PURCHASER EXPRESSLY ACKNOWLEDGES AND AGREES THAT (A) SELLER AND THE SECURITYHOLDERS HAVE NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE TO PURCHASER ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE EXPRESSLY MADE BY SELLER AND THE SECURITYHOLDERS IN ARTICLE IV AND (B) THE COMPANY HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE TO PURCHASER ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE EXPRESSLY MADE BY THE COMPANY IN ARTICLE V, AND (2) SELLER AND THE SECURITYHOLDERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT PURCHASER HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE TO SELLER, THE SECURITYHOLDERS OR THE COMPANY ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE EXPRESSLY MADE BY PURCHASER IN ARTICLE VI .

SECTION 7.9.     Employees and Employee Benefits.

(a)           On or prior to the date hereof, the Company, Seller and Purchaser have agreed upon a form of joint announcement to employees concerning this Agreement and the transactions contemplated hereby and a communication plan concerning the method and timing of the delivery of such announcement.  Contemporaneously with the execution and delivery of this Agreement, the parties will deliver such announcement to employees in accordance with such communication plan.

(b)           On and after the Closing Date, Purchaser shall be responsible with respect to all employees of the Company and any of its Subsidiaries for compliance with the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) and any similar state or local Laws.  Purchaser shall not, and shall cause each of its Affiliates and Subsidiaries not to, with respect to any site of employment or facility of any of the Company or any of its Subsidiaries, at any time during the 90-day period following the Closing Date, take any employment action that would result in (i) a “plant closing” (as defined in the WARN Act), (ii) a “mass layoff” (as defined in the WARN Act), or (iii) any similar action under any applicable state or local Laws requiring notice to employees in connection with a plant closing or layoff, in each case without complying fully with the notice and other requirements of the WARN Act and any similar state or local Laws requiring notice to employees.  In addition, Purchaser hereby agrees to indemnify the Securityholder Indemnified Parties and to defend and hold the Securityholder Indemnified Parties harmless from and against any and all Losses which the Securityholder Indemnified Parties may incur in connection with any lawsuit, claim, arbitration, action or other proceeding brought against the Securityholder Indemnified Parties under the WARN Act or any similar state or local Laws, which relates, in whole or in part, to any actions taken by Purchaser or any of its Affiliates or Subsidiaries with regard to any site of employment or facility of the Company or any of its Subsidiaries.

(c)           Notwithstanding anything herein to the contrary, Purchaser shall assume and agrees to honor in accordance with their terms all employment and severance agreements listed on Section 5.17(c) of the Disclosure Schedule, and all accrued benefits vested thereunder, and Purchaser shall take no action to amend, modify or terminate such agreements.

(d)           For a period of at least one year from and after the Closing Date or for such longer period as provided in any employment or severance agreement listed on Section 5.17(c) of the Disclosure Schedule, Purchaser shall maintain, or cause the Company and its Subsidiaries to maintain, plans for the benefit of the employees of the Company and its Subsidiaries that provide benefits that are not materially less favorable in the aggregate (excluding benefits under incentive compensation, bonus, stock option, equity incentive and defined benefit pension plans and arrangements) to such employees than the benefits provided under the Company Plans immediately prior to the Closing.

(e)           With respect to each employee benefit plan of Purchaser (“Purchaser Plan”) in which employees of the Company and its Subsidiaries (“Company Employees”) participate after the Closing Date, for purposes of determining vesting and entitlement to benefits, including for severance benefits and vacation entitlement, service with the Company or its Subsidiaries (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Purchaser; provided, however, that such service need not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under the corresponding Company Plan.  To the extent permitted by applicable Law, Purchaser shall cause any and all pre-existing condition (or actively at work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under Purchaser Plans to be waived with respect to such Company Employees and their eligible dependents and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) made during the plan year including the period prior to the Closing Date for the purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Purchaser Plans in which they are eligible to participate after the Closing Date.

(f)           The parties hereto acknowledge and agree that all provisions contained in this Section 7.9 with respect to employees are included for the sole benefit of the respective parties hereto and shall not create any right (i) in any other person, including, without limitation, any employees, former employees, any participant in any Company Plan or any beneficiary thereof or (ii) to continued employment with the Company or Purchaser.

SECTION 7.10.     Directors and Officers Indemnification.

(a)           Purchaser shall cause the Company and each of its Subsidiaries, for a period of six years from and after the Closing Date, to keep in effect in the Organizational Documents of the Company and each such Subsidiary provisions providing for indemnification of the officers, directors, managers, employees or agents of the Company or any of its Subsidiaries (collectively, the “D&O Indemnified Parties”) that are at least as favorable as the provisions of the Organizational Documents of the Company and each such Subsidiary in effect as of immediately prior to the Closing.

(b)           This covenant is intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and successors.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which a D&O Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.  Purchaser shall, or shall cause the Company to, pay all expenses, including reasonable attorneys’ fees, that may be incurred by any D&O Indemnified Party which is the prevailing party in any action or proceeding to enforce the indemnity and other obligations provided for in this Section 7.10.

(c)           If the Company (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 7.10, Purchaser shall cause the Company to make proper provision so that the successors and assigns of the Company shall succeed to the obligations set forth in this Section 7.10 and none of the actions described in clauses (i) or (ii) above shall be taken until such provision is made.

(d)           Notwithstanding any other provision of this Section 7.10, neither Purchaser, the Company nor any of their respective Affiliates shall be obligated to make any payment or otherwise indemnify or hold harmless any such D&O Indemnified Party who is a Seller in the event that the Company or such D&O Indemnified Party was aware of such claim prior to the date hereof but did not notify Purchaser thereof prior to the date hereof, provided that in any judicial, court or tribunal proceeding relating to such claim, whether brought or initiated by the D&O Indemnified Party or Purchaser, Purchaser shall have the burden of proving that that the Company or the D&O Indemnified Party was aware of such claim prior to the date hereof.  The amount of indemnification of any D&O Indemnified Party provided under Section 7.10 shall be net of any amounts actually recovered by the D&O Indemnified Party under insurance policies with respect to such claim.

(e)           To the extent that the Company or any of is Subsidiaries would be liable to any D&O Indemnified Party under any indemnification agreement and the allegations underlying such indemnification claim would constitute an indemnifiable Loss pursuant to Section 11.2, then the Securityholders or the Seller, as the case may be, shall be liable therfor in accordance with Section 11.2 and nothing contained herein shall reduce or compromise Purchaser’s rights under Article XI.

SECTION 7.11.     Litigation Support and Cooperation.  If and for so long as any party hereto is actively contesting or defending against any Claim or Legal Proceeding arising in connection with (i) the transactions contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company or any of its Subsidiaries (other than an action brought by one party to this Agreement against another party or parties under the terms of this Agreement or in connection with the transactions contemplated hereby), each of the parties will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records (or in the case of Purchaser, to Company’s book and records only) as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article XI) subject to and in compliance with any obligations of confidentiality or non-disclosure provided by applicable Law or contained in any Contracts to which the Company or any of its Subsidiaries is a party or by whom it is bound (provided that the Company shall use its commercially reasonable efforts to put in place an arrangement to enable the provision of reasonable access without violating such obligations or Law); provided, however, that the obligations of the parties contained in this Section 7.11 with respect to Claims or Legal Proceedings of the type described in clause (ii) above shall not apply until after the Closing unless any such Claims or Legal Proceedings would reasonably be expected to prevent, impede or otherwise affect in any material respect the transactions contemplated by this Agreement.  Notwithstanding the foregoing, Seller acknowledges that none of Purchaser, the Company and their respective Subsidiaries or Affiliates shall be obligated to provide to Seller (i) any work papers or similar materials prepared by the independent public accountants of the Company, except to the extent that such accountants agree to provide access to such work papers or similar materials upon such terms and conditions as shall be determined by such accountants in their sole discretion, and (ii) any documents or information that are protected by the attorney-client privilege or work product doctrines if the Company determines in its reasonable discretion that providing copies or access to such documents or information could give rise to a possible waiver of such privilege or doctrine (provided that the Company shall use its commercially reasonable efforts to put in place an arrangement to permit such disclosure without loss of attorney-client privilege).

SECTION 7.12.     Access.  Until the Closing, without the prior consent of the Company and, except for members of the Company’s Management Team, Purchaser may not contact any agents, representatives (other than the Company’s outside counsel) or employees of the Company, or any agents, representatives or employees of any of the Company’s suppliers, vendors or customers.

SECTION 7.13.     Listing Application.  Purchaser shall promptly prepare and submit to the NYSE a listing application covering the Purchaser Common Stock issuable pursuant to this Agreement and shall use reasonable best efforts to obtain, prior to the Closing Date, approval for the listing of such Purchaser Common Stock, subject to official notice of issuance.

SECTION 7.14.     Non-Solicitation; Transfer Restrictions

(a)    None of the Seller, or any Securityholder shall, nor shall any Seller or Securityholder authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by it or the Company to, (i) solicit, initiate or encourage any other bid, (ii) enter into any agreement with respect to any other bid or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any other bid.  Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of Seller, any Securityholder, or the Company or any investment banker, attorney or other advisor or representative of Seller, any Securityholder or the Company, whether or not such person is purporting to act on behalf of Seller, any Securityholder or the Company or otherwise, shall be deemed to be a breach of this Section 7.14 by Seller or the Securityholder, as applicable.  Seller, the Securityholders and the Company promptly shall advise Purchaser orally and in writing of any other bid or any written inquiry with respect to or which could lead to any other bid.  As used in this Section 7.14, “other bid” shall mean any proposal for a merger, sale of securities (including by Seller or any Securityholder), sale of substantial assets or similar transaction involving the Company or any Subsidiary, other than (A) the transactions contemplated by this Agreement and (B) the acquisition of inventory in the ordinary course of business.  Seller, the Securityholders and the Company shall, and shall cause their officers, directors, employees, investment bankers, attorneys, accountants and other representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an other bid.

SECTION 7.15.     Takeover Statutes.  If any takeover law restricting or purporting to restrict business combinations is or may become applicable to the transactions contemplated by this Agreement, each of the Company and Purchaser and their respective Board of Directors or Board of Managers shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation or such transactions.  The Purchaser Board of Directors shall take all actions, including the adoption of any resolutions, as may be necessary or reasonably requested by Seller, the Securityholders or the Company to assure that any charter and bylaw provisions in the nature of anti-takeover provisions, if any, are, and at the Closing Date will be, inapplicable to the transactions contemplated by this Agreement.

SECTION 7.16.     Tax Matters.  For any Tax Return of the Company or its Subsidiaries that is filed after the Cut-Off Date, but which includes any period before the Cut-Off Date, (i) Purchaser will pay Seller any excess of (x) the Taxes paid by the Company and its Subsidiaries with respect to such Tax Return prior to the Cut-Off Date over (y) the Tax liability payable by the Company or any Subsidiary shown on such Tax Return that is allocable to the period through the Cut-Off Date, and (ii) Seller shall pay to Purchaser any excess of (x) the Tax liability payable by the Company or any Subsidiary shown on such Tax Return that is allocable to the period through the Cut-Off Date over (y) the Taxes paid by the Company and its Subsidiaries with respect to such Tax Return prior to the Cut-Off Date.  For this purpose, (a) the Cut-Off Date means the date of this Agreement in the case of income, sales and use, and production Taxes or the Closing Date in the case of all other Taxes and (b) for a taxable period that includes but does not end on the Cut-Off Date, the Tax liability allocable to the period through the Cut-Off Date shall be determined on a closing of the books method, except that property taxes and similar taxes shall be allocated on a daily pro rata basis.  The Purchaser shall provide, or cause to be provided, to Seller a substantially final draft of each Tax Return described in this Section 7.16 at least 30 days prior to the due date for filing such Tax Return, for review by the Seller.  The Seller shall notify the Purchasers of any reasonable objections the Seller may have to any items set forth in such draft Tax Return and the Purchasers and the Seller agree to consult and attempt to resolve in good faith any such objection; provided, however, that in the event the parties are unable to resolve in good faith any such objections, resolution of the objections shall be determined by a national or international public accounting firm mutually selected by the Purchaser and the Seller, whose determination shall be final and binding.  At the Closing, Seller shall provide to Purchaser a certificate under Section 1445 of the Code certifying that it is a U.S. person exempt from withholding tax under the Foreign Investment in Real Property Tax Act (the “FIRPTA Certificate”).

SECTION 7.17.     Terminated Affiliate Contracts.  Seller and the Securityholders shall take all actions necessary such that prior to or at the Closing each Terminated Affiliate Contract shall be terminated and none of the Company and its Subsidiaries shall have any obligations or liabilities thereunder.

ARTICLE VIII
CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATIONS

The obligation of Purchaser to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction (or waiver by Purchaser) of the following conditions at or prior to the Closing:

SECTION 8.1.     Accuracy of Representations and Warranties.  Each of the representations and warranties of Seller, the Securityholders and the Company contained in Articles IV and V shall be true and correct, in each case on and as of the date of this Agreement and the Closing Date as if made on and as of such date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct, as of such date or with respect to such period), except to the extent that the failure of any such representations and warranties to be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect”, “in all material respects”, “in any material respect”, “material” or “ materially”) would not in the aggregate reasonably be expected to have a Company Material Adverse Effect.

SECTION 8.2.     Performance of Covenants.  Seller, the Securityholders and the Company shall have performed and complied in all material respects with the covenants and provisions of this Agreement required to be performed or complied with by them between the date hereof and the Closing Date.

SECTION 8.3.     Certificates.  Purchaser shall have received certificates to the effect set forth in Sections 8.1 and 8.2, dated the Closing Date, signed on behalf of Seller, each Securityholder and the Company by their duly authorized officers.

SECTION 8.4.     HSR Clearance.  Any “waiting period” applicable under the HSR Act to the transactions contemplated by this Agreement shall have expired or been terminated.

SECTION 8.5.     No Order.  No Order shall be in effect prohibiting, enjoining or restraining the consummation of the transactions contemplated in this Agreement.

SECTION 8.6.     Certified Resolutions.  Purchaser shall have received certificates of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, setting forth resolutions of the Board of Managers of the Company authorizing the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

SECTION 8.7.     Deliveries.  All of the deliveries contemplated by Section 2.3 shall have been received by Purchaser.

SECTION 8.8.     Secretary’s Certificates.  Purchaser shall have received certificates of the Secretary or an Assistant Secretary of the Company attesting as to the incumbency and signature of each officer of the Company who executed this Agreement.

SECTION 8.9.     Assignments.  Purchaser shall have received the Assignment Documents.

SECTION 8.10.     Outstanding Indebtedness.  Purchaser shall have received the Payoff Evidence.

SECTION 8.11.     Consents and Approval.  Seller, the Securityholders and the Company shall have obtained those consents and approvals listed on Section 8.11 of the Disclosure Schedule.

SECTION 8.12.     Terminated Affiliate Contracts.  Each of the Terminated Affiliate Contracts shall have been terminated, and none of the Company and its Subsidiaries shall have any obligations or liabilities thereunder.

Notwithstanding the foregoing, Purchaser may not rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure (i) resulted from an action or inaction on the part of Seller, the Securityholders and the Company or their Affiliates requested or consented to by Purchaser or (ii) was caused by the failure of Purchaser to act in good faith or comply with its obligations under this Agreement.

ARTICLE IX
CONDITIONS PRECEDENT TO
THE OBLIGATIONS OF SELLER AND THE SECURITYHOLDERS

The obligation of Seller and the Securityholders to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction (or waiver by the Securityholders) of the following conditions at or prior to the Closing:

SECTION 9.1.     Accuracy of Representations and Warranties.  Each of the representations and warranties of Purchaser contained in Article VI shall be true and correct, in each case on and as of the date of this Agreement and the Closing Date as if made on and as of such date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period), except to the extent that the failure of any such representations and warranties to be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect”, “in all material respects”, “in any material respect”, “material” or “ materially”) would not in the aggregate reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 9.2.     Performance of Covenants.  Purchaser shall have performed and complied in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by it between the date hereof and the Closing Date.

SECTION 9.3.     Certificate.  Seller and the Securityholders’ Representatives shall have received a certificate to the effect set forth in Sections 9.1 and 9.2 hereof, dated the Closing Date, signed on behalf of Purchaser by its duly authorized officers.

SECTION 9.4.     HSR Clearance.  Any “waiting period” applicable under the HSR Act to the transactions contemplated by this Agreement shall have expired or been terminated.

SECTION 9.5.     No Order.  No Order shall be in effect prohibiting, enjoining or restraining the consummation of the transactions contemplated hereby.

SECTION 9.6.     Delivery of Consideration.  Seller and the Securityholders’ Representatives shall have received their appropriate portion of the Consideration.

SECTION 9.7.     Certified Resolutions.  Seller and the Securityholders’ Representatives shall have received a certificate of a duly authorized officer of Purchaser, dated the Closing Date, setting forth the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

SECTION 9.8.     Deliveries.  All of the deliveries contemplated by Section 2.4 shall have been received by Seller and the Securityholders’ Representatives.

SECTION 9.9.     Secretary’s Certificate.  Seller and the Securityholders’ Representatives shall have received a certificate of the Secretary or an Assistant Secretary of Purchaser attesting as to the incumbency and signature of each officer of Purchaser who executed this Agreement.

SECTION 9.10.     Listing Application.  The shares of Purchaser Common Stock to be issued in connection with the transactions contemplated by this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

SECTION 9.11.     Registration Rights Agreement.  Purchaser and the Securityholders shall have entered into a Registration Rights Agreement in the form of Exhibit E attached hereto.

Notwithstanding the forgoing, Seller and the Securityholders may not rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by the failure of Seller or any Securityholder to act in good faith or comply with their obligations under this Agreement.

ARTICLE X
TERMINATION

SECTION 10.1.     Termination of Agreement.  Anything herein to the contrary notwithstanding, this Agreement may be terminated at any time before the Closing, as follows:

(a)           Mutual Consent.  By mutual written consent of Seller and Purchaser;

(b)           (i)  By Purchaser if any of the conditions set forth in Article VIII shall have become incapable of fulfillment, and shall not have been waived by Purchaser;

(ii)  By Seller if any of the conditions set forth in Article IX shall have become incapable of fulfillment, and shall not have been waived by Seller;

provided, however, that a party may not terminate this Agreement pursuant to this clause (b) if it (or in the case of Seller, Seller or the Company) is in breach of any representation, covenant or obligation of such party contained in this Agreement;

(c)           Expiration Date.  By Seller, on the one hand, or Purchaser, on the other, if the Closing shall not have occurred prior to or on the date 45 days from the date of this Agreement (which date may be extended by the mutual written agreement of Seller and Purchaser); provided, however, in the event that the conditions specified in Sections 8.4 and 9.4 have not been satisfied, then the expiration date set forth in this paragraph (c) shall be extended by an additional 60 days, and neither Party shall have the right to terminate this Agreement as a result of the failure of the satisfaction of the conditions specified in Sections 8.4 and 9.4 prior to such date, unless written notice is given to Seller and the Purchaser indicated that the DOJ or FTC has determined that it will not allow the transaction to proceed pursuant to the HSR Act, in which case, either Seller, on the one hand, or Purchaser on the other, may terminate this Agreement pursuant to this paragraph (c); and provided further, that a party may not terminate this Agreement pursuant to this paragraph (c) if the failure of the Closing to occur on or before such date is attributable in whole or in any substantial part to the breach by such party (or in the case of Seller, Seller or the Company) of any representation covenant or obligation of such party contained in this Agreement; or

(d)           Consummation Prohibited.  By Seller, on one hand, or Purchaser, on the other, if consummation of the transactions contemplated hereby would violate any non-appealable final Order of a Governmental Authority having competent jurisdiction.

SECTION 10.2.     Effect of Termination.  If this Agreement shall be terminated pursuant to Section 10.1, all further obligations of the parties to this Agreement shall terminate and this Agreement shall become null and void and without further liability of any party to another except that this Section 10.2, Sections 7.5 and 7.6 and Article XIII shall survive any termination; provided, however, that nothing herein shall relieve a breaching or defaulting party for liability arising from any breach or default by it that take place prior to the date of termination of this Agreement or impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

ARTICLE XI
INDEMNIFICATION

SECTION 11.1.     Survival of Representations and Warranties and Covenants.  The representations and warranties contained in Articles IV and V, and rights to indemnification in respect thereof, shall survive the Closing and continue in effect (i) in the case of all representations and warranties other than those set forth in Sections 4.1(a), 4.1(b), 4.1(e), 4.2(a), 4.2(b), 4.2(e), 5.1, 5.2, 5.5, 5.18, 6.1, 6.2, 6.5 and 6.12, until the first anniversary of the Closing Date, (ii) in the case of the representations and warranties set forth in Sections 4.1(a), 4.1(b), 4.1(e), 4.2(a), 4.2(b), 4.2(e), 5.1, 5.2, 5.5, 6.1, 6.2 and 6.5, until the third anniversary of the Closing Date and (iii) in the case of the representations and warranties set forth in Section 5.18 and 6.12 until the expiration of the applicable statute of limitations. All covenants and agreements contained herein shall remain in full force and effect until the first anniversary of the Closing Date, except for those covenants and agreements that by their terms are to be performed in whole or in part subsequent to the Closing, which shall remain in full force and effect for a period of 12 months following the date by which such covenant or agreement is required to be performed.

SECTION 11.2.     Securityholders’ Indemnification Obligations.

(a)           Subject to the limitations set forth in this Article XI, from and after the Closing Date, each Securityholder shall, severally, but not jointly, indemnify and hold Purchaser and each of its officers, directors, managers, partners, members, employees and agents (the “Purchaser Indemnified Parties”) harmless from and against any and all Claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, “Losses”) arising out of (a) any breach of any representation or warranty of Seller, the Company or such Securityholder contained in Articles IV or V for which notice is given to the Securityholders’ Representatives within the survival period specified in Section 11.1, (b) any breach of any agreement or covenant on the part of Seller or such Securityholder contained in this Agreement, or (c) any breach of any agreement or covenant on the part of the Company contained in this Agreement, but only to the extent that such agreement or covenant is required to be performed prior to or at Closing.  Any indemnification obligation of the Securityholders’ under this Article XI shall be paid first out of any funds held by the Escrow Agent pursuant to the terms of the Escrow Agreement, and then, to the extent that the Escrow Amount has been fully distributed or sufficient funds are not available to pay such claims, by the Securityholders.

(b)           Notwithstanding the foregoing, if the “Project Start-Up and Testing Activities,” as described in Section 6.4 of the Lump-Sum Design-Build Agreement between ASA Bloomingburg, LLC and Fagen, Inc., dated February 6, 2006 (the “Project Start-Up and Testing Activities”) with respect to the Bloomingburg Facility have not commenced on or before January 24, 2008, the Securityholders shall pay to Purchaser an amount equal to $73,400 per day (the “Delay Amount”) during the period beginning on, and including, January 25, 2008, and ending on, and including, the day such Project Start-Up and Testing Activities commence; provided, however that the last date on which the Securityholders may be liable for Delay Amounts shall be April 6, 2008, and provided further, however, that the provisions of Section 11.5(a) shall not apply to this Section 11.2(b) and all amounts paid pursuant to this Section 11.2(b) shall be disregarded for all purposes of Section 11.5(a).  Any such Delay Amounts shall be paid first out of any funds held by the Escrow Agent pursuant to the terms of the Escrow Agreement (and Purchaser and the Securityholders shall instruct the Escrow Agent to make such payment pursuant to the terms of the Escrow Agreement), and then, to the extent that the Escrow Amount has been fully distributed or sufficient funds are not available to pay such Delay Amounts, by the Securityholders in immediately available funds.

(c)           Notice of Claims.  Any Purchaser Indemnified Party making a claim for indemnification pursuant to this Section 11.2 must give written notice of such claim to the Securityholders’ Representatives promptly and in any event no later than thirty (30) Business Days after the Purchaser Indemnified Party determines that it has a basis, giving rise to such claim for indemnification; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent (and only to the extent) the Securityholders’ Representatives shall have been actually prejudiced as a result of such failure.  Such notice must contain a reasonably detailed description of the nature and amount of such Loss.  If the Securityholders’ Representatives do not notify the Purchaser Indemnified Party within thirty (30) Business Days following receipt of such notice that Seller disputes its liability to the Purchaser Indemnified Party, such claim specified by the Purchaser Indemnified Party in such notice shall be conclusively deemed a liability of Seller.  So long as notice referred to in the preceding sentence is provided on or prior to the expiration of the survival period specified in Section 11.1, the Purchaser Indemnified Parties’ rights to pursue recovery for the applicable Loss shall survive until the matter is resolved by the Purchaser Indemnified Parties and the Securityholders’ Representatives.

SECTION 11.3.     Purchaser’s Indemnification Obligations.

(a)           Subject to the limitations set forth in this Article XI, from and after the Closing Date, Purchaser shall indemnify and hold Seller, each Securityholder and their Affiliates and each of their respective officers, directors, managers, partners, members, employees and agents (the “Securityholder Indemnified Parties”) harmless from and against any and all Losses arising out of (a) any breach of any representation or warranty of Purchaser contained in Article VI of this Agreement for which notice is given within the survival period specified in Section 11.1, (b) any breach of any agreement or covenant on the part of Purchaser contained in this Agreement or (c) any breach of any agreement or covenant on the part of the Company contained in this Agreement, but only to the extent that such agreement or covenant is required to be performed after Closing. The Company and its Subsidiaries hereby release and, except to the extent that indemnification by Seller or any Securityholder is required pursuant to Section 11.2 above, Purchaser shall cause the Company and its Subsidiaries to indemnify, defend and hold harmless each Securityholder Indemnified Party from and against any Losses or potential Losses resulting from such Securityholder Indemnified Party’s relationship with the Company, including, without limitation, those resulting from any Legal Proceeding or asserted by any third party.

(b)           Notice of Claims.  Any Securityholder Indemnified Party making a claim for indemnification pursuant to this Section 11.3 must give written notice of such claim to the Purchaser promptly and in any event no later than thirty (30) Business Days after the Securityholder Indemnified Party determines that it has a basis, giving rise to such claim for indemnification; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent (and only to the extent) the Purchaser shall have been actually prejudiced as a result of such failure.  Such notice must contain a reasonably detailed description of the nature and amount of such Loss.  If the Purchaser does not notify the Securityholder Indemnified Party within thirty (30) Business Days following receipt of such notice that Purchaser disputes its liability to the Securityholder Indemnified Party, such claim specified by the Securityholder Indemnified Party in such notice shall be conclusively deemed a liability of the Purchaser.  So long as notice referred to in the preceding sentence is provided on or prior to the expiration of the survival period specified in Section 11.1, the Securityholder Indemnified Parties’ rights to pursue recovery for the applicable Loss shall survive until the matter is resolved by the Securityholder Indemnified Parties and the Purchaser.

SECTION 11.4.     Third Party Claims; Procedures.  If any third party asserts a Claim (a “Third Party Claim”) against an Indemnified Party that could reasonably be expected to give rise to a right on the part of the Indemnified Party to indemnification under this Article XI, the Indemnified Party shall give notice of such Third-Party Claim to the Indemnifying Party as soon as practicable (but in no event later than fifteen (15) Business Days after receiving written notice of such Third-Party Claim or otherwise acquiring actual knowledge of the assertion thereof), and the Indemnifying Party shall have the right to assume the defense of such Third-Party Claim and may employ counsel reasonably satisfactory to the Indemnified Party to represent or defend against such Third-Party Claim; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that the Indemnifying Party may have hereunder with respect to such Third-Party Claim, except to the extent that the Indemnifying Party is prejudiced as a result of such failure, including where the failure to so notify the Indemnifying Party results in Losses to the Indemnifying Party or the forfeiture of substantive rights or defenses that would otherwise be available in the defense of such Third-Party Claim.  If the Indemnifying Party elects not to assume the defense or fails to assume the defense in a timely manner, then the Indemnified Party may employ counsel reasonably satisfactory to the Indemnifying Party to represent or defend it against any such Third-Party Claim and the Indemnifying Party will pay the reasonable fees and disbursements of such counsel; provided, however, that the Indemnified Party shall not, in connection with any Legal Proceeding or separate but substantially similar Legal Proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such Legal Proceeding.  If the Indemnifying Party does assume the defense of a Third-Party Claim, the Indemnified Party shall have the right to participate in the defense of such Third-Party Claim at its expense.  If the Indemnified Party retains its own counsel, the Indemnifying Party shall reasonably cooperate in providing information to and consulting with the Indemnified Party about the Third-Party

Claim.  Notwithstanding the foregoing, (x) the Sellers’ Representatives shall not be entitled to assume the defense of any Third-Party Claim (and the Securityholders shall be liable for the fees and expenses of counsel incurred by the Purchaser Indemnified Party in defending such Third-Party Claim) if (A) the Purchaser Indemnified Party has been advised by counsel that there are one or more legal or equitable defenses available and as a result, in the opinion of such Purchaser Indemnified Party, counsel employed by the Sellers’ Representatives could not adequately represent the interests of the Purchaser Indemnified Party because such interests could be in conflict with those of the applicable Seller or Securityholder, (B) such Third-Party Claim involves, or is reasonably likely to have a material adverse effect on, any matter beyond the scope of the indemnification obligation of the Securityholders or (C) the Third-Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Purchaser Indemnified Party that the Purchaser Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages, and (y) the Purchaser shall not be entitled to assume the defense of any Third-Party Claim (and the Purchaser shall be liable for the fees and expenses of counsel incurred by the Securityholder Indemnified Party in defending such Third-Party Claim) if (A) the Securityholder Indemnified Party has been advised by counsel that there are one or more legal or equitable defenses available and as a result, in the opinion of such Securityholder Indemnified Party, counsel employed by the Purchaser could not adequately represent the interests of the Securityholder Indemnified Party because such interests could be in conflict with those of the Purchaser, (B) such Third-Party Claim involves, or is reasonably likely to have a material adverse effect on, any matter beyond the scope of the indemnification obligation of the Purchaser or (C) the Third-Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Securityholder Indemnified Party that the Securityholder Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. Notwithstanding anything to the contrary contained herein, in no event shall the Indemnified Party consent to the entry of judgment or enter into any settlement with respect to a Third-Party Claim for which it is seeking indemnification without the prior written consent of the Indemnifying Party.

SECTION 11.5.     Limitations on Indemnification.  Notwithstanding anything to the contrary contained in this Agreement:

(a)           (i)  No Securityholder shall have any obligation to provide indemnification for Losses of the type identified in Section 11.2 (excluding any Losses arising out of a breach of the representations and warranties contained in Sections 4.1(e) and 4.2(e), 5.2, 5.5 and 5.18 which shall not be subject to any limitation set forth in this Section 11.5(a)) (“Securityholder Covered Losses”), except to the extent that (i) the Securityholder Covered Losses arising from any specific breach exceed $150,000 (the “Per-Occurrence Basket”), in which case each Securityholder shall (subject to the other limitations contained in Section 11.2 and elsewhere in this Section 11.5, including the limitation provided for in clause (ii) below) be liable under this Article XI for all Securityholder Covered Losses arising from the applicable breach (including the portion that is less than the Per-Occurrence Basket) and (ii) the aggregate amount of all Securityholder Covered Losses exceeds $7,250,000 (the “Aggregate Basket”), in which case each Securityholder shall be liable (subject to the limitations contained in Section 11.2) under this Article XI only for Securityholder Covered Losses which exceed the Aggregate Basket.

(ii) The Purchaser shall not have any obligation to provide indemnification for Losses of the type identified in Section 11.3 (excluding any Losses arising out of a breach of the representations and warranties contained in Sections 6.2,  6.5 and 6.12, which shall not be subject to any limitation set forth in this Section 11.5(a)) (“Purchaser Covered Losses”, and together with the Securityholder Covered Losses, the “Covered Losses”), except to the extent that (i) the Purchaser Covered Losses arising from any specific breach exceed the Per-Occurrence Basket, in which the Purchaser (subject to the other limitations contained in Section 11.3 and elsewhere in this Section 11.5, including the limitation provided for in clause (ii) below) be liable under this Article XI for all Purchaser Covered Losses arising from the applicable breach (including the portion that is less than the Per-Occurrence Basket) and (ii) the aggregate amount of all Purchaser Covered Losses exceeds the Aggregate Basket, in which case Purchaser shall be liable (subject to the limitations contained in Section 11.3) under this Article XI only for Purchaser Covered Losses which exceed the Aggregate Basket.

(b)           The maximum obligation of any Securityholder on one hand, and the Purchaser on the other, to provide indemnification for all Covered Losses incurred by any Purchaser Indemnified Parties or Securityholder Indemnified Parties, as the case may be, shall be limited to (i) in the case of Securityholder Covered Losses, an aggregate amount equal to such Securityholder’s Pro Rata Share of $54,375,000 (except in the case of any Losses arising out of a breach of the representations and warranties contained in Sections 4.1(e), 4.2(e), 5.2 and 5.5, where the maximum obligation of any Securityholder shall be limited to such Securityholder’s Pro Rata Share of the Closing Purchase Price), and (ii) in the case of Purchaser Covered Losses, $54,375,000 (except in the case of any Losses arising out of a breach of the representations and warranties contained in Sections 6.2 and 6.5, where the maximum obligation of the Purchaser shall be limited to the Closing Purchase Price).

(c)           For purposes of calculating the amount of Losses attributable to Covered Losses hereunder, any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be disregarded.

SECTION 11.6.     Exclusive Remedy.  Unless otherwise prohibited by applicable Law (pursuant to statutory or other provisions that cannot be waived by the parties), from and after the Closing, the remedies of the parties specifically provided for by this Article XI shall be the sole and exclusive post-closing monetary remedies of the parties for all matters covered or contemplated by this Agreement, other than claims for fraud or a suit for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement, and the parties waive any and all statutory or common law remedies they may have for such matters, including any right of contribution or cost recovery, whether based in contract, tort, strict liability or otherwise, other than claims for fraud or a suit for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement.  In no event shall any party be liable for special, punitive, exemplary, incidental, consequential or indirect damages, lost profits, diminution in value, damage to reputation or loss to goodwill, whether based in contract, tort, strict liability or otherwise, except to the extent such damages are payable by any Purchaser Indemnified Party as a result of a Third-Party Claim.

SECTION 11.7.     Insurance.  The amount of any Losses for which indemnification is provided under this Agreement shall be net of any amounts recoverable by any Purchaser Indemnified Party with respect to such Losses under insurance policies maintained by the Company, net of reasonable out of pocket expenses actually incurred by such Purchaser Indemnified Party in obtaining such recovery or proceeds.  In the case of any Third-Party Claims for which it is reasonably likely that a party may have a direct or indirect right of recovery against one or more third parties (including, but not limited to, rights of recovery under insurance policies or indemnification arrangements with third parties), such party shall seek recovery of such Third-Party Claims from such third parties for so long as pursuit of such recovery is commercially reasonable.  To the extent that a party obtains recovery in respect of any such Third-Party Claims from any third parties, such party shall use the funds provided by such recovery (in lieu of funds provided by any other party pursuant to the indemnification provisions of this Article XI) to pay or otherwise satisfy such Third-Party Claims and the amount of any Losses with respect to any Third-Party Claim for which indemnification is available under this Article XI shall be reduced by the amount of such insurance proceeds or other such funds realized or paid to the Indemnified Party.  If, after the making of any payment in respect of a Third-Party Claim under this Article XI, the amount of the Losses to which such payment relates is reduced by recovery, settlement or otherwise under any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction will promptly be repaid by the Indemnified Party to the Indemnifying Party.  Each party hereto shall take reasonable steps to mitigate its Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.

SECTION 11.8.     Cooperation; Access to Documents and Information.  The parties shall cooperate with each other in connection with resolving any Claims (including, but not limited to, Third-Party Claims) as to which indemnification is or may be required to be provided in accordance with the terms of this Agreement.  Without limiting the generality of the foregoing, any Indemnified Party who desires to assert a Claim for indemnification pursuant to this Agreement shall (i) provide to the Indemnifying Party, its agent, counsel, advisors, representatives and consultants and all other parties involved in the defense of such Claim reasonable access during regular business hours to all documents and information reasonably relevant to such Claim which are in the possession of the Indemnified Party or its Affiliates or can be obtained by the Indemnified Party without undue cost or expense as promptly as practicable and (ii) give the Indemnifying Party reasonable access to the accounting and other appropriate personnel and the independent accountants of the Indemnified Party and its Affiliates in order to permit the Indemnifying Party to obtain information reasonably required to evaluate such Claim.  Notwithstanding anything to the contrary contained herein, an Indemnifying Party shall not be required to pay any Losses arising from a Claim for so long as the Indemnified Party is in breach in any material respect of its obligations in respect of such Claim provided for in this Section 11.7.  In addition, in no event shall an Indemnifying Party be liable to an Indemnified Party for any Losses arising from a Claim to the extent that such Losses could reasonably be expected to have been avoided or reduced if the Indemnified Party had complied in a timely manner with its obligations under this Section 11.7.

ARTICLE XII
DEFINITIONS

SECTION 12.1.     Certain Definitions.  As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person or (b) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  However, for the purposes of Section 5.22 hereof, the term “Affiliate” shall not include any portfolio companies in which a Securityholder or its Affiliates own Equity Interests or debt interests other than Seller and its Subsidiaries.

“Bank Credit Agreement” means that certain Credit Agreement dated February 6, 2006, by and among ASA OPCO Holdings LLC, ASA Albion LLC, ASA Bloomingburg, LLC, ASA Linden, LLC, WestLB AG, New York Branch, as Administrative Agent, and the Lenders referred to therein, as subsequently amended.

“Bloomingburg Facility” means the ethanol facility owned as of the date hereof by ASA Bloomingburg, LLC, a Delaware limited liability company.

“Bridge Notes” means those certain bridge notes issued pursuant to the Bridge Note Purchase and Security Agreement, dated September 15, 2006, among the Company and certain of the Securityholders.

“Business Day” means any day except a Saturday, Sunday or federal holiday.

“Claim” means any demand, claim or action that is asserted or arises in a Legal Proceeding or otherwise.

“Class A Units” means the Class A Units representing limited liability company interests in Seller.

“Class B Units” means the Class B Units representing limited liability company interests in Seller.

“Class C Units” means the Class C Units representing limited liability company interests in Seller.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company’s Knowledge” means the actual knowledge, after due inquiry and investigation, of any of Thomas L. Manuel, George P. Schaefer, Joel A. Stone and Chris Muehling.

“Company’s Management Team” means Thomas L. Manuel, George P. Schafer, Joel A. Stone and Chris Muehling.

“CompanyMaterial Adverse Effect” means (i) a material adverse effect on the businesses, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) an event or circumstance affecting the Company or any of its Subsidiaries that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by this Agreement, but, in the case of clause (i) above, excluding any such effect attributable to or resulting from (a) the public announcement of the transactions contemplated hereby, (b) any change in Laws of general applicability or interpretations thereof by any courts or other Governmental Authorities, (c) any change in general economic conditions or in interest rates, (d) any change in conditions affecting the ethanol, distiller’s grains, corn production, energy, oil and natural gas industries generally, (e) any change in the overall businesses, results of operations or financial condition of Seller, the Securityholders or any Affiliates thereof (other than the Company and its Subsidiaries) or (f) any action or omission of the Company or any of its Subsidiaries taken in accordance with the terms of this Agreement or with the prior consent of Purchaser, unless in the case of clauses (b), (c) and (d), such changes have had, or would reasonably be expected to have, a materially disproportionate impact on the businesses, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate.

“Company Multiemployer Plan” means a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its Subsidiaries or ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability

“Company Plan” means a “pension plan” (as defined in Section 3(2) of ERISA (including a Company Multiemployer Plan)), a “welfare plan” (as defined in Section 3(1) of ERISA), and any other bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, program, agreement or arrangement in each case established or maintained by the Company or any of its Subsidiaries or ERISA Affiliates for the benefit of employees of the Company or its Subsidiaries or as to the Company or any of its Subsidiaries or ERISA Affiliates has contributed or otherwise may have any liability in respect of employees of the Company or its Subsidiaries.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of November 14, 2006, between the Company and Purchaser.

“Consent” means any consent, approval or authorization required to be obtained from any Person or Governmental Authority.

“Consideration” means the Purchase Price and the Subordinated Note Amount and the Bridge Note Amount.

“Contract” means any written contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage or insurance policy.

“Designated Recipient” means the Person designated by Seller who is to receive the shares of Purchaser Common Stock delivered as payment of the Common Stock Purchase Price and whose name will be reflected on the stock certificate representing such shares.

“Enforceability Exceptions” means, with reference to the enforcement of the terms and provisions of this Agreement or any other Contract, that the enforcement thereof is or may be subject to the effect of (i) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of the rights and remedies of creditors or parties to executory contracts generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the exercise of equitable powers by a court of competent jurisdiction; and (iii) applicable Law or public policy limiting the enforcement of provisions providing for the indemnification of any Person.

“Environmental Laws” means any Laws in effect on the date of this Agreement relating to (i) health and safety matters or (ii) protection of the environment, persons or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, spill or emission of, or regarding the manufacture, processing, production, gathering, transportation, use, treatment, storage or disposal of, any Hazardous Materials including, without limitation, the Comprehensive Response, Compensation, and Liability Act of 1980, 42 U.S. C. § 9601 et. seq., as amended and any state law counterparts.

“Equity Interests” means (i) with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation, however designated, and (ii) with respect to any partnership or limited liability company, all partnership or limited liability company interests, units, participations or equivalents of partnership or limited liability company interests of such partnership or limited liability company, however designated.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

“Escrow Agent” means JPMorgan Chase Bank, NA.

“Escrow Amount” means 4,127,476 shares of Purchaser Common Stock, to be deposited with the Escrow Agent as contemplated by Section 2.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any federal, state, provincial or local government or governmental regulatory body or court of competent jurisdiction and any of their respective subdivisions, agencies, instrumentalities, authorities or tribunals.

“Hazardous Materials” means any substance, material or waste that is defined as hazardous or toxic by, or is otherwise regulated under, any applicable Environmental Law on the date of this Agreement.

“HSR Act” means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended (including any successor statute).

“Indemnified Party” means a Securityholder Indemnified Party or a Purchaser Indemnified Party.

“Indemnifying Party” means a party from whom an Indemnified Party is entitled to indemnification under the terms of this Agreement.

“Intellectual Property” means all (i) United States and foreign patents and patent applications of any kind, United States and foreign works of authorship, mask-works, trademark copyrights and trademark copyright and mask-work registrations and applications for registration and any rights or licenses in the foregoing, and (ii) unpatented inventions (whether or not patentable), trade secrets, know-how and proprietary information, including (in whatever form or medium), discoveries, ideas, compositions, formulas, computer programs (including source and object codes), computer software and computer software documentation, database, drawings, designs, plans, proposals, specifications, photographs, samples, models, processes, procedures, data, information, manuals, reports, financial, marketing and business data, and pricing and cost information, correspondence and notes, and any rights or licenses in the foregoing.

“IRS” means the Internal Revenue Service.

“Law” means any federal, state, provincial or local law (including common law), statute, rule, ordinance, code or regulation.

“Legal Proceeding” means any judicial, administrative, investigative or arbitral action, suit or proceeding (whether public or private and whether civil, criminal or administrative) by or before any court or other Governmental Authority or any tribunal.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, attachment, levy, easement, covenant, condition, restriction, title and survey defect and other charge and encumbrance or other similar encumbrance.

“LLC Agreement” means that certain Limited Liability Company Agreement of ASA OpCo Holdings, LLC, dated February 6, 2006, by ASAlliances Biofuels LLC, as the initial member.

“Material Contract” means any Contract to which the Company or any of its Subsidiaries or Purchaser or any of its Subsidiaries (as applicable) is a party or bound:

(a)           that contains a covenant not to compete or other covenant restricting the development, manufacture, marketing or distribution of the products and services of the Company or any Subsidiary or that otherwise materially limits the conduct of the business of the Company and its Subsidiaries as presently conducted;

(b)           a Contract for any joint venture, partnership or similar arrangement;

(c)           that resulted in aggregate monetary payments by the Company and its Subsidiaries or Purchaser and its Subsidiaries during the fiscal year ended December 31, 2006, or that can reasonably be expected to result in aggregate monetary payments by the Company and its Subsidiaries or Purchaser and its Subsidiaries during the current fiscal year, in an amount exceeding $250,000 or during the term thereof in an aggregate amount exceeding $500,000; provided, however, that a Contract that would otherwise be classified as a Material Contract pursuant to this section (a) shall not be so classified if such Contract may be terminated by the Company or one of its Subsidiaries or Purchaser or one of its Subsidiaries without penalty upon notice of not more than 45 days for an aggregate cost of less than $100,000;

(d)           that resulted in aggregate monetary receipts by the Company and its Subsidiaries or Purchaser and its Subsidiaries during the fiscal year ended December 31, 2006, or that can reasonably be expected to result in aggregate monetary receipts by the Company and its Subsidiaries or Purchaser and its Subsidiaries during the current fiscal year, in an amount exceeding $250,000 or during the term thereof in an aggregate amount exceeding $500,000; provided, however, that a Contract that would otherwise be classified as a Material Contract pursuant to this Section (b) shall not be so classified if such Contract may be terminated by the Company or one of its Subsidiaries or Purchaser or one of its Subsidiaries without penalty upon notice of not more than 45 days for an aggregate cost of less than $100,000;

(e)           (A) that provides for the borrowing of funds, incurrence of indebtedness or guaranty of any indebtedness of any Person by the Company or its Subsidiaries or Purchaser or its Subsidiaries in excess of $250,000, including any indenture, mortgage, loan, credit, sale-leaseback or similar Contract or (B) under which the Company or a Subsidiary has, directly or indirectly, made or become obligated to make any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company or a Subsidiary, in any such case which, individually, in excess of $250,000;

(f)           that provides for the sale or lease of, or grants preferential rights to purchase or lease or requires the consent of any party (other than the Company or a Subsidiary) to transfer any material assets used in the businesses of the Company and its Subsidiaries; or

(g)          that is otherwise material to the business of the Company and the Subsidiaries or the use or operation of their assets.

“Order” means any order, judgment, injunction, ruling or decree of any court or other Governmental Authority.

“Ordinary Course of Business” means, with respect to the Company and any of its Subsidiaries, the ordinary course of business contemplated by the current operating plans of the Company or such Subsidiary or consistent with the past custom and practice of the Company or such Subsidiary, including, without limitation making expenditures consistent with past practices and the Construction Cost Estimate Schedule.

“Organizational Documents” means (i) in the case of any Person organized as a corporation, the certificate or articles of incorporation and by-laws of such corporation and the bylaws of such corporation (or, if applicable, the memorandum and articles of association of such corporation), (ii) in the case of any Person organized as a limited liability company, the certificate of formation or organization and the limited liability company agreement, operating agreement or regulations of such limited liability company, (iii) in the case of any Person organized as a limited partnership, the certificate of limited partnership and partnership agreement of such limited partnership and (iv) in the case of any other Person, all constitutive or organizational documents of such Person which address all matters relating to the business and affairs of such Person similar to the matters addressed by the documents referred to in clauses (i) through (iii) above in the case of Persons organized as corporations, limited liability companies or limited partnerships.

“Permit” means any permit, license, authorization or approval issued by a Governmental Authority.

“Permitted Lien” means any (i) mechanic’s, materialman’s, warehouseman’s, carrier’s and similar liens for labor, materials or supplies incurred arising by Contract or under applicable Law in the Ordinary Course of Business for amounts which are not due and payable, (ii) purchase money security interests arising in the Ordinary Course of Business, (iii) Liens for Taxes, assessments and other governmental levies, fees or charges which are not due and payable or which are being contested by appropriate proceedings, (iv) rights of landlords in respect of any Leasehold Property provided for under leases set forth as Schedule 5.11(b) of the Disclosure Schedule, (v) in the case of any Owned Real Estate, imperfections of title, Liens, claims, easements, covenants, conditions, restrictions, title and survey defects and other charges and encumbrances shown on the Company’s or Subsidiary’s most recent surveys or title policies for the lots, parcels or tracts of land constituting such Real Property provided or made available to Purchaser, (vi) imperfections of title, easements, covenants, conditions, restrictions, title and survey defects and other charges and encumbrances the existence of which does not and would not reasonably be expected to impair materially the continued use and operation of the assets to which they relate in the conduct of the business of the Company and its Subsidiaries as presently conducted or as it is intended to be conducted or (vii) Liens identified in Section 12.1 of the Disclosure Schedule or Section 12.1 of the Purchaser Disclosure Schedule.

“Person” means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

“Purchaser Common Stock” means the common stock, par value $0.01 per share, of Purchaser.

“Purchaser Form 10-K” means Purchaser’s Annual Report on Form 10-K filed with the SEC on March 29, 2007.

“Purchaser Form 10-Q” means Purchaser’s 10-Q filed with the SEC on May 8, 2007.

“Purchaser Material Adverse Effect” means (i) a material adverse effect on the businesses, results of operations or financial condition of Purchaser and its Subsidiaries, taken as a whole, or (ii) an event or circumstance affecting Purchaser or any of its Subsidiaries that would reasonably be expected to prevent, impede or delay  the consummation of the transactions contemplated by this Agreement, but, in the case of clause (i) above, excluding any such effect attributable to or resulting from (a) the public announcement of the transactions contemplated hereby, (b) any change in Laws of general applicability or interpretations thereof by any courts or other Governmental Authorities, (c) any change in general economic conditions or in interest rates, (d) any change in conditions affecting the ethanol, distiller’s grains, corn production, energy, oil and natural gas industries generally or (e) any action or omission of Purchaser or any of its Subsidiaries taken in accordance with the terms of this Agreement or with the prior consent of the Company, unless in the case of clauses (b), (c) and (d), such changes have had, or would reasonably be expected to have, a materially disproportionate impact on the businesses, results of operations or financial condition of Purchaser and its Subsidiaries, taken as a whole, relative to other participants in the industries in which Purchaser and its Subsidiaries operate.

“Real Property” means any lot, parcel or tract of land in which any Person has a property interest.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Securityholders” means USRG ASA, LLC, D.E. Shaw Synoptic Portfolios 5, L.L.C., Midwest First Financial, Inc., ACSAB, LLC, Cargill Biofuels Investments, LLC, ASAlliances Holdings, L.P. and FDC Ethanol, LLC.

“Securityholders’ Pro Rata Share” means that portion of Losses which equals the product of the total amount of Losses for which Purchaser is entitled to indemnification and a fraction, the numerator of which is the portion of the Purchase Price paid to such Securityholder pursuant to this Agreement and the denominator of which equals the aggregate Purchase Price paid to all Securityholders.

“Seller Units” means the Class A Units, the Class B Units and the Class C Units.

“Subordinated Notes” means the subordinated notes issued by the Company pursuant to that certain Note and Equity Purchase Agreement, dated as of February 6, 2006, among the Company, American Capital, as Agent, and the purchasers named therein.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person of which the parent, directly or indirectly, owns Equity Interests that (i) represent more than 50% of the total number of outstanding common or other residual Equity Interests (however denominated) of such Person, (ii) represent more than 50% of the total voting power of all outstanding Equity Interests of such Person which are entitled to vote in the election of directors, managers or other persons performing similar functions for and on behalf of such Person, (iii) are entitled to more than 50% of the dividends paid and other distributions made by such Person prior to liquidation or (iv) are entitled to more than 50% of the assets of such Person or proceeds from the sale thereof upon liquidation.

“Tax” means all taxes, including any income, profits, franchise, withholding, ad valorem, employment, sales and use, social security, disability, occupation, property, severance, or excise tax, including any interest, penalty or addition thereto, imposed by or on behalf of any Governmental Authority.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Taxes, including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax.

“Units” means the 100 units representing limited liability company interests of the Company.

SECTION 12.2.     Other Defined Terms. Each of the terms set forth below has the meaning set forth in the provision set forth opposite such term in the following table:

Term	Provision
Aggregate Basket	Section 11.5(a)
Agreement	Preamble
Asset Acquisition Statement	Section 1.5
Assignment	Section 2.3(a)
Assignment Documents	Section 2.3(a)
Books and Records	Section 7.7
Bridge Note Amount	Section 1.3(b)
Cash Purchase Price	Section 1.2
Closing	Section 2.1
Closing Date	Section 2.1
Closing Purchase Price	Section 1.2
Common Stock Purchase Price	Section 1.2
Company	Preamble
Company Audited Financial Statements	Section 5.6
Company Contracts	Section 5.13
Company Employees	Section 7.9(e)
Company Financial Statements	Section 5.6
Company Latest Balance Sheet	Section 5.6
Company Leasehold Property	Section 5.11(b)
Company Material Leases	Section 5.11(b)
Company Owned Real Estate	Section 5.11(a)
Company Senior Officers	Section 5.8(e)
Company Unaudited Financial Statements	Section 5.6
Construction Cost Estimate Schedule	Section 7.3(k)
Covered Losses	Section 11.4(a)
Cut-Off Date	Section 7.16

Term	Provision
Delay Amount	Section 11.2(b)
Disclosure Schedule	Article IV
D&O Indemnified Parties	Section 7.10(a)
DOJ	Section 4.1(d)
Escrow Agreement	Section 2.2
FIRPTA Certificate	Section 7.16
FTC	Section 4.1(d)
Losses	Section 11.2(a)
NYSE	Section 2.2
OpCo Holdings	Section 7.2
Payoff Evidence	Section 2.3(b)
Per Occurrence Basket	Section 11.5(a)
Project Start-Up and Testing Activities	Section 11.2(b)
Purchaser	Preamble
Purchaser Disclosure Schedule	Article VI
Purchase Price	Section 1.2
Purchaser Covered Losses	Section 11.5(a)
Purchaser Indemnified Parties	Section 11.2(a)
Purchaser Plan	Section 7.9(e)
Purchaser Reports	Section 6.6(a)
Registration Rights Agreement	Section 2.3(g)
Revised Statements	Section 1.5
Sarbanes Oxley Act	Section 6.6(d)
SEC	Section 6.6(a)
Securityholder Covered Losses	Section 11.5(a)
Securityholder Indemnified Parties	Section 11.3(a)
Securityholders’ Representatives	Section 3.1
Seller	Preamble
Subordinated Note Amount	Section 1.3(a)
Tax Purchase Price	Section 1.5
Terminated Affiliated Contracts	Section 5.22
Third-Party Claim	Section 11.4
Voting Company Debt	Section 5.5
Voting Purchaser Debt	Section 6.5
Voting Subsidiary Debt	Section 5.9(c)
WARN Act	Section 7.9(b)

ARTICLE XIII
GENERAL

SECTION 13.1.     Amendments.  This Agreement may only be amended by an instrument in writing executed by each of the parties hereto.

SECTION 13.2.     Waivers.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to the benefits of such term, but such waiver shall be effective only if it is in a writing signed by the party entitled to the benefits of such term and against which such waiver is to be asserted; provided, however, that in the case of a waiver by the Securityholders, such writing need only be signed by the Securityholders’ Representatives.  Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

SECTION 13.3.     Notices.  Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, courier, postage prepaid, or by hand, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).

(a)           If to any Securityholder, to the address set forth under such Securityholder’s name on the signature page hereto.

With a copy to Securityholders’ Representatives to:

Kevin Kuykendall
c/o American Capital Energy Group
2200 Ross Avenue, Suite 4800 West
Dallas, Texas 75201

and

Tony Lent
c/o USRG ASA, LLC
128 E. 29th Street
New York, New York 10016

(b)           If the Company or Seller, to:

ASAlliances Biofuels, LLC
5010 Riverside Drive, Suite 350
Irving, Texas 75039
Attn:  Thomas L. Manuel
President and Chief Executive Officer

With a copy (which shall not constitute effective notice) to:

Baker Botts L.L.P.
2001 Ross Avenue, Suite 1100
Dallas, Texas 75201
Attn: Douglass M. Rayburn

(c)           If to Purchaser, to:

Verasun Energy Corporation
100 22nd Avenue
Brookings, SD 57006
Attn:  General Counsel

With a copy (which shall not constitute effective notice) to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attn:  Faiza J. Saeed

SECTION 13.4.     Successors and Assigns; Parties in Interest.  This Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without (i) the prior written consent of the Securityholders’ Representatives in the case of an assignment by Purchaser, (ii) the prior written consent of Purchaser in the case of an assignment by Seller or any Securityholder and (iii) the prior written consent of each of the other parties in the case of the Company.  Any attempted assignment in violation of this Section 13.4 shall be void.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto and the D&O Indemnified Parties (with respect to the provisions of Section 7.9) and the Indemnified Parties (with respect to the provisions of Article XI), any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no other Person shall be deemed a third-party beneficiary under or by reason of this Agreement.

SECTION 13.5.     Severability.  If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

SECTION 13.6.     Entire Agreement.  This Agreement (including the Disclosure Schedules and the Exhibits hereto, and the documents and instruments executed and delivered in connection herewith) together with the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement (including the Disclosure Schedules and the Exhibits hereto, and the documents and instruments executed and delivered in connection herewith) or the Confidentiality Agreement.  All Exhibits and Disclosure Schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

SECTION 13.7.     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts made and to be fully performed in such state, without giving effect to any choice-of-law rules that would require the application of the laws of another jurisdiction.

SECTION 13.8.     Remedies.  Each of the parties hereto acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the other parties hereto and (ii) the other parties hereto would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by other parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof, which rights shall be cumulative and in addition to any other remedy to which the parties hereto may be entitled hereunder or at law or equity.

SECTION 13.9.     Consent to Jurisdiction; Waiver of Trial or Jury.

(a)           Each party hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any Delaware state court or any Federal court sitting in the State of Delaware.

(b)           EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.9.

SECTION 13.10.     Expenses.  Except as otherwise expressly provided herein, each of the parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby.

SECTION 13.11.     Survival.  Except as otherwise set forth in this Agreement, the representations and warranties made in this Agreement or in any agreement, certificate or other document executed in connection herewith shall not survive the Closing.

SECTION 13.12.     Release of Information.  The parties shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby.  No press releases or other public announcements concerning the transactions contemplated by this Agreement shall be made by any party without prior consultation with, and agreement of, the other parties, except for any legally required communication by any party and then only with prior consultation with the other party.

SECTION 13.13.     Disclosure Schedules.  For purposes of the representations and warranties of each party contained herein, disclosure in any section of a Disclosure Schedule delivered by such party of any facts or circumstances shall be deemed to be adequate disclosure of such facts or circumstances with respect to all other representations or warranties made by such party, whether or not such disclosure specifically identifies or purports to respond to one or more of such other representations and warranties, if it is reasonably apparent on the face of such Disclosure Schedule that such disclosure pertains to the subject matter of such other representations and warranties.  Any information provided in a Disclosure Schedule is solely for informational purposes, and the inclusion of such information shall not be deemed to enlarge or enhance any of the representations or warranties of the party providing the Disclosure Schedule pursuant to this Agreement, or otherwise alter in any way the terms of this Agreement.  The inclusion of any information in any section of the Disclosure Schedule or other document delivered by the parties pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

SECTION 13.14.     Certain Rules of Construction.  The article and section headings and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.  In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years or (b) any reference to a “Section,” “Article” or “Exhibit” shall be deemed to refer to a section or article of this Agreement, a Disclosure Schedule or an exhibit attached to this Agreement.  Unless the context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “include,” “includes,” “including” or “such as” shall be deemed to be followed by the words “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to July 22, 2007.  Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.  Unless a contrary intent is apparent, any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein.  References to a person are also to its permitted successors and permitted assigns.

SECTION 13.15.     Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, which may be delivered in person, by facsimile or by electronic image scan, and all of which taken together shall constitute one instrument binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

[signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

SECURITYHOLDERS: ACSAB, LLC a Delaware limited liability company

By:	/s/ Kevin W. Kuykendall
Name:	Kevin W. Kuykendall
Title:	Vice President

ASALLIANCES HOLDINGS, L.P. a Texas limited partnership

By:	/s/ Steven H. Durham
Name:	Steven H. Durham
Title:	Chairman

CARGILL BIOFUELS INVESTMENTS, LLC a Delaware limited liability company

By:	/s/ Brian E. Silvey
Name:	Brian E. Silvey
Title:	Vice President

D.E. SHAW SYNOPTIC PORTFOLIOS 5, L.L.C. a Delaware limited liability company

By:	/s/ Robert T. Ladd
Name:	Robert T. Ladd
Title:	Authorized Signatory

FDC ETHANOL, LLC a Minnesota limited liability company

By:	/s/ Diane Fagen
Name:	Diane Fagen
Title:	Vice President / Secretary

MIDWEST FIRST FINANCIAL, INC. a Nebraska corporation

By:	/s/ William B. Preston
Name:	William B. Preston
Title:	President

USRG ASA, LLC a Delaware limited liability company

By:	/s/ Anthony Lent
Name:	Anthony Lent
Title:	Manager

SELLER: ASALLIANCES BIOFUELS, LLC a Delaware limited liability company

By:	/s/ Thomas L. Manuel
Name:	Thomas L. Manuel
Title:	CEO

COMPANY: ASA OPCO HOLDINGS, LLC a Delaware limited liability company

By:	/s/ Thomas L. Manuel
Name:	Thomas L. Manuel
Title:	CEO

PURCHASER: VERASUN ENERGY CORPORATION, a South Dakota corporation

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	CEO

EXHIBIT B

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is entered into as of ___________, 2007 (the “Closing Date”), among ASAlliances Biofuels, LLC, a Delaware limited liability company (the “Seller”), ASA OpCo Holdings, LLC, a Delaware limited liability company (the “Company”), the Securityholders (as defined herein), VeraSun Energy Corporation, a South Dakota corporation (the “Purchaser,” and together with Seller, the Company and the Securityholders, sometimes referred to herein collectively as the “Parties”), and JPMorgan Chase Bank, N.A. (“Escrow Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain Unit Purchase Agreement, dated as of July 22, 2007, among the Seller, the Company, the Securityholders and the Purchaser (the “Unit Purchase Agreement”).

WHEREAS, under the terms of the Unit Purchase Agreement the parties hereto are required to enter into this Agreement to secure the indemnification obligations of Securityholders.  The Escrow Agent is not a party to, has not received and will not be responsible for the Unit Purchase Agreement;

WHEREAS, the Purchaser, Seller, the Company and the Securityholders desire Escrow Agent to act as the escrow agent hereunder and to hold and distribute the Escrow Property (as hereinafter defined) in accordance with the terms of this Agreement, and the Escrow Agent is willing to accept such appointment on the terms set forth herein; and

WHEREAS, pursuant to Section 3.1 of the Unit Purchase Agreement, Kevin Kuykendall and Tony Lent are the Securityholders’ Representatives for purposes of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.
ESCROW AND INDEMNIFICATION

1.1           Escrow.

(a)           Definitions of Primary Terms.

(i)           The term “Escrow Property” is defined as the Escrow Shares (as defined below) and any Cash Escrow (as defined in Section 1.1(e)).

(ii)           The term “Escrow Shares” is defined as 4,127,476 shares of Purchaser Common Stock that Purchaser shall withhold from the Securityholders after the Closing Date.  The term Escrow Shares shall also refer to Additional Escrow Shares (defined in Section 2.1(b), although the Additional Escrow Shares may, in certain instances, be referred to separately in this Agreement) and the stock certificates representing the Escrow Shares and Additional Escrow Shares, when appropriate.

1

(iii)           The term “Escrow Period” is defined as that time period beginning at the Closing Date and ending on 5:00 p.m. Central Time on [  ], 2008.1

(iv)           The term “Initial Escrow Value” is defined as $54,375,000.

(b)           Deposit of Escrow Shares.  On the Closing Date, Purchaser will deposit with the Escrow Agent the Escrow Shares represented by certificates in the amounts and registered in the names of the Securityholders as set forth on Exhibit A attached hereto; provided, that the total value of such Escrow Shares so deposited shall equal 110% of the Initial Escrow Value.

(c)           Delivery of Stock Powers.  Promptly after the Closing Date, but in any event within ten (10) Business Days after the Closing Date, each Securityholder set forth on Exhibit A will deliver to the Escrow Agent at least four duly endorsed stock power (a “Stock Power”) substantially in the form attached as Exhibit B.

(d)           Legends.  Stock certificates representing Escrow Shares will (until they are released in accordance with this Agreement) bear the following legend indicating that they are subject to this Agreement:

“THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED ONLY IN ACCORDANCE WITH THE TERMS OF AN ESCROW AGREEMENT AMONG THE ISSUER, THE HOLDER THEREOF AND JPMORGAN CHASE BANK, NA.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

(e)           Cash Escrow Amount.

(i)           Cash Escrow Amount Generally.  Each Securityholder may, in its sole discretion at any time, by causing the Securityholders’ Representatives to deliver written instructions to the Escrow Agent with the amount and number of Escrow Shares to be exchanged, replace all (but not less than all) of the Escrow Shares in such Securityholder’s account with cash in an amount equal to (a) such Securityholder’s pro rata portion of the Initial Escrow Value, minus (b) the cash value of all Claims settled from such Securityholder’s account as of such date (each referred to herein as a “Cash Escrow”).  The Escrow Agent will not be responsible for determining the amount of Cash Escrow to be deposited into the account.

(ii)           Release of Escrow Shares upon Receipt of Cash Escrow Amount.  Within seven (7) Business Days after receipt by the Escrow Agent of such Cash Escrow amount from a Securityholder, the Escrow Agent shall deliver the Escrow Shares to such Securityholder by mailing (by registered or certified mail, return receipt requested) by express courier to the

_____________________
1 The Escrow Period will be 12 months and 1 day.

2

address set forth opposite such Securityholder’s name on the Escrow Ledger (or such other address as provided in writing by the Securityholders’ Representatives to the Escrow Agent).

(iii)           Investment of Cash Escrow.  Until the Release Date, a Securityholder’s Cash Escrow, if any has been deposited with the Escrow Agent pursuant to clause (i) above, shall be invested and reinvested by the Escrow Agent at the joint written direction of Purchaser and the Securityholders’ Representatives, in the name of the Escrow Agent or its nominee, in (i) readily-marketable direct obligations of, or repurchase agreements collateralized by direct obligations of, the United States Government or backed by the full faith and credit of the United States Government, (ii) certificates of deposit, time deposits, money market accounts, or other interest bearing deposits of commercial banks with a maturity not more than five (5) days after purchase or (iii) any other investments agreed to by the Securityholders’ Representatives and the Purchaser.  The Escrow Agent shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption.

Subject to principles of best execution, transactions shall be effected on behalf of the Cash Escrow through broker-dealers selected by JPMorgan Asset Management (“JPMAM”).  In this regard, JPMAM seeks to attain the best overall result for the Cash Escrow, taking into consideration quality of service and reliability.  An agency fee will be assessed in connection with each transaction. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.  The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this contract or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Cash Escrow.  The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder.  Receipt, investment and reinvestment of the Cash Escrow shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by parties to Escrow Agent within 30 calendar days after receipt thereof.  Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety.

1.2           Indemnification.  Purchaser and the Purchaser Indemnified Parties are entitled to be indemnified by the Securityholders pursuant to the terms of Article 11 of the Unit Purchase Agreement against certain Losses during the Escrow Period.  All claims for Losses under Article 11 of the Unit Purchase Agreement must be initiated prior to the expiration of the Escrow Period, unless otherwise specified in the Unit Purchase Agreement.  Each of the Securityholders has agreed to the use of the Escrow Shares or such Securityholder’s Cash Escrow, if any, as applicable, as collateral for these indemnity obligations, subject to the terms and limitations set forth in Article 11 of the Unit Purchase Agreement and in this Agreement.

3

ARTICLE II.
OWNERSHIP INTERESTS IN ESCROW SHARES AND
RELEASE OF THE ESCROW PROPERTY

2.1           Securityholders’ Interests in the Escrow Shares.

(a)           Individual Securityholder’s Interests.  The Escrow Shares shall be evidenced by certificates issued in the name of each Securityholder as shown in Exhibit A.  All of the Escrow Shares shall be deemed to be issued and outstanding capital stock of the Purchaser.

(b)           Dividends.  If the Purchaser declares any cash dividends, dividends payable in other property or other distributions of any kind with respect to Escrow Shares held by the Escrow Agent, Purchaser will issue such distributions directly to the Securityholders; provided, that stock dividends that are issued in order to effect a stock split of Purchaser’s Common Stock on Escrow Shares declared during the Escrow Period (“Additional Escrow Shares”) will be delivered promptly to the Escrow Agent, held in escrow and distributed to the Securityholders in the same manner and in the same proportions as the Escrow Shares.  For all purposes of this Agreement, the Additional Escrow Shares will be treated the same as the Escrow Shares.  Unless and until the Escrow Agent receives certificates representing Additional Escrow Shares, it may assume without inquiry that no Additional Escrow Shares have been, or are required to be, issued and that the stock certificates that the Escrow Agent possesses represent all of the Escrow Shares.

(c)           Voting and Other Rights of Ownership. While the Escrow Shares remain in the possession of the Escrow Agent, each Securityholder beneficially owning Escrow Shares will retain and will be able to exercise with respect to such Escrow Shares: (i) voting rights, and (ii) all other incidents of ownership of such Escrow Shares which are not inconsistent with the terms of this Agreement, including the right to cause the tender of such Escrow Shares in a tender offer for Purchaser Common Stock. The Purchaser, not the Escrow Agent, will be responsible for furnishing any proxy forms or other information generally distributed by Purchaser to its stockholders.

(d)           No Transfers or Encumbrances.  Prior to the release of the Escrow Shares by the Escrow Agent and delivery to each Securityholder pursuant to Section 2.3, Securityholders may not sell, assign or otherwise transfer, nor place any Encumbrance on, any Escrow Shares or any beneficial interest therein, except: (i)to limited partners or members of such Securityholders; (ii) transfers by operation of law; and (iii) in connection with a tender offer for Purchaser Common Stock; provided, that in the case of any such permitted transfer, the transferee shall have agreed to be subject to all terms and provisions of this Agreement.  Also, prior to the release of the Escrow Shares by the Escrow Agent and delivery to each Securityholder pursuant to Section 2.3, no Escrow Shares nor any beneficial interest therein will be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Securityholder, except to satisfy such Securityholder’s obligations under Article 11 of the Unit Purchase Agreement.  The Escrow Agent shall have no responsibility for determining or

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enforcing compliance with this paragraph, other than by retaining possession of the Escrow Shares.

(e)           Individual Securityholder Liability.  The maximum liability for any Losses under Section 11.2 of the Unit Purchase Agreement is set forth in Section 11.5 of the Unit Purchase Agreement.  Payments for finally determined Claims (defined in Section 3.1) (i) that result from breaches of the Company or the Seller shall be deducted from the Escrow Shares or Cash Escrow of each Securityholder pro rata in proportion to each Securityholder’s respective percentage interest in the Escrow Shares as shown on Exhibit A hereto and (ii) that result from breaches of a particular Securityholder shall be deducted solely from such Securityholder’s Escrow Shares or Cash Escrow.

2.2           Escrow Ledger.

(a)           Required Information.  The Purchaser and the Securityholders’ Representatives shall create and maintain a written record, in substantially the form attached as Exhibit C (the “Escrow Ledger”) of: (1) each Securityholder’s name and address and wire transfer instructions; (2) each Securityholder’s interest in the Escrow Shares by number of shares; (3) the dollar amount of each Securityholder’s pro rata portion of the Initial Escrow Value; (4) each Securityholder’s amount of Cash Escrow, if any; (5) each Securityholder’s interest in other assets held in escrow; (6) each Securityholder’s percentage interest in the total Escrow Shares (which shall remain fixed); (7) each Securityholder’s interest in Escrow Shares or such Securityholder’s Cash Escrow subject to pending Contested Claims (defined in Section 4.3); and (8) Escrow Shares or such Securityholder’s Cash Escrow to be released to each Securityholder on the Release Date.  The Escrow Ledger shall also reflect the total number of Escrow Shares remaining in escrow.

(b)           Adjustments to the Ledger.  The Purchaser and the Securityholders’ Representatives shall adjust the Escrow Ledger to reflect changes in each Securityholder’s interests in the Escrow Shares or such Securityholder’s Cash Escrow.  This duty shall continue until the Escrow Agent is required to deliver each Securityholder’s Escrow Shares or Cash Escrow pursuant to Section 2.3.  Absent manifest error, all of the Purchaser’s and the Securityholders’ Representatives’ determinations as to the Escrow Ledger shall be binding and conclusive on all parties to this Agreement.  Adjustments to the Ledger shall include, but are not limited to, the following:

(i)           Adjustments for Capital Changes.  The Purchaser and the Securityholders’ Representatives shall adjust the Escrow Ledger to reflect the issuance of Additional Escrow Shares pursuant to Section 2.1(b).

(ii)           Adjustments for Claims. The Escrow Agent shall deduct Escrow Shares or Cash Escrow amounts that become subject to pending Contested Claims of the Purchaser or Purchaser Indemnified Parties from column 8 of each Securityholder’s account and add such Escrow Shares or Cash Escrow amounts to column 7 of each Securityholder’s account. The Escrow Agent shall deduct Escrow Shares or Cash Escrow amounts that are charged and allocated to each Securityholder’s account pursuant to Article 4 in satisfaction of Claims by the

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Purchaser or Purchaser Indemnified Parties from columns 2-8, as appropriate.  The Escrow Agent will not be responsible for determining the number of Escrow Shares or amount of Cash Escrow to be released.  Purchaser and the Securityholders’ Representatives will be responsible for calculating the number of Escrow Shares or Cash Escrow to be released by delivering written instructions to the Escrow Agent.

2.3           Release of Escrow Shares or Cash Escrow Amounts to Securityholders.

(a)           Release of Escrow Shares or Cash Escrow Amounts Generally.  On [  ], 2008, (the “Release Date”), in accordance with Section 2.3(c), the Purchaser and the Securityholders’ Representatives shall certify the Escrow Share and Cash Escrow balances reflected in the Escrow Ledger as of that date and shall deliver written instructions to the Escrow Agent to release the appropriate number of Escrow Shares or Cash Escrow amount to each Securityholder as designated in column 8 of the Escrow Ledger, which shall equal such Securityholder’s original Escrow Shares and Additional Escrow Shares or the amount of Cash Escrow, minus: (i) any Escrow Shares or Cash Escrow amounts attributable to such Securityholder that were returned to the Purchaser in accordance with Article 4 in satisfaction of a Claim(s) by the Purchaser or Purchaser Indemnified Parties, and (ii) any Escrow Shares or Cash Escrow amounts attributable to such Securityholder that are subject to pending Claims of the Purchaser or other Purchaser Indemnified Parties, to be held pursuant to Section 2.3(b).

(b)           Escrow Shares and Cash Escrow Amounts Subject to Pending Claims.

(i)           After the Release Date, the Escrow Agent shall continue to hold any Escrow Shares or Cash Escrow amounts that are subject to pending Claims until the thirty (30) day period in Section 4.2 expires.  At that time, the Escrow Agent shall, as appropriate, either return the Escrow Shares or Cash Escrow amounts subject to such claim pursuant to Section 4.2, or continue to hold the Escrow Shares or Cash Escrow amounts subject to such Claim pursuant to Section 2.3(b)(ii).

(ii)           After the Release Date, the Escrow Agent shall continue to hold any Escrow Shares or Cash Escrow amounts that are subject to Contested Claims of the Purchaser or other Purchaser Indemnified Parties, as designated in column 7 of the Escrow Ledger, until the Escrow Agent receives written notice of resolution of each specific Claim pursuant to Section 4.4 signed by Purchaser and Securityholders’ Representatives.  After the Escrow Agent receives such written notice, in accordance with Section 2.3(c), the Escrow Agent shall: (a) either deliver to each Securityholder its remaining Cash Escrow or the number of Escrow Shares, if any, due to each Securityholder in accordance with the resolution of the Claim and (b) if applicable, charge and allocate Escrow Shares or amounts against the applicable Securityholder’s Cash Escrow in satisfaction of the resolution of the Claim and return such Escrow Shares or its remaining Cash Escrow subject to such Claim to the Purchaser The Purchaser and the Securityholders’ Representatives shall make the appropriate entries in the Escrow Ledger.

(c)           Procedure for Release and Delivery.  Within seven (7) Business Days after the Release Date (or within seven (7) Business Days after the Escrow Agent’s receipt of

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written notice of a resolution of a Claim pursuant to Section 4.4), the Escrow Agent shall deliver the Escrow Shares or the Cash Escrow amounts to the applicable Securityholder by mailing (by registered or certified mail, return receipt requested) by express courier to the address set forth opposite such Securityholder’s name on the Escrow Ledger (or such other address as provided in writing by the Securityholders’ Representatives to the Escrow Agent) or by wire transfer to the account set forth opposite such Securityholder’s name on the Escrow Ledger.  No fractional Escrow Shares will be delivered; instead, the Purchaser will pay cash in lieu of any fractions of Escrow Shares in an amount equal to the product of such fraction multiplied by the value of an Escrow Share as determined in accordance with Section 4.5.  The Purchaser and the Securityholders’ Representatives will determine the amounts of such cash payments in lieu of fractional shares to be made

ARTICLE III.
CLAIMS

3.1           “Claim” Defined.  As used herein, the term “Claim” means a claim for indemnification under Article 11 of the Unit Purchase Agreement made by the Purchaser or by any other Purchaser Indemnified Party.  The Purchaser agrees that it will make Claims only as permitted by Article 11 of the Unit Purchase Agreement.  For the avoidance of doubt, the Escrow Agent shall have no liability with respect to any provisions of this Agreement which set forth obligations or limitations of liability that the other parties to this Agreement have to each other, without regard to any action to be taken by or refrained from by the Escrow Agent.  The Escrow Agent shall have no obligation to investigate, inquire, examine or assist in any manner whatsoever, the parties' compliance with the terms of this Agreement that incorporate by reference provisions of the Unit Purchase Agreement that apply to the other parties' obligations or limitations of liability to each other that do not relate to obligations of the Escrow Agent under this Agreement.

3.2           Notice of Claim.

(a)           When a Notice of Claim is Required.  Purchaser shall execute and deliver written notice of a Claim (a “Notice of Claim”) to the Securityholders’ Representatives and the Escrow Agent as promptly as reasonably practicable, and in no event after the Escrow Period, upon:

(i)           The Purchaser’s discovery of any breach of or default in connection with any of the provisions of the Unit Purchase Agreement that are indemnifiable under Section 11.2 of the Unit Purchase Agreement; or

(ii)           The Purchaser’s receipt of written notice of an order or proceeding brought by any third Person against the Purchaser and/or any Purchaser Indemnified Parties that is based upon or includes assertions that would, if true, constitute an inaccuracy, misrepresentation, breach of or default in connection with any of the provisions of the Unit Purchase Agreement that are indemnifiable under Section 11.2 of the Unit Purchase Agreement, (a “Third Party Proceeding”);

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(b)           Failure to Provide Notice of Claim.  Failure to provide such notice in a timely manner shall not reduce Purchaser’s indemnification rights or the indemnification obligations of the Securityholders in this Agreement and under the Unit Purchase Agreement, unless the failure to provide such notice materially impairs the indemnifying party’s ability to defend the Claim, and then only to the extent of such impairment.

3.3           Contents of Each Notice of Claim.  Each Notice of Claim given by the Purchaser pursuant to Section 3.2 shall be set forth in writing and shall contain the following information to the extent it is reasonably available to the Purchaser:

(a)           Statement of Damages.  The statement of damages shall include: (i) the amount of Losses that the Purchaser believes has actually been incurred by the Purchaser and/or any other Purchaser Indemnified Party in connection with the Claim and (ii) the Purchaser’s good faith estimate of the reasonably foreseeable maximum amount of the alleged Losses that will ultimately be incurred by the Purchaser and/or any other Purchaser Indemnified Party in connection with such Claim, including without limitation any Losses from a potential Third Party Proceeding.

(b)           Statement of Basis for Damages.  The statement of basis for damages shall include a brief description, in reasonable detail, of the facts, circumstances or events giving rise to the alleged Losses based on the Purchaser’s or any other affected Purchaser Indemnified Parties, good faith belief.

3.4           Requirement of Resolution of Claims.  The Escrow Agent shall not act regarding any of the Escrow Shares or the Cash Escrow held pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Article 4 and, in the case of a Contested Claim, it receives appropriate notice pursuant to Section 4.4.

ARTICLE IV.
RESOLUTION OF CLAIMS

Any Notice of Claim received by the Securityholders’ Representatives and the Escrow Agent pursuant to Article 3 shall be resolved as follows:

4.1           Third Party Proceedings.  Third party proceedings shall be handled in the manners set forth in Section 11.4 of the Unit Purchase Agreement.

4.2           Uncontested Claims.  If, prior to 5:00 p.m Central Time on the thirtieth (30th) calendar day after the Escrow Agent receives a Notice of Claim, the Securityholders’ Representatives do not contest such Notice of Claim (an “Uncontested Claim”) in a written notice delivered to the Escrow Agent pursuant to Section 4.3, then the Escrow Agent shall upon written instructions from Purchaser immediately charge and allocate against each Securityholder’s accounts in the Escrow Ledger the number of Escrow Shares or portion of such Securityholder’s Cash Escrow required, pursuant to Section 4.5, to satisfy the amount of Losses specified in such Notice of Claim (reduced by any recovery to date under policies of insurance not reflected in the Notice of Claim).  Additionally, the Purchaser and the Securityholders’

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Representatives shall provide the Escrow Agent with an updated Escrow Ledger to reflect the effect of the deduction pursuant to Section 2.2(b)(ii).  The number of Escrow Shares or Cash Escrow amounts deducted hereunder shall be charged to and allocated (i) among the Securityholders pro rata according to each Securityholder’s percentage share, as set forth in columns 4 or 6 of the Escrow Ledger, as applicable, with respect to Losses relating to breaches of the Unit Purchase Agreement by the Seller or the Company, and (ii) to the applicable Securityholder with respect to Losses relating to breaches of the Unit Purchase Agreement by such Securityholder.  For the avoidance of doubt, Purchaser and the Securityholders’ Representatives will be responsible for calculating the number of Escrow Shares or Cash Escrow to be released by delivering written instructions to Escrow Agent.

4.3           Contested Claims.  If the Purchaser and the Escrow Agent receive a written notice contesting all, or a portion of, a Notice of Claim within the thirty (30) day period described in Section 4.2 (a “Contested Claim”), then Purchaser and Securityholders’ Representatives will work together in good faith to resolve their dispute for up to thirty (30) days.  If the Contested Claim is still not resolved, then: (a) such Contested Claim shall be resolved pursuant to the terms of the Unit Purchase Agreement, and (b) the Escrow Agent shall continue to hold the number of Escrow Shares or Cash Escrow amounts sufficient, pursuant to Section 4.5, to satisfy the maximum potential award to all Purchaser Indemnified Parties under such Claim.

4.4           Settled Claims.  If a Claim (including a Contested Claim) is settled by a written settlement agreement executed by the Securityholders’ Representatives and the Purchaser, then the Securityholders’ Representatives and the Purchaser shall promptly deliver such written settlement agreement to the Escrow Agent with written instructions on the appropriate charges or adjustments to be made to the Escrow Ledger, and the Escrow Agent shall promptly release and/or return the Escrow Shares or Cash Escrow amounts subject to such claim in accordance with Sections 2.3(b) and 2.3(c).

4.5           Determination of Number of Escrow Shares for Claims.

(a)           Unless a specific number of Escrow Shares is specified, any amount owed to the Purchaser under this Agreement will be immediately payable to the Purchaser, subject to Section 4.3, by deducting from the Escrow Shares, the number of Escrow Shares equal to: (a) the asserted Losses for such Claim, divided by, (b) the Claim Set-Aside Amount.  Such deductions shall be allocated (i) among the Securityholders pro rata according to each Securityholder’s percentage share, as set forth in column 6 of the Escrow Ledger with respect to Losses relating to breaches of the Unit Purchase Agreement by the Seller or the Company, and (ii) to the applicable Securityholder with respect to Losses relating to breaches of the Unit Purchase Agreement by such Securityholder.  For purposes of this Agreement, “Claim Set-Aside Amount” shall mean for each share of Purchaser Common Stock, a value equal to the weighted average trading price for a share of Purchaser Common Stock for the twenty (20) trading days preceding the date that the Notice of Claim is delivered to the Securityholders’ Representatives or the Escrow Agent.  For the avoidance of doubt, Purchaser and the Securityholders’ Representatives will be responsible for calculating the number of Escrow Shares or Cash Escrow to be released by delivering written instructions to the Escrow Agent.

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(b)           The Escrow Shares shall be revalued as of the date on which payment for a finally determined Claim is to be made, and the actual number of Escrow Shares to be paid to the Purchaser to settle the Claim shall be determined by dividing (a) the asserted Losses for such Claim by, (b) the Valuation Price.  The number of Escrow Shares deducted from each Securityholder’s account pursuant to clause (a) above shall be increased or decreased, as necessary, and the Escrow Ledger shall be modified accordingly.  For purposes of this Agreement, “Valuation Price” shall mean for each share of Purchaser Common Stock, a value equal to the weighted average trading price for a share of Purchaser Common Stock for the twenty (20) trading days preceding the date on which such Claim is satisfied.  For the avoidance of doubt, Purchaser and the Securityholders’ Representatives will be responsible for calculating the number of Escrow Shares or Cash Escrow to be released by delivering written instructions to the Escrow Agent.

ARTICLE V.
THE ESCROW AGENT

5.1           Limitation of Escrow Agent’s Liability/Responsibility. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, fraud or gross negligence. The Escrow Agent shall have no duty or responsibility: (a) for the validity or sufficiency of this Agreement, nor to inquire into or investigate the validity, accuracy or content of any document that it receives, (b) to verify that the Securityholders’ Representatives or the Purchaser received a Notice of Claim or other required notice, and (c) other than those expressly set forth in this Agreement and the implied duty of good faith and fair dealing. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.  Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of Texas No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

5.2           Use of Agents and Reliance on Counsel.  The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or through its agents or attorneys and shall be entitled to consult with its legal counsel, including in-house legal counsel, as to any questions or matters arising hereunder.  The reasonable, good faith written opinion of such legal counsel shall be full and complete authorization and protection to the Escrow Agent in respect of any act or omission by the Escrow Agent undertaken in good faith and in accordance with the opinion of such legal counsel.  The Escrow Agent shall have no liability for the conduct of any outside attorneys, accountants or other similar professionals it retains.

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5.3           Indemnification of the Escrow Agent.

(a)           For the purposes of this Section 5.3, references to the Escrow Agent shall include the Escrow Agent’s officers, directors, employees, counsel and agents.

(b)           The Parties (each an “Indemnifying Party” and together the “Indemnifying Parties”) will reimburse, indemnify and hold harmless the Escrow Agent from and against any damage, liability or loss suffered, incurred by, or asserted against the Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel, collectively, “Loss”) arising out of, in connection with or based upon any act or omission by the Escrow Agent relating in any way to this Agreement or the Escrow Agent’s services hereunder; provided, however, that Seller and the Securityholders (each on a pro rata basis based on their respective interest in the Initial Escrow Value), on the one hand, and Purchaser, on the other hand, shall each be severally liable for 50% of any Loss.  This indemnity will exclude any indemnification for any Loss arising in whole or in part, directly or indirectly, from any gross negligence or willful misconduct on the Escrow Agent’s part.  Anything in this Agreement to the contrary notwithstanding, in no event will the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) suffered by another party to this Agreement, even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Property for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

(c)           Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against the Escrow Agent related to this Agreement, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; provided, however, that, if there exists a conflict of interest that would make it inappropriate, in the sole discretion of the Escrow Agent, for the same counsel to represent both Escrow Agent and the Indemnifying Parties, the Escrow Agent’s retention of separate counsel will be reimbursable as herein above provided. The Escrow Agent’s right to indemnification hereunder will survive the Escrow Agent’s resignation or removal as the Escrow Agent and will survive the termination of this Agreement by lapse of time or otherwise.

(d)           The Escrow Agent will notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter, of any receipt by Escrow Agent of a written assertion of a claim against the Escrow Agent arising out of this Agreement, or any action commenced against the Escrow Agent arising out of this Agreement, within five (5) Business Days after the Escrow Agent’s receipt of written notice of such claim. However, the Escrow Agent’s failure to so notify each Indemnifying Party will not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have to the Escrow Agent under this Section 5.3 or otherwise unless such failure by the Escrow Agent to give such notice materially prejudices such Indemnifying Party.

5.4           Compensation and Expenses of Escrow Agent.  Purchaser and the Securityholders agree to (i) pay the Escrow Agent upon execution of this Agreement and from time to time

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thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Exhibit D attached hereto, and pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.  Each of Purchaser, on the one hand, and the Securityholders, on the other hand, will be responsible for paying 50% of the Escrow Agent fees upfront up to the Release Date upon signing this Agreement.

5.5           Resolution of Conflicting Demands.  In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Shares, any of the Cash Escrow or the Escrow Ledger, the Escrow Agent shall have the right, at the Escrow Agent’s election, to either: (a) give written notice to the other parties to this Agreement that it has received conflicting instructions from the Purchaser and the Securityholders’ Representatives and is refraining from taking action until it receives instructions consented to in writing by both the Purchaser and the Securityholders’ Representatives, or (b) resign so that a successor escrow agent can be appointed pursuant to Section 5.6.  In the further event that the Escrow Agent gives written notice under “(a)” above and does not receive instructions consented to in writing by both the Purchaser and the Securityholders’ Representatives within thirty (30) calendar days, then the Escrow Agent may file a suit in interpleader and obtain an order from a court of competent jurisdiction located in Houston, Texas requiring the parties to interplead and litigate in such court their several claims and rights among themselves.  In this case, the Escrow Agent shall thereby be fully released and discharged from all further obligations imposed upon it under this Agreement with respect to the matters that are the subject of such interpleader suit, and the Purchaser and the Securityholders shall pay the Escrow Agent all costs, expenses and reasonable attorneys’ fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent’s rights under this paragraph.

5.6           Successor Escrow Agent.

(a)           In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as Escrow Agent hereunder, the Escrow Agent may resign and be discharged from its duties hereunder by giving notice of resignation to the parties to this Agreement, specifying a date not less than ten (10) days following such notice date of when such resignation shall take effect and refunding to the Purchaser and the Securityholders any prepaid but unearned fees previously paid by the Purchaser and the Securityholders to the Escrow Agent hereunder.  The Purchaser shall designate a successor Escrow Agent reasonably satisfactory to the Securityholders’ Representatives prior to the expiration of such ten (10) day period by giving written notice to the Escrow Agent and the Securityholders’ Representatives.  If no successor escrow agent is named by the Purchaser, then the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. In either case, the Escrow Agent shall promptly transfer the Escrow Shares and Escrow Ledger to the designated successor Escrow Agent.

(b)           In the event Escrow Agent is merged with, acquired or otherwise combined with another entity, or Escrow Agent transfers all or substantially all of its corporate
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trust business (including the escrow contemplated by this Agreement) to another institution, the successor as a result of such transaction will be the Escrow Agent hereunder without any further action by the parties hereto.

ARTICLE VI.
THE SECURITYHOLDERS’ REPRESENTATIVES

The rights and obligations of the Securityholders’ Representatives shall be as set forth in Article III of the Unit Purchase Agreement.

ARTICLE VII.
GENERAL PROVISIONS

7.1           Entire Agreement.  Except as otherwise provided in the Unit Purchase Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.  As between the Escrow Agent and the other parties hereto, all such parties agree that the Escrow Agent’s duties are defined only in this Agreement.

7.2           Assignment; Binding Nature.  No party to this Agreement may  assign all or any of its rights and obligations hereunder without the prior written consent of the Escrow Agent and the other parties hereto.  Except for assignments in connection with permitted transfers of Escrow Shares under Section 2.1(d) of this Agreement, the Securityholders may not assign any of their rights or obligations hereunder, nor may rights or obligations be assigned by operation of law, without the prior written consent of the Purchaser.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

7.3           Construction of Agreement.  This Agreement has been negotiated by the respective parties hereto and their attorneys and has been reviewed by each party hereto.  Accordingly, no ambiguity in the language of this Agreement will be construed for or against either party.

7.4           Section Headings.  A reference to a section, article or exhibit will mean a section in, article in or exhibit to this Agreement unless otherwise explicitly set forth.  The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

7.5           Amendment.  This Agreement may be amended by the written agreement of Purchaser, the Escrow Agent and the Securityholders’ Representatives; provided, however, that, if the Escrow Agent does not agree to an amendment agreed upon by the Purchaser and the Securityholders’ Representatives, then the Escrow Agent shall resign and the Purchaser shall appoint a successor Escrow Agent in accordance with the provisions of Section 5.6.  No amendment of the Unit Purchase Agreement shall increase or alter the Escrow Agent’s duties, responsibilities or liability hereunder without the Escrow Agent’s written agreement.

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7.6           Waiver.  No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless it is set forth in a writing signed by such party.  No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.  The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

7.7           Severability.  If any provision of this Agreement or its application will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as to effect the intent of the parties hereto.  The parties will replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

7.8           Governing Law.  The validity of this Agreement the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties of this Agreement will be exclusively governed by and construed in accordance with the internal laws of the State of Delaware, as applied to agreements entered into solely between residents of and to be performed entirely in the State of Delaware, without reference to that body of law relating to conflicts of law or choice of law. The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

7.9           Other Remedies.  Subject to the Unit Purchase Agreement and except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

7.10           Jurisdiction.  Each party hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any Delaware state court or any Federal court sitting in the State of Delaware.

7.11           Specific Performance.  The parties acknowledge that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties will be entitled to an injunction(s) to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof (including the indemnification provisions hereof) in any court of the United States or any state having jurisdiction.  This is in addition to any other remedy to which the parties might be entitled at law or in equity.

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7.12           Notices.  All notices, instructions and other communications required or permitted to be given under this Agreement or necessary or convenient in connection herewith must be in writing and shall be deemed given: (a) when personally served or upon confirmed transmittal if by facsimile ; (b) one Business Day after deposit with an overnight courier service as shown by the records of such delivery service; (c) on the earlier of actual receipt or the third Business Day following the date on which the notice is deposited in the United States mail, first class certified or registered mail, postage prepaid, addressed as follows:

If to any Securityholder, to the address set forth under such Securityholder’s name on the signature page hereto.

With a copy to Securityholders’ Representatives to:

Kevin W. Kuykendall
  c/o American Capital Energy Group
  2200 Ross Avenue, Suite 4800 West
Dallas, Texas 75201
Facsimile No: [  ]

and

Tony Lent
  c/o USRG ASA, LLC
  128 E. 29th Street
New York, New York 10016
Facsimile No: (212) 202-4199

If to the Company or Seller, to:

ASAlliances Biofuels, LLC
5010 Riverside Drive, Suite 350
Irving, Texas 75039
Attn:  Thomas L. Manuel
Facsimile No.: [  ]

With a copy (which shall not constitute effective notice) to:

Baker Botts L.L.P.
2001 Ross Avenue, Suite 1100
Dallas, Texas 75201
Attn: Douglass M. Rayburn
Facsimile No.: (214) 661-4634

15

If to Purchaser, to:

VeraSun Energy Corporation
100 22nd Avenue
Brookings, SD 57006
Attn:  General Counsel
Facsimile No.: [  ]

With a copy (which shall not constitute effective notice) to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attn:  Faiza J. Saeed
Facsimile No.: (212) 474-3700

If to the Escrow Agent:

JPMorgan Chase Bank, N.A.
712 Main Street, 5th Floor South, TX2 S037
Houston, Texas  77002
Attn: Regan J. Hall, Escrow Services
Facsimile No.:  (713) 216-6927

or to such other address as a party designates in a writing delivered to each of the other parties hereto in accordance with this Section 7.12.  Notwithstanding the foregoing, notices, instructions and other communications addressed to the Escrow Agent shall be deemed to have been given to the Escrow Agent only upon receipt by the Escrow Agent.  The Escrow Agent may assume without inquiry (unless the Escrow Agent has written notice to the contrary) that notices received by it which are also required to be delivered to another party have, in fact, been delivered to such other party.

7.13           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as regards any party whose signature appears thereon, but all of which together shall constitute one and the same instrument.  This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of each of the parties reflected hereon as signatories. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

7.14           Security Procedures.In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement, as indicated in Section 7.12 above), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit E, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the

16

person or persons so designated.  Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Exhibit E.  The undersigned is authorized to certify that the signatories on Exhibit E are authorized signatories.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Exhibit E, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers, ("Executive Officers"), which shall include the titles of Chief Executive Officer, Chief Financial Officer, President or Vice President, as the Escrow Agent may select.  Such "Executive Officer" shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Purchaser or Securityholders’ Representatives to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank.  The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.  Purchaser and Securityholders’ Representatives agree that repetitive or standing settlement instructions will be effective as the funds transfer instructions of Purchaser or Securityholders’ Representatives, whether or not authorized, if such settlement instructions are verified pursuant to the security procedure provided herein or such other security procedure that the Escrow Agent, Purchaser or Securityholders’ Representatives may agree to.

7.15           Compliance with Court Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

7.16           Account Opening Information/Taxpayer Identification Numbers (“TINs”).

(a)           Important Information About Procedures for Opening a New Account. For accounts opened in the United States, to help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  When an account is opened, we will ask for information that will allow us to identify relevant parties.

(b)           Taxpayer Identification Numbers (“TINs”).  The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form

17

W-8, or W-9 and/or other required documentation.  The Parties each represent that its correct TIN assigned by the IRS or any other taxing authority, is set forth in the delivered forms, as well as in the Substitute IRS Form W-9 set forth on the signature page of this Agreement.  Upon execution of this Agreement, the Parties shall provide the Escrow Agent with a fully executed IRS Form W-8, W-9 and/or other required documentation, which shall include the Parties’ TINs.

The Parties further represent to the Escrow Agent that the transaction memorialized in the Unit Purchase Agreement does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

To the extent that any portion of the principal amount of the Escrow Property represents part or all of the purchase price under the Unit Purchase Agreement, Purchaser shall provide all information required for Escrow Agent to perform tax reporting on IRS Form 1099-B on or prior to upon each distribution. Unless otherwise directed in a joint written instruction executed by the Purchaser and Securityholders’ Representatives. Escrow Agent shall report to the IRS and as appropriate withhold and remit taxes to the IRS, or any other taxing authority as required by law, based upon the information and documentation so provided and when schedule and documentation is not properly and timely provided prior to payment of principal to the Seller. Escrow Agent shall be entitled to rely on such information and documentation and shall not be responsible for and shall be indemnified by Purchaser for any additional tax, interest or penalty arising from the inaccuracy or late receipt of such information or documentation.

In addition, all interest or other income earned under the Agreement shall be allocated to the Securityholders shown on Exhibit A and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow by the Securityholders whether or not said income has been distributed during such year.  Any other tax returns required to be filed will be prepared and filed by the Parties with the IRS and any other taxing authority as required by law, including but not limited to any applicable reporting or withholding pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”).  The Parties acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FIRPTA reporting or withholding with respect to the Escrow Property or any income earned by the Escrow Property.  The Parties further acknowledge and agree that any taxes payable from the income earned on the investment of any Cash Escrow shall be paid by the Parties respectively as required by law.  In the absence of written direction from the Purchaser and Securityholders’ Representatives, all proceeds of the Cash Escrow shall be retained in the Escrow Property and reinvested from time to time by the Escrow Agent as provided in Section this 1.1 of this Agreement.  Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

[The remainder of this page is intentionally left blank.]

18

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

SECURITYHOLDERS:

Tax Certification: Taxpayer Identification Number (TIN): ________________________________		Date: _____________________________

Name & Address:	______________________________
______________________________
______________________________

Customer is a (check one):

___ Corporation	___ Partnership
___ Individual/sole proprietor	___ Trust	___ Other _____________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(1) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

 (2)    it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(3) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ACSAB, LLC a Delaware limited liability company

By:
Name:
Title:

19

Tax Certification: Taxpayer Identification Number (TIN): ________________________________		Date: _____________________________

Name & Address:	______________________________
______________________________
______________________________

Customer is a (check one):

___ Corporation	___ Partnership
___ Individual/sole proprietor	___ Trust	___ Other _____________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(4) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

 (5)    it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(6) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ASALLICANCES HOLDINGS, L.P. a Texas limited partnership

By:
Name:
Title:

20

Tax Certification: Taxpayer Identification Number (TIN): ________________________________		Date: _____________________________

Name & Address:	______________________________
______________________________
______________________________

Customer is a (check one):

___ Corporation	___ Partnership
___ Individual/sole proprietor	___ Trust	___ Other _____________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(7) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

 (8)    it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(9) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

CARGILL BIOFUELS INVESTMENTS, LLC a Delaware limited liability company

By:
Name:
Title:

21

Tax Certification: Taxpayer Identification Number (TIN): ________________________________		Date: _____________________________

Name & Address:	______________________________
______________________________
______________________________

Customer is a (check one):

___ Corporation	___ Partnership
___ Individual/sole proprietor	___ Trust	___ Other _____________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(10) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

 (11)      it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer  subject to backup withholding; and

(12) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

D.E. SHAW SYNOPTIC PORTFOLIOS 5, L.L.C. a Delaware limited liability company

By:
Name:
Title:

22

Tax Certification: Taxpayer Identification Number (TIN): ________________________________		Date: _____________________________

Name & Address:	______________________________
______________________________
______________________________

Customer is a (check one):

___ Corporation	___ Partnership
___ Individual/sole proprietor	___ Trust	___ Other _____________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(13) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

 (14)     it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(15) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

FDC ETHANOL, LLC a Minnesota limited liability company

By:
Name:
Title:

23

Tax Certification: Taxpayer Identification Number (TIN): ________________________________		Date: _____________________________

Name & Address:	______________________________
______________________________
______________________________

Customer is a (check one):

___ Corporation	___ Partnership
___ Individual/sole proprietor	___ Trust	___ Other _____________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(16) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

 (17)      it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(18) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

MIDWEST FIRST FINANCIAL, INC. a Nebraska corporation

By:
Name:
Title:

24

Tax Certification: Taxpayer Identification Number (TIN): ________________________________		Date: _____________________________

Name & Address:	______________________________
______________________________
______________________________

Customer is a (check one):

___ Corporation	___ Partnership
___ Individual/sole proprietor	___ Trust	___ Other _____________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(19) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

 (20)     it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(21) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

USRG ASA, LLC a Delaware limited liability company

By:
Name:
Title:

25

SELLER:

Tax Certification: Taxpayer Identification Number (TIN): ________________________________		Date: _____________________________

Name & Address:	______________________________
______________________________
______________________________

Customer is a (check one):

___ Corporation	___ Partnership
___ Individual/sole proprietor	___ Trust	___ Other _____________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(22) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

 (23)     it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(24) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ASALLIANCES BIOFUELS, LLC a Delaware limited liability company

By:
Name:
Title:

26

 COMPANY:

Tax Certification: Taxpayer Identification Number (TIN): ________________________________		Date: _____________________________

Name & Address:	______________________________
______________________________
______________________________

Customer is a (check one):

___ Corporation	___ Partnership
___ Individual/sole proprietor	___ Trust	___ Other _____________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(25) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

 (26)      it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(27) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ASA OPCO HOLDING, LLC a Delaware limited liability company

By:
Name:
Title:

27

PURCHASER:

Tax Certification: Taxpayer Identification Number (TIN): ________________________________		Date: _____________________________

Name & Address:	______________________________
______________________________
______________________________

Customer is a (check one):

___ Corporation	___ Partnership
___ Individual/sole proprietor	___ Trust	___ Other _____________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(28) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

 (29)     it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(30) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

VERASUN ENERGY CORPORATION, a South Dakota corporation

By:
Name:
Title:

28

ESCROW AGENT: JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

29

EXHIBIT C

ASSIGNMENT

Reference is made to the Unit Purchase Agreement (the “Agreement”), dated as of July ___, 2007 among ASA OPCO HOLDINGS, LLC, as the Company, ASALLIANCES BIOFUELS, LLC, as the Seller, the SECURITYHOLDERS named therein and VERASUN ENERGY CORPORATION, as Purchaser.

For value received, ASAlliances Biofuels, LLC hereby sells, assigns, transfers and delivers to Verasun Energy Corporation in compliance with the terms of the Agreement, all of the undersigned’s right, title and interest in and to 100 membership interest units of ASA OpCo Holdings, LLC.

Dated: _______, 2007

ASALLIANCES BIOFUELS, LLC

By:
	Name:	Thomas L. Manuel
	Title:	President and Chief Executive Officer

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT, dated as of [  ], 2007, among VERASUN ENERGY CORPORATION, a South Dakota corporation (the “Company”) and the holders of Registrable Securities (as defined below) party hereto (collectively, the “Holders”).

WHEREAS, pursuant to the Unit Purchase Agreement (the “Purchase Agreement”) dated as of July [  ], 2007, among ASA Opco Holdings, LLC, ASAlliance Biofuels, LLC (“Parent”), the securityholders of Parent named therein and the Company, the Holders have received shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”); and

WHEREAS, the Company and the Holders desire to provide for certain arrangements with respect to the registration of the Registrable Securities under the Securities Act of 1933, as amended;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.01. Definitions.  The following terms shall have the following meanings for purposes of this Agreement:

“Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person or (b) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented, restated or modified from time to time.

“Business Day” means any day other than a Saturday, a Sunday or a U.S. Federal holiday.

“Company” is defined in the preamble hereto.

“Company Common Stock” is defined in the recitals hereto.

“Company Funded Offering” is defined in Section 1.02(b).

“Demand Request” is defined in Section 1.02(b).

2

“Disadvantageous Condition” is defined in Section 1.02(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Existing Shareholder Agreement” means the Shareholder Agreement dated as of November 30, 2005 by and among the Company and the shareholders of the Company party thereto, as amended from time to time.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Holders” is defined in the preamble hereto.

“Inspectors” is defined in Section 1.04(a)(8).

“Minimum Demand Request Amount” means with respect to any Requesting Holder or Holders, such number of shares of Registrable Securities that have an aggregate minimum market value (based on the closing price on the NYSE on the date preceding the date of the Demand Request) of at least $50 million, before calculation of underwriting discounts and commissions.

“NASD” means the National Association of Securities Dealers, Inc.

“NYSE” means the New York Stock Exchange or any such exchange or quotation system on which the Company Common Stock are then listed for trading.

“Parent” is defined in the recitals hereto.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Priority Securities” is defined in Section 1.03(a).

“Proceeding” is defined in Section 1.07(k).

“Purchase Agreement” is defined in the recitals hereto.

“Records” is defined in Section 1.04(a)(8).

“Registrable Securities” means all  shares of Company Common Stock received by the Holders pursuant to the Purchase Agreement (including the shares to be held in escrow pursuant to the Purchase Agreement) and any additional shares of Company Common Stock or securities convertible into or exercisable therefore received by the Holders as a result of their ownership of the Registrable Securities; provided,

3

however, that a security shall cease to be a Registrable Security if and when (i) a registration statement with respect to such security becomes effective under the Securities Act and such security is disposed of pursuant to such effective registration statement, (ii) such security is otherwise transferred (other than to an Affiliate of the Holder), if a new certificate or other evidence of ownership for such security not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer is delivered by the Company and subsequent disposition of such security does not require registration or qualification of such security under the Securities Act, and the Company’s outside counsel provides the Holder with an unqualified opinion to such effect, or (iii) such security ceases to be outstanding.

“Registration Expenses” means all fees and expenses incident to the Company’s performance of or compliance with this Agreement, consisting of (i) all SEC, stock exchange, NASD and other registration, listing and filing fees and expenses, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) rating agency fees, (iv) printing expenses, (v) messenger, telephone and delivery expenses, (vi) fees, expenses and disbursements of counsel for the Company, (vii) fees, expenses and disbursements of the Company’s independent certified public accountants, (viii) costs of Securities Act liability insurance (if the Company so desires such insurance), (ix) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (x) all internal expenses of the Company incurred in connection with the consummation of the transactions contemplated in this Agreement (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the fees and expenses incurred in listing the Registrable Securities on any securities exchange); provided, however, that “Registration Expenses” shall not include any fees, expenses or disbursements of any Holder participating in the relevant registration or those of any underwriters, selling brokers or similar professionals, including any discounts, commissions or fees of such underwriters, selling brokers or similar professionals and including any fees, expenses or disbursements of counsel to any such Holder or any such underwriter, selling broker or professional.

“Requesting Holder” is defined in Section 1.02(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Seller” is defined in Section 1.06(a).

“Shelf Registration” means a “shelf” registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

4

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person of which the parent, directly or indirectly, owns equity interests that (i) represent more than 50% of the total number of outstanding common or other residual equity interests (however denominated) of such Person, (ii) represent more than 50% of the total voting power of all outstanding equity interests of such Person which are entitled to vote in the election of directors, managers or other persons performing similar functions for and on behalf of such Person, (iii) are entitled to more than 50% of the dividends paid and other distributions made by such Person prior to liquidation or (iv) are entitled to more than 50% of the assets of such Person or proceeds from the sale thereof upon liquidation.

“Underwriter” is defined in Section 1.06(a).

SECTION 1.02. Shelf Registration Statement; Certain Demand Offering Rights.  (a)  Shelf Registration Statement.  Within 120 days after the date hereof, the Company shall file with the Commission a Shelf Registration relating to the offer and sale of (i) all of the Registrable Securities and (ii) all shares of Company Common Stock that the Company is requested to register under the Existing Shareholder Agreement. Thereafter, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective within 180 days after the date hereof.  The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, subject to the other provisions of this Section 1.02(a), in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Registrable Securities, until the second anniversary of the date hereof or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding.  The Company shall use its reasonable best efforts to cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein).  The filing of the Shelf Registration Statement and the causing of the Shelf Registration Statement to be declared effective shall be at the Company’s own expense as provided in Section 1.02(c).  Notwithstanding any other provision of this Agreement to the contrary, if there is (i) material non-public information regarding the Company which the Company’s Board of Directors reasonably determines to be significantly disadvantageous for the Company to disclose and which the Company is not otherwise required to disclose at such time, (ii) there is a significant business opportunity (including the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, share exchange, tender offer or other similar transaction) available to the Company which the Board reasonably determines to be significantly disadvantageous for the Company to disclose or (iii) there is any other

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event or condition of similar significance to the Company that the Board reasonably determines to be significantly disadvantageous for the Company to disclose and which the Company is not otherwise required to disclose at such time (each, a “Disadvantageous Condition”), and the Company’s Board of Directors shall adopt a resolution setting forth in reasonable detail the Disadvantageous Condition (giving due regard to any confidentiality or competitive considerations), then the Company shall not be required to file any amendment or supplement required to maintain the effectiveness of the Shelf Registration until the earlier of (x) 120 days following the date such resolution was adopted and (y) the date such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the Holders) and upon receipt of any such notice of a Disadvantageous Condition all Holders selling securities pursuant to the Shelf Registration Statement shall discontinue use of the prospectus contained in the Shelf Registration Statement and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession, of the prospectus then covering such Registrable Securities current at the time of receipt of such notice.  The Company shall use it reasonable best efforts to cause a Disadvantageous Condition to cease to apply as soon as practicable after the Company’s Board of Directors determines that a Disadvantageous Condition applies.  The Company may not suspend the effectiveness or availability of the Shelf Registration Statement pursuant to this Section 1.02(a) for more than 120 consecutive days.  Within 20 days after receiving a notice of a Disadvantageous Condition, the applicable Requesting Holders may withdraw any outstanding Demand Request by giving written notice thereof to the Company, and, if withdrawn, such Demand Request shall be deemed not to have been made for purposes of this Agreement.

(b)  Demand Offering.  Subject to Section 1.02(a), at any time commencing on the date that is 180 days after the date hereof and while the Shelf Registration Statement is effective, upon the written request (a “Demand Request”) of a Holder or Holders (“Requesting Holders”) requesting that the Company effect an underwritten offering (a “Company Funded Offering”) of Registrable Securities of such Requesting Holders representing at least the Minimum Demand Request Amount (which request shall specify the number of shares of Registrable Securities to be offered by such Requesting Holders, subject to reduction to the extent provided herein), the Company shall promptly (but in no event more than five Business Days after receipt of the applicable Demand Request) deliver written notice of such requested registration to all other Holders of Registrable Securities and shall use its reasonable best efforts to effect, as expeditiously as possible, an underwritten offering of (i) the Registrable Securities which the Company has been so requested to register by the Requesting Holders, (ii) all other Registrable Securities which the Company has been requested to register by any other Holder thereof by written request received by the Company within 15 days after the giving of such written notice by the Company (which request shall specify the number of shares of Registrable Securities to be offered by such Holder, subject to reduction as provided herein) and (iii) all shares of Company Common Stock that the Company may be required to allow to participate in such underwritten offering under the Existing Shareholder Agreement; provided, however, that (A) the Company shall not be required

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to effect any such underwritten offering within a period of six months after (x) the date of any other underwritten offering of Company Common Stock or (y) the effective date of any other registration or offering in which the Holders are permitted to participate pursuant to Section 1.03; and (B) the Company shall only be obligated to effect a total of two Company Funded Offerings.  Each underwritten offering under this Section 1.02 shall be at the Company’s own expense as provided in Section 1.02(c).  Promptly after the expiration of the 15-day period referred to in clause (ii) above, the Company shall notify all the Holders to be included in the underwritten offering of the identity of each such Holder and the number of shares of Registrable Securities requested to be included therein. The Requesting Holders may, at any time prior to the pricing of the applicable underwritten offering, revoke the applicable Demand Request, without liability (except as set forth in Section 1.02(c)) to any other Holders of Registrable Securities requested to be registered pursuant to this Section 1.02(b), by providing a written notice to the Company revoking such request.

(c)  Expenses.  The Company shall pay all Registration Expenses in connection with the Shelf Registration Statement and all underwritten offerings requested pursuant to Section 1.02(b) that are consummated.  The Company shall not be liable for Registration Expenses in connection with an underwritten offering that shall not have been consummated due to a revocation by the Holders requesting such underwritten offering (other than pursuant to the last sentence of Section 1.02(a)) unless (i) such Holders agree that such revoked underwritten offering counts as one of the Company Funded Offerings or (ii) at the time of such revocation, the Holders shall have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information.  Except as provided in the preceding sentence, the obligation to pay the Registration Expenses in connection with such revoked underwritten offering shall be due and payable by the Holders who participated in such underwritten offering or who initially requested and revoked such underwritten offering, and such expenses shall be borne by them in proportion to the number of shares of Registrable Securities requested by them to be registered.

(d)  Selection of Underwriters.  The Company shall have the right to select the underwriters for each Company Funded Offering; provided, however, that (i) the Holders selling a majority-in-interest of Registrable Securities to be sold in connection with the relevant registration shall have the right to select one joint lead bookrunning underwriter (but not the joint lead bookrunning underwriter that will be on the left of the cover page of any offering materials related to such registration or the stabilization agent), which joint lead bookrunning underwriter shall have participation in pricing and bookbuilding and shall be subject to the reasonable approval of the Company, and (ii) the Company shall be entitled to select no more than two additional joint lead bookrunning underwriters.

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(e)  Pro Rata Participation in Demand Registrations.  If a majority of the joint lead bookrunning underwriters selected in accordance with Section 1.02(d) shall advise the Company that, in their good faith view (based upon prevailing market conditions), the number of securities requested to be included in such registration (including securities which the Company requests to be included) exceeds the largest number of securities which can be sold without having a significant negative effect on the price at which such securities can be sold in such offering, the Company shall include the following Company Common Stock in the following order:

(i)  all Registrable Securities requested to be included in such underwritten offering pursuant to Section 1.02(b)(i) (provided, however, that if the number of Registrable Securities requested to be included in such underwritten offering pursuant to Section 1.02(b)(i) exceeds the number which the Company has been advised can be sold in such underwritten offering without having the negative effect referred to above, the number of such Registrable Securities included in such underwritten offering pursuant to this Section 1.02(e)(i) shall be that number of securities which the Company has been advised it can sell allocated pro rata among the Holders referred to in this Section 1.02(e)(i) on the basis of the shares of Registrable Securities each such Holder has requested to be included in such underwritten offering);

(ii)  to the extent that the number of Registrable Securities requested to be included in such underwritten offering pursuant to Section 1.02(b)(i) is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such underwritten offering without having the significant negative effect on pricing referred to above, all Registrable Securities requested to be included in such underwritten offering pursuant to Section 1.02(b)(ii) (provided, however, that if the number of Registrable Securities requested to be included in such underwritten offering pursuant to Section 1.02(b)(i), together with the Registrable Securities requested to be included in such underwritten offering pursuant to Section 1.02(b)(ii), exceeds the number which the Company has been advised can be sold in such offering without having the negative effect referred to above, the number of such Registrable Securities included in such underwritten offering pursuant to this Section 1.02(e)(ii) shall be that number of securities which the Company has been advised it can sell in excess of the number of Registrable Securities being included in such underwritten offering pursuant to Section 1.02(b)(i), allocated pro rata among the other Holders referred to in this Section 1.02(e)(ii) on the basis of the shares of Registrable Securities each such other Holder has requested to be included in such underwritten offering);

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(iii)  to the extent that the number of Registrable Securities requested to be included in such underwritten offering pursuant to Sections 1.02(b)(i) and 1.02(b)(ii) is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such underwritten offering without having the significant negative effect on pricing referred to above, all Company Common Stock requested to be included in such underwritten offering pursuant to the Existing Shareholders Agreement (provided, however, that if the number of Registrable Securities requested to be included in such underwritten offering pursuant to Sections 1.02(b)(i) and 1.02(b)(ii), together with the Company Common Stock requested to be included in such underwritten offering pursuant to the Existing Shareholders Agreement, exceeds the number which the Company has been advised can be sold in such offering without having the negative effect referred to above, the number of such Company Common Stock included in such underwritten offering pursuant to the Existing Shareholders Agreement shall be that number of securities which the Company has been advised it can sell in excess of the number of Registrable Securities being included in such underwritten offering pursuant to Sections 1.02(b)(i) and 1.02(b)(ii), allocated in accordance with the terms of the Existing Shareholders Agreement); and

(iv)  to the extent that the number of Registrable Securities and Company Common Stock requested to be included in such underwritten offering pursuant to Sections 1.02(b)(i) and 1.02(b)(ii) and the Existing Shareholders Agreement is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such underwritten offering without having the significant negative effect on pricing referred to above, any equity securities proposed to be sold by the Company (provided, however, that if the number of securities proposed to be sold by the Company, together with the number of Registrable Securities and Company Common Stock to be included in such underwritten offering pursuant to Sections 1.02(b)(i) and 1.02(b)(ii) and the Existing Shareholders Agreement, exceeds the number which the Company has been advised can be sold in such offering without having the negative effect referred to above, the number of such securities included in such underwritten offering pursuant to this Section 1.02(e)(iv) shall be that number of securities which the Company has been advised it can sell in excess of the number of Registrable Securities and Company Common Stock included in such underwritten offering pursuant to Sections 1.02(b)(i) and 1.02(b)(ii) and the Existing Shareholders Agreement).

SECTION 1.03. Certain Piggyback Registration Rights.  (a)  General.  If, at any time on or prior to the second anniversary of the date hereof, the Company at any time proposes to register any of its equity securities (the “Priority Securities”) under the Securities Act (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, (ii) relating to equity securities issuable upon exercise of employee stock or similar options or in connection with any employee benefit or similar plan of the Company, (iii) in connection with an acquisition by the Company of another entity or (iv) pursuant to a

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registration under Section 1.02), whether or not for sale for its own account (but not for the account of any Holder of Registrable Securities), in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it shall each such time, subject to the provisions of Section 1.03(b), give written notice to all Holders of record of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 1.03 at least 10 days prior to the anticipated filing date of the registration statement relating to such registration.  Such notice shall offer all such Holders the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request.  Upon the written request of any such Holder made within 10 days after the receipt of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder, subject to reduction as provided herein, and the intended method of disposition thereof), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so to be registered; provided, however, that (A) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or the original selling holders for whose account the registration has been made and (B) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 1.03(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Holders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of Holders under Section 1.02).  If a registration pursuant to this Section 1.03(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.  No registration effected under this Section 1.03 shall relieve the Company of its obligations under Section 1.02.  The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 1.03.  Nothing contained in this Section 1.03 shall create any liability on the part of the Company to the Holders if the Company should for any reason decide not to file a registration statement for which piggyback registration rights are available or withdraw such registration statement subsequent to its filing, regardless of any action Holders may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

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(b)  Priority in Piggyback Registrations.  If a registration pursuant to this Section 1.03 involves an underwritten offering and a majority of the joint lead bookrunning underwriters shall advise the Company that, in their good faith view (based primarily upon prevailing market conditions), the number of securities (including all Registrable Securities) which the Company, the Holders and any other Persons intend to include in such registration exceeds the largest number of securities which can be sold without having a significant negative effect on the price at which such securities can be sold in such offering, the Company will include in such registration in the following order:

(i)  all Registrable Securities requested to be included in such underwritten offering by the Holders pursuant to Section 1.03(a) and all Company Common Stock requested to be included in such underwritten offering pursuant to the Existing Shareholders Agreement (provided, however, that if the number of Registrable Securities requested to be included in such underwritten offering by the Holders pursuant to Section 1.03(a) and the Company Common Stock requested to be included in such underwritten offering pursuant to the Existing Shareholders Agreement exceeds the number which the Company has been advised can be sold in such underwritten offering without having the negative effect referred to above, the number of such Registrable Securities requested to be included in such underwritten offering by the Holders pursuant to Section 1.03(a) and the number of Company Common Stock requested to be included in such underwritten offering pursuant to the Existing Shareholders Agreement shall be allocated pro rata among all such requesting Holders and such requesting holders of Company Common Stock on the basis of the number of Registrable Securities and Company Common Stock each such other Holder or holder, respectively, has requested to be included in such underwritten offering); and

(ii)  to the extent that the number of Registrable Securities and Company Common Stock requested to be included in such underwritten offering pursuant to Section 1.03(a) and the Existing Shareholders Agreement, respectively, is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such underwritten offering without having the significant negative effect on pricing referred to above, all the Priority Securities (including any to be sold for the Company’s own account or for other holders of Priority Securities (other than for the account of any Holders)) (provided, however, that if the number of Registrable Securities and Company Common Stock requested to be included in such underwritten offering pursuant to Section 1.03(a) and the Existing Shareholders Agreement, together with the number of Priority Securities to be included in such underwritten offering pursuant to this clause (ii), exceeds the number which the Company has been advised can be sold in such offering without having the negative effect referred to above, the number of such Priority Securities to be included in such underwritten offering shall be allocated pro rata among all holders of Priority Securities on the basis of the number of Priority Securities each such holder has requested to be included in such underwritten offering).

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SECTION 1.04. Procedures.  (a)  If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration under the Securities Act as provided in this Agreement of any Registrable Securities, the Company shall, as expeditiously as possible:

(1)  notify each Holder of Registrable Securities covered by such registration statement when such registration statement or any amendment thereto has been filed or becomes effective;

(2)  notify each Holder of Registrable Securities covered by such registration statement of any notice from the SEC that there will be a review of such registration statement and promptly provide such Holders with a copy of any SEC comments received by the Company in connection therewith;

(3)  furnish, without charge, to each Holder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto, and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(4)  use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any underwriter of Registrable Securities covered by such registration statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder and each underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (4), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction in which it is not already subject to service of process;

(5)  use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

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(6)  immediately notify each of the joint lead bookrunning underwriters, if any, and each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and file with the SEC such amendment or supplement to such registration statement or prospectus and furnish to such Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(7)  enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification;

(8)  make available for inspection by any underwriter participating in any underwritten offering of Registrable Securities pursuant to Section 1.02, and any attorney, accountant or other agent retained by any such underwriter (collectively, the “Inspectors”), those financial and other records, organizational documents and properties of the Company and its controlled entities (collectively, “Records”), and cause the Company’s and its controlled entities’ officers, directors and employees to supply that information and respond to those inquiries reasonably requested by any such Inspector in connection with such registration statement, in each case under this paragraph (8) only to the extent reasonably necessary, as mutually determined by the Company and the applicable underwriters, to enable such underwriters to conduct their due diligence investigation;

(9)  use its reasonable best efforts to furnish to any underwriter participating in any underwritten offering pursuant to Section 1.02 a signed counterpart of a “cold comfort” letter from the Company’s independent public accountants who have audited the Company’s financial statements included or incorporated by reference in such registration statement (and prospectus included therein), in customary form and covering such matter of the type customarily covered by “cold comfort” letters delivered in connection with underwritten public offerings of securities as the underwriters reasonably request (and dated the dates such comfort letters are customarily dated);

(10)  use its reasonable best efforts to furnish to each underwriter participating in any underwritten offering pursuant to Section 1.02 a signed counterpart of an opinion and negative assurance letter of counsel from the Company’s outside counsel in customary form and covering such matters of the type customarily covered in opinions and negative assurance letters of counsel delivered in connection with underwritten public offerings of securities;

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(11)  cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings with the NASD; and

(12)  otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

(b)  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered or offered for the benefit of any Holder thereof that such Holder shall furnish to the Company such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be reasonably required in connection with the action taken by the Company.

(c)  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.04(a)(6), such Holder shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.04(a)(6), and, if so directed by the Company, such Holder shall deliver to the Company all copies (including any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities, current at the time of receipt of such notice.

SECTION 1.05. Holdback Agreements.  (a)  With respect to any underwritten public offering of Registrable Securities pursuant to this Agreement, each Holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Securities and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company or publicly announce an intention to do any of the foregoing (in each case, other than as part of such underwritten public offering) during the seven days prior to, and during the 90-day period which begins on the effective date of such registration statement, or, in the case of any underwritten offering under the Shelf Registration Statement, the closing date of such underwritten offering (which 90-day period shall be tolled to the extent of any blackouts upon the good faith declaration of any Disadvantageous Conditions in accordance with Section 1.02(a)) (except as part of such registration), and agrees further to enter into a customary lock-up with the underwriters of such offering; provided, however, that such Holder of Registrable Securities has received written notice of such registration at least 15 days prior to the anticipated beginning of the seven-day period referred to above.

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(b)  With respect to any underwritten public offering of Registrable Securities pursuant to this Agreement, the Company agrees not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the seven days prior to, and during the 90-day period which begins on, the effective date of such registration statement or, in the case of any underwritten offering under the Shelf Registration Statement, the closing date of such underwritten offering (which 90-day period shall be tolled to the extent of any blackouts upon the good faith declaration of any Disadvantageous Conditions in accordance with Section 1.02(a)) (except as part of such registration) and agrees further to enter into a customary lock-up with the underwriters of such offering.

(c)  During the term of this Agreement, each certificate evidencing Registrable Securities held of record or beneficially owned by a Holder shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS OF [  ], 2007, AMONG VERASUN ENERGY CORPORATION AND THE STOCKHOLDERS PARTY THERETO, AS AMENDED FROM TIME TO TIME.  A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF VERASUN ENERGY CORPORATION AT 100 22ND AVENUE, BROOKINGS, SOUTH DAKOTA 57006.”

(d)  Upon a Person ceasing to have rights and obligations under this Agreement pursuant to the terms hereof or upon termination of this Agreement, such Person may surrender to the Company any certificates held of record by such Person and bearing the legend set forth in Section 1.05(c), and upon surrender of such certificates, the Company shall reissue such certificates without such legend.

SECTION 1.06. Indemnification and Contribution.  (a)  To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Person who participates as an underwriter (any such Person being an “Underwriter”), each Holder of Registrable Securities to be sold in connection with the relevant registration (each such Holder being a “Seller”) and their respective partners, directors, officers and employees and each Person, if any, who controls any Seller or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

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(i)  against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) relating to such registration, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) relating to such registration, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)  against any and all reasonable expense whatsoever, as incurred (including, subject to Section 1.06(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Seller or Underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by such Seller or Underwriter expressly for use in a registration statement (or any amendment thereto) or any related prospectus (or any amendment or supplement thereto) or (B) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented registration statement or prospectus and the Company had furnished copies thereof to the Underwriter or Seller from which the Person asserting such loss, liability, claim, damage, judgment or expense purchased the securities that are the subject thereof on a timely basis prior to the applicable investment decision.

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(b)  Each Seller shall severally indemnify and hold harmless the Company, each Underwriter and the other Sellers, and each of their respective partners, directors, officers and employees (including each director and officer of the Company who signed the relevant registration statement) and each Person, if any, who controls the Company, any Underwriter or any other Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in Section 1.06(a) (provided, however, that any settlement of the type described therein is effected with the written consent of such Seller) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a registration statement or any related prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Seller expressly for use in such registration statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that an indemnifying Seller shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the securities sold by such indemnifying Seller and its affiliated indemnifying Sellers and distributed to the public were offered to the public (net of discounts and commissions paid by the indemnifying Seller in connection with such offering) exceeds (y) the amount of any damages which such indemnifying Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

(c)  Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party’s or parties’ expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other

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indemnified parties under this Agreement) at the indemnifying party’s or parties’ expense.  The indemnified party or parties shall have the right to engage separate counsel and participate in the defense of any action, but, except as stated above, the fees and expenses of such counsel shall be the expense of such indemnified party or parties.  If any indemnifying party or parties are not so entitled to assume the defense of such action or do not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement). In such event, however, no indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that if at any time the indemnified party or parties shall have requested the indemnifying party or parties to reimburse the indemnified party or parties for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party or parties shall be liable for any settlement of any proceeding effected without the written consent of such indemnifying party or parties if (x) such settlement is entered into more than 15 business days after receipt by such indemnifying party or parties of the aforesaid request accompanied by supporting documents reasonably satisfactory to the indemnifying party or parties and (y) such indemnifying party or parties shall not have reimbursed the indemnified party or parties in accordance with such request prior to the date of such settlement.  No indemnifying party or parties shall, without the prior written consent of the indemnified party or parties, effect any settlement of any action in respect of which any indemnified party or parties is a party, unless such settlement includes an unconditional release of such indemnified party or parties from all liability on claims that are the subject matter of such action.  If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

(d)  (i)  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 1.06 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable Sellers or Underwriters (including, in each case, that of their respective officers, directors, employees and agents), as the case may be, on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable Sellers or Underwriters (including, in each

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case, that of their respective officers, directors, employees and agents), as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Sellers or Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.06(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(ii)  The Company and each Seller agree that it would not be just and equitable if contribution pursuant to this Section 1.06 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding anything in this Section 1.06(d) to the contrary, in the case of distributions to the public, an indemnifying Seller shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the securities sold by such indemnifying Seller and its affiliated indemnifying Sellers and distributed to the public were offered to the public (net of discounts and commissions paid by the indemnifying Seller in connection with such offering) exceeds (B) the amount of any damages which such indemnifying Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii)  For purposes of this Section, each Person, if any, who controls a Seller or an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Seller or Underwriter; and each director of the Company, each officer of the Company who signed the relevant registration statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

SECTION 1.07. Miscellaneous.

(a)  Current Public Information.  The Company shall use its reasonable best efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times during the term of this Agreement.

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(b)  Maintenance of NYSE Listing.  At all times during the term of this Agreement, the Company shall use its reasonable best efforts to maintain the Company’s listing on the NYSE; provided, that if the Company is delisted from NYSE for any reason, it will use it reasonable best efforts to secure the listing of the Company’s Common Stock for trading on the best available exchange or automated quotation system, as reasonably determined by the Company, as soon as practicable thereafter.

(c)  Listing of Registrable Securities.  In compliance with the rules and requirements of the NYSE, the Company shall file an additional listing application with the NYSE covering the Registrable Securities.

(d)  No Inconsistent Agreements.  Neither the Company nor the Holders have, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement with respect to the Registrable Securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(e)  Complete Agreement.  This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supercede all prior agreements and understandings, whether written or oral, between or among the parties with respect to such subject matter.

(f)  Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Company and Holders of a majority-in-interest of the Registrable Securities; provided, however, that no amendment shall affect any rights or obligations of a Holder without the consent of such Holder.

(g)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail or air courier guaranteeing overnight delivery:

(i)  if to a Holder, at the most current address indicated for such Holder in the Company’s stock transfer records;

(ii)  if to the Company, at:

VeraSun Energy Corporation
100 22nd Avenue
Brookings, SD 57006
Attn:  General Counsel

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with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention: Faiza J. Saeed, Esq.

All such notices and communications shall be deemed to have been duly given when received.

The Holders or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

(h)  Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its successors and assigns.

(i)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k)  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of laws, except to the extent the substantive laws of the State of Delaware are mandatorily applicable under Delaware law.

(l)  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                   (m)  No Third Party Beneficiaries.  Except as provided in Section 1.06, this Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto.

(n)  Submission to Jurisdiction; Waivers.  With respect to any suit, action or proceeding relating to this Agreement (collectively, a “Proceeding”), each party to this Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the State of New York and the State of Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware; (b) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been

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brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party; (c) consents to the service of process at the address set forth for notices in Section 1.07(g) herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law; and (d) waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Proceeding.

(o)  Enforcement.  (i)  Each party hereto acknowledges that the other parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of any of the other parties to this Agreement were not performed in accordance with its terms, and it is therefore agreed that each party hereto, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each party hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

(ii) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

[signature pages follow]

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

VERASUN ENERGY CORPORATION,

by

Name:
Title:

[HOLDERS],

by

Name:
Title: